EXHIBIT 10.1

AMENDED AND RESTATED MULTICURRENCY CREDIT AGREEMENT
DATED EFFECTIVE AS OF DECEMBER 31, 2015,
AMONG
FENIX PARTS, INC.,
FENIX PARTS CANADA, INC.,
THE GUARANTORS FROM TIME TO TIME PARTY HERETO,
THE LENDERS FROM TIME TO TIME PARTY HERETO,
AND
BMO HARRIS BANK N.A.,
AS ADMINISTRATIVE AGENT

BMO CAPITAL MARKETS, AS SOLE LEAD ARRANGER AND SOLE BOOK RUNNER

4174363

EXHIBIT 10.1

Table of Contents

SECTION	HEADING	PAGE

Section 1.     Definitions; Interpretation                                    1
Section 1.1.        Definitions                                    1
Section 1.2.        Interpretation                                    37
Section 1.3.        Change in Accounting Principles                            38
Section 2.    The Credit Facilities                                    38
Section 2.1.        Term Loan Commitments                                38
Section 2.2.        Revolving Credit Commitments                            39
Section 2.3.        Letters of Credit                                    40
Section 2.4.        Applicable Interest Rates                                44
Section 2.5.        Minimum Borrowing Amounts; Maximum Eurodollar Loans                45
Section 2.6.        Manner of Borrowing Loans and Designating Applicable Interest Rates            45
Section 2.7.        Swing Loans                                    48
Section 2.8.        Maturity of Loans                                49
Section 2.9.        Prepayments                                    50
Section 2.10.        Default Rate                                    53
Section 2.11.        Evidence of Indebtedness                                54
Section 2.12.        Fees                                        55
Section 2.13.        Place and Application of Payments                            56
Section 2.14.        Non‑Business Days                                57
Section 2.15.        Payments Set Aside                                57
Section 2.16.        Account Debit                                    58
Section 2.17.        Commitment Terminations                                58
Section 2.18.        Replacement of Lenders                                58
Section 2.19.        Defaulting Lenders                                59
Section 2.20.        Cash Collateral for Fronting Exposure                        62
Section 2.21.        Increase in U.S. Revolving Credit Commitments                    63
Section 2.22.        Appointment and Authorization of U.S. Borrower.                    63
Section 2.23.        Appointment of U.S. Borrower as Agent for Borrowers;
Reliance by Administrative Agent                            64
Section 3.    Taxes; Change In Circumstances                                64
Section 3.1.        Taxes                                        64
Section 3.2.        Change of Law                                    68
Section 3.3.        Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR        68
Section 3.4.        Increased Costs                                    68
Section 3.5.        Funding Indemnity                                70
Section 3.6.        Discretion of Lender as to Manner of Funding                    70
Section 3.7.        Lending Offices; Mitigation Obligations                        71
Section 4.    Conditions Precedent                                    71
Section 4.1.        Initial Credit Event                                71
Section 4.2.        All Credit Events                                    73
Section 4.2.        Post Closing                                    74
Section 5.    Representations and Warranties                                74
Section 5.1.        Organization and Qualification                            74
Section 5.2.        Subsidiaries                                    74
Section 5.3.        Authority and Validity of Obligations                        75
Section 5.4.        Use of Proceeds; Margin Stock                            75
Section 5.5.        Financial Reports                                    76
Section 5.6.        No Material Adverse Change                            76
Section 5.7.        Full Disclosure                                    76
Section 5.8.        Intellectual Property, Franchises, and Licenses                    76
Section 5.9.        Governmental Authority and Licensing                        76
Section 5.10.        Good Title                                    76
Section 5.11.        Litigation and Other Controversies                            77
Section 5.12.        Taxes                                        77

Section 5.13.        Approvals                                    77
Section 5.14.        Affiliate Transactions                                77
Section 5.15.        Investment Company                                77
Section 5.16.        ERISA and Canadian Pension Plans                            77
Section 5.17.        Compliance with Laws                                78
Section 5.18.        OFAC                                        79
Section 5.19.     Canadian Anti Money Laundering Legislation                    79
Section 5.20.        Labor Matters                                    79
Section 5.21.        Other Agreements                                79
Section 5.22.        Solvency                                    80
Section 5.23.        No Default                                    80
Section 5.24.        No Broker Fees                                    80
Section 6.    Affirmative Covenants                                    80
Section 6.1.        Maintenance of Business                                80
Section 6.2.        Maintenance of Properties                                80
Section 6.3.        Taxes and Assessments                                80
Section 6.4.        Insurance                                    80
Section 6.5.        Financial Reports                                    81
Section 6.6.        Inspection; Field Audits                                83
Section 6.7.        ERISA; Canadian Pension Plans and Canadian Benefit Plans                84
Section 6.8.        Compliance with Laws                                85
Section 6.9.        Compliance with OFAC Sanctions Programs                        86
Section 6.10.        Formation of Subsidiaries                                86
Section 6.11.        Use of Proceeds; Margin Stock                            86
Section 6.12.        Guaranties and Collateral                                87
Section 7.    Negative Covenants and Financial Covenants                        88
Section 7.1.        Borrowings and Guaranties                            88
Section 7.2.        Liens                                        90
Section 7.3.        Investments, Acquisitions, Loans and Advances                    91
Section 7.4.        Mergers, Amalgamations, Consolidations and Sales                    92
Section 7.5.        Maintenance of Subsidiaries                            93
Section 7.6.        Dividends and Certain Other Restricted Payments                    93
Section 7.7.        Burdensome Contracts With Affiliates                        94
Section 7.8.        No Changes in Fiscal Year                                94
Section 7.9.        Change in the Nature of Business                            94
Section 7.10.        No Restrictions                                    94
Section 7.11.        Financial Covenants                                94
Section 8.    Events of Default and Remedies                                95
Section 8.1.        Events of Default                                    95
Section 8.2.        Non‑Bankruptcy Defaults                                97
Section 8.3.        Bankruptcy Defaults                                98
Section 8.4.        Collateral for Undrawn Letters of Credit                        98
Section 8.5.        Post‑Default Collections                                99
Section 8.6.        Implementation of CAM                                100
Section 9.    Administrative Agent                                    101
Section 9.1.        Appointment and Authority                            101
Section 9.2.        Rights as a Lender                                101
Section 9.3.        Action by Administrative Agent; Exculpatory Provisions                101
Section 9.4.        Reliance by Administrative Agent                            102
Section 9.5.        Delegation of Duties                                103
Section 9.6.        Resignation of Administrative Agent                        103
Section 9.7.        Non‑Reliance on Administrative Agent and Other Lenders                104
Section 9.8.        L/C Issuer and Swing Line Lender.                            105
Section 9.9.        Hedging Liability and Bank Product Obligations                    105
Section 9.10.        Designation of Additional Agents                            106
Section 9.11.        Authorization to Enter into, and Enforcement of, the
Collateral Documents; Possession of                        106
Section 9.12.        Authorization to Release, Limit or Subordinate Liens or to Release Guaranties         107
Section 9.13.        Authorization of Administrative Agent to File Proofs of Claim                107

‑ii‑

Section 10.    The Guarantees                                        108
Section 10.1.        The Guarantees                                    108
Section 10.2.        Guarantee Unconditional                                109
Section 10.3.        Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances        110
Section 10.4.        Subrogation                                    110
Section 10.5.        Subordination                                    110
Section 10.6.        Waivers                                        111
Section 10.7.        Limit on Recovery                                111
Section 10.8.        Stay of Acceleration                                111
Section 10.9.        Benefit to Guarantors                                111
Section 10.10.    Keepwell                                    111
Section 11.    Miscellaneous                                        112
Section 11.1.        Notices                                        112
Section 11.2.        Successors and Assigns                                113
Section 11.3.        Amendments                                    118
Section 11.4.        Costs and Expenses; Indemnification                        119
Section 11.5.        No Waiver, Cumulative Remedies                            121
Section 11.6.        Right of Setoff                                    121
Section 11.7.        Sharing of Payments by Lenders                            122
Section 11.8.        Survival of Representations                            123
Section 11.9.        Survival of Indemnities                                123
Section 11.10.    Counterparts, Integration; Effectiveness                        123
Section 11.11.    Headings                                    124
Section 11.12.    Severability of Provisions                                124
Section 11.13.    Construction                                    124
Section 11.14.    Excess Interest                                    124
Section 11.15.    Lender’s and L/C Issuer’s Obligations Several                    125
Section 11.16.    No Advisory or Fiduciary Responsibility                        125
Section 11.17.    Governing Law; Jurisdiction; Consent to Service of Process                126
Section 11.18.    Waiver of Jury Trial                                126
Section 11.19.    USA Patriot Act                                    127
Section 11.20.    Confidentiality                                    127
Section 11.21.    Canadian Anti‑Money Laundering Legislation                    127
Section 11.22.    Currency                                    128
Section 11.23.    Amendment and Restatement                            128
Section 11.24.    Time is of the Essence                                128

Exhibit A    -    Notice of Payment Request
Exhibit B    -    Notice of Borrowing
Exhibit C    -    Notice of Continuation/Conversion
Exhibit D‑1    -    Term Note
Exhibit D‑2    -    U.S. Revolving Note
Exhibit D‑3    -    Canadian Revolving Note
Exhibit D‑4    -    Swing Note
Exhibit E    -    Borrowing Base Certificate
Exhibit F    -    Compliance Certificate
Exhibit G    -    Additional Guarantor Supplement
Exhibit H    -    Assignment and Assumption
Exhibit I‑1     -    Form of U.S. Tax Compliance Certificate
Exhibit I‑2    -    Form of U.S. Tax Compliance Certificate
Exhibit I‑3    -    Form of U.S. Tax Compliance Certificate
Exhibit I‑4    -    Form of U.S. Tax Compliance Certificate
Exhibit J        -    Increase Request
Schedule 1    -    Commitments
Schedule 5.2    -    Subsidiaries
Schedule 7.1    -    Permitted Indebtedness
Schedule 7.3    -    Permitted Investments

AMENDED AND RESTATED MULTICURRENCY CREDIT AGREEMENT
This Amended and Restated Multicurrency Credit Agreement is entered into on March 30, 2016, and effective as of December 31, 2015, by and among Fenix Parts, Inc., a Delaware corporation (the “U.S. Borrower”), Fenix Parts Canada, Inc., a Canadian corporation (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers” and individually a “Borrower”), the direct and indirect Subsidiaries of U.S. Borrower from time to time party to this Agreement, as U.S. Guarantors, the direct and indirect Subsidiaries of Canadian Borrower from time to time party to this Agreement, as Canadian Guarantors, the several financial institutions from time to time party to this Agreement, as Lenders, and BMO Harris Bank N.A., a national banking association, as Administrative Agent as provided herein.
PRELIMINARY STATEMENT
A.    Borrowers and BMO Harris Bank N.A., individually as Lender and as Administrative Agent, are currently parties to the Credit Agreement dated as of May 19, 2015 (the “Existing Credit Agreement”) pursuant to which such Lender agreed to extend revolving and term credit facilities to Borrowers.
B.    Borrowers have requested that certain amendments be made to the Existing Credit Agreement and, for the sake of clarity and convenience, that the Existing Credit Agreement be restated in its entirety as so amended.
C.    This Agreement amends and restates the Existing Credit Agreement in its entirety and from and after the date of this Agreement, all references to the Existing Credit Agreement in any Loan Document or in any other instrument or document shall, without more, be deemed to refer to this Agreement. This Agreement shall become effective as of December 31, 2015, and supercedes all provisions of the Existing Credit Agreement as of such date, upon the execution of this Agreement by each of the parties hereto and fulfillment of the conditions precedent contained in Section 4.1 hereof.
NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.	DEFINITIONS; INTERPRETATION.
Section 1.1.    Definitions    . The following terms when used herein shall have the following meanings:
“Account Debtor” means any Person obligated to make payment on any Receivable.
“Acquired Business” means the entity or assets acquired by U.S. Borrower or a another Loan Party in an Acquisition, whether before or after the date hereof.
“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the equity interests of any Person (other than a Person that is a Subsidiary), or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that U.S. Borrower or another Loan Party is the surviving entity.
“Adjusted LIBOR” means, for any Borrowing of Eurodollar Loans, a rate per annum determined in accordance with the following formula:
Adjusted LIBOR    =     LIBOR
1 ‑ Eurodollar Reserve Percentage
“Administrative Agent” means BMO Harris Bank N.A., in his capacity as Administrative Agent hereunder, and any successor in such capacity pursuant to Section 9.6.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 5% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 5% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.
“Agreement” means this Amended and Restated Multicurrency Credit Agreement, as the same may be amended, modified, restated or supplemented from time to time pursuant to the terms hereof.
“Applicable Margin” means, with respect to Loans, Reimbursement Obligations, and the commitment fees and letter of credit fees payable under Section 2.12, until the first Pricing Date, the rates per annum shown opposite Level IV below, and thereafter from one Pricing Date to the next the Applicable Margin means the rates per annum determined in accordance with the following schedule (it being acknowledged and agreed that the Applicable Margin provided for in this Agreement shall become effective on January 1, 2016, and all amounts accrued prior to such date shall be determined in accordance with the Existing Credit Agreement):

Level	Total Leverage Ratio for Such Pricing Date	Applicable Margin for Base Rate Loans, Canadian Prime Rate Loans, and Reimbursement Obligations shall be:	Applicable Margin for Eurodollar Loans and Letter of credit Fee shall be:	Applicable Margin for Commitment Fee shall be:
IV	Greater than or equal to 2.75 to 1.0	2.25%	3.25%	0.375%
III	Less than 2.75 to 1.0, but greater than or equal to 2.25 to 1.0	1.50%	2.50%	0.25%
II	Less than 2.25 to 1.0, but greater than or equal to 1.50 to 1.0	1.00%	2.00%	0.25%
I	Less than 1.50 to 1.0	0.50%	1.50%	0.25%
For purposes hereof, the term “Pricing Date” means, for any fiscal quarter of U.S. Borrower ending on or after September 30, 2016, the date on which Administrative Agent is in receipt of U.S. Borrower’s most recent financial statements (and, in the case of the year‑end financial statements, audit report) for the fiscal quarter then ended, pursuant to Section 6.5. The Applicable Margin shall be established based on the Total Leverage Ratio for the most recently completed fiscal quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If U.S. Borrower has not delivered its financial statements by the date such financial statements (and, in the case of the year‑end financial statements, audit report) are required to be delivered under Section 6.5, until such financial statements and audit report are delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., Level IV shall apply). If U.S. Borrower subsequently delivers such financial statements before the next Pricing Date, the Applicable Margin established by such late delivered financial statements shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin established by such financial statements shall be in effect from the Pricing Date that occurs immediately after the end of the fiscal quarter covered by such financial statements until the next Pricing Date. Each determination of the Applicable Margin made by Administrative Agent in accordance with the foregoing shall be conclusive and binding on Borrowers and the Lenders absent manifest error.
If, as a result of any restatement of or other adjustment to the financial statements of U.S. Borrower or for any other reason, U.S. Borrower or Administrative Agent determines that (i) the Total Leverage Ratio as calculated by Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Total Leverage Ratio would have resulted in higher pricing for such period, Borrowers shall immediately and retroactively be obligated to pay to Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by Administrative Agent (or, after the occurrence of any Event of Default described in Section 8.1(j) or (k) with respect to any Borrower has occurred and is continuing, automatically and without further action by Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of Administrative Agent, any Lender or the L/C Issuer, as the case may be, under any other provision of the Loan Documents. Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.
“Application” is defined in Section 2.3(b).
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.2(b)), and accepted by Administrative Agent, in substantially the form of Exhibit H or any other form approved by Administrative Agent.
“Authorized Representative” means those persons shown on the list of officers provided by Borrowers pursuant to Section 4.1 or on any update of any such list provided by Borrowers to Administrative Agent, or any further or different officers of Borrowers so named by any Authorized Representative of Borrowers in a written notice to Administrative Agent.
“Bank Products” means each and any of the following bank products and services provided to any Loan Party by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards, charge cards, and purchasing cards), (b) stored value cards, and (c) depository, cash management, and treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
“Bank Product Obligations” of the Loan Parties means any and all of their obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Bank Products.
“Base Rate” means, for any day, the rate per annum equal to the greatest of: (a) the rate of interest announced or otherwise established by Administrative Agent from time to time as its prime commercial rate as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be Administrative Agent’s best or lowest rate), (b) the sum of (i) the rate determined by Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to Administrative Agent at approximately 10:00 a.m. (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by Administrative Agent for sale to Administrative Agent at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount for which such rate is being determined, plus (ii) 1/2 of 1%, and (c) the LIBOR Quoted Rate for such day plus 1.00%. As used herein, the term “LIBOR Quoted Rate” means, for any day, the rate per annum equal to the quotient of (i) the rate per annum (rounded upwards, if necessary, to the next higher one hundred‑thousandth of a percentage point) for deposits in U.S. Dollars for a one‑month interest period as reported on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time) as of 11:00 a.m. (London, England time) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) divided by (ii) one (1) minus the Eurodollar Reserve Percentage, provided that in no event shall the “LIBOR Quoted Rate” be less than 0.00%.
“Base Rate Loan” means a Loan bearing interest at the rate specified in Section 2.4(a).
“Borrower” and “Borrowers” each is defined in the introductory paragraph of this Agreement.
“Borrowing” means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Lenders under a Credit on a single date and, in the case of Eurodollar Loans, for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Lenders under a Credit according to their Percentages of such Credit. A Borrowing is “advanced” on the day Lenders advance funds comprising such Borrowing to Borrower, is “continued” on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is “converted” when such Borrowing is changed from one type of Loans to the other, all as determined pursuant to Section 2.6. Borrowings of Swing Loans are made by the Swing Line Lender in accordance with the procedures set forth in Section 2.7.
“Borrowing Base Certificate” means the certificate in the form of Exhibit E, or in such other form acceptable to Administrative Agent, to be delivered to Administrative Agent and the Lenders pursuant to Section 6.5.
“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to the advance or payment of a Canadian Revolving Loan, on which banks are not authorized or required to close in Toronto, Ontario. If the applicable Business Day relates to the determination of the LIBOR Index Rate, then Business Day means any day on which banks on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.
“CAM” means the mechanism for the allocation and exchange of interests in the credits and collections thereunder established under Section 8.6 hereof.
“CAM Exchange” means the exchange of the Lenders’ interests provided for in Section 8.6.
“CAM Exchange Date” means the first date after the Closing Date on which there shall occur any event described in subsection (j) or (k) of Section 8.1 with respect to any Borrower.
“CAM Percentage” means, as to each Lender, a fraction, expressed as a decimal to 12 decimal places, of which (a) the numerator shall be the sum of (i) the aggregate Obligations owed to such Lender and (ii) such Lender’s pro rata share of the aggregate outstanding L/C Obligations, if any, of such Lender, in each case immediately prior to the CAM Exchange Date and (b) the denominator shall be the sum of (i) the aggregate Obligations owed to all the Lenders and (ii) the aggregate outstanding L/C Obligations, in each case immediately prior to such CAM Exchange Date. For purposes of computing each Lender’s CAM Percentage, all Obligations which shall be denominated in Canadian Dollars shall be converted into U.S. Dollars at the exchange rate in effect as of the Business Day immediately preceding the CAM Exchange Date.
“Canadian AML Legislation” is defined in Section 11.21.
“Canadian Benefit Plans” shall mean all present and future material employee benefit plans of any nature or kind whatsoever that are not Canadian Pension Plans to which any Loan Party or any Subsidiary has any liability, contingent or otherwise, for employees or former employees in Canada, other than Canadian Union‑Administered Plans.
“Canadian Borrower” is defined in the introductory paragraph of this Agreement.
“Canadian Borrowing Base” means, as of any time it is to be determined, the sum of:
(a)    80% of the then outstanding unpaid amount of Eligible Receivables of the Canadian Loan Parties; plus
(b)    50% of the value (computed pursuant to the retail method of inventory valuation applied in accordance with GAAP, net of amounts for any step‑up in basis) of Eligible Inventory of the Canadian Loan Parties; minus
(c)    the sum of (i) Priority Payables then outstanding in respect of the Eligible Receivables and the Eligible Inventory of the Canadian Loan Parties, (ii) the sum of customer credits and reserves for returns as then established or otherwise maintained by the Canadian Loan Parties on their books and records, and (iii) the amount of reserves imposed from time to time on the Canadian Borrowing Base by Administrative Agent acting in its reasonable discretion;
provided that (i) Administrative Agent shall have the right upon five (5) Business Days’ notice to Borrowers to reduce the advance rates against Eligible Receivables and Eligible Inventory in its reasonable discretion based on results from any field audit or appraisal of the Collateral and (ii) the Canadian Borrowing Base shall be computed only as against and on so much of such Collateral as is included on the Borrowing Base Certificates furnished from time to time by Borrowers pursuant to this Agreement and, if required by Administrative Agent pursuant to any of the terms hereof or any Collateral Document, as verified by such other evidence reasonably required to be furnished to Administrative Agent pursuant hereto or pursuant to any such Collateral Document.
“Canadian Dollar Equivalent” means in relation to any Obligation or amount denominated in U.S. Dollars, the amount of Canadian Dollars which would be realized by converting U.S. Dollars into Canadian Dollars at the exchange rate quoted to Administrative Agent, at approximately 11:00 a.m. (Toronto time) on the date on which a computation thereof is required to be made by major banks in the interbank foreign exchange market for the purchase of Canadian Dollars for such currency.
“Canadian Dollars” and “Cdn$” each means the lawful currency of the Canada.
“Canadian Guarantee Agreement” means that certain Guarantee Agreement dated as of May 19, 2015, among Canadian Borrower, the Canadian Guarantors and Administrative Agent, as the same may be amended, modified, supplemented or restated from time to time
“Canadian Guarantors” means each direct and indirect Subsidiary of the Canadian Borrower, collectively.
“Canadian Insolvency Legislation” means legislation in Canada relating to reorganization, arrangement, compromise or re‑adjustment of debt, dissolution or winding‑up, or any similar legislation, and specifically includes for greater certainty the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding‑Up and Restructuring Act (Canada), as such legislation may be amended or replaced from time to time.
“Canadian Lender” means each Lender with a Canadian Revolving Credit Commitment.
“Canadian L/C Sublimit” means U.S. $2,500,000, as reduced pursuant to the terms hereof.
“Canadian L/C Issuer” means Bank of Montreal, in its capacity as the issuer of Canadian Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.3(h).
“Canadian L/C Obligations” means the aggregate undrawn face amounts of all outstanding Canadian Letters of Credit and all unpaid Canadian Reimbursement Obligations.
“Canadian Letter of Credit” is defined in Section 2.3(a).
“Canadian Loan Parties” means Canadian Borrower and each of the Canadian Guarantors, collectively.
“Canadian Participating Interest” is defined in Section 2.3(e).
“Canadian Participating Lender” is defined in Section 2.3(e).
“Canadian Pension Plan” means each plan which is a registered pension plan for the purposes of the Income Tax Act (Canada) established, maintained or contributed to by any Loan Party or any of its Subsidiaries having employees or former employees in Canada.
“Canadian Pension Regulator” is defined in Section 8.1(h) hereof.
“Canadian Prime Rate” means, for any day, the rate per annum equal to the greater of (a) the rate of interest per annum established by the Bank of Montreal as the reference rate of interest then in effect for determining interest rates on commercial loans denominated in Canadian Dollars made by it in Canada (it being acknowledged and agreed that such rate may not be the Bank of Montreal’s best or lowest rate) and (b) the CDOR Rate for 30 day Canadian Dollar banker’s acceptances applicable on such day plus 1/2 of 1%.
“Canadian Prime Rate Loan” means a Loan bearing interest at a rate specified in Section 2.4(c) hereof.
“Canadian Reimbursement Obligation” is defined in Section 2.3(c).
“Canadian Revolver Percentage” means, for each Lender, the percentage of the Canadian Revolving Credit Commitments represented by such Lender’s Canadian Revolving Credit Commitment or, if the Canadian Revolving Credit Commitments have been terminated, the percentage held by such Lender (including through participation interests in Canadian Reimbursement Obligations) of the aggregate principal amount of all Canadian Revolving Loans and Canadian L/C Obligations then outstanding.
“Canadian Revolving Credit” means the credit facility for making Canadian Revolving Loans and issuing Canadian Letters of Credit described in Section 2.2 and 2.3.
“Canadian Revolving Credit Commitment” means, as to any Lender, the obligation of such Lender to make Canadian Revolving Loans and to participate in Canadian Letters of Credit issued for the account of Canadian Borrower hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. Borrowers and the Lenders acknowledge and agree that the Canadian Revolving Credit Commitments of the Lenders aggregate U.S. $5,000,000 on the date hereof.
“Canadian Revolving Loan” is defined in Section 2.2(b) hereof and, as so defined, includes a Base Rate Loan, Eurodollar Loan, or Canadian Prime Rate Loan, each of which is a “type” of Canadian Revolving Loan hereunder.
“Canadian Revolving Note” is defined in Section 2.11 hereof.
“Canadian Security Agreement” means that certain Security Agreement dated as of May 19, 2015, among Canadian Borrower, the Canadian Guarantors and Administrative Agent, as Secured Party, as the same may be amended, modified, supplemented or restated from time to time.
“Canadian Union‑Administered Plans” means all present and future Canadian pension plans and Canadian employee benefit plans of any type whatsoever, administered entirely by a union or union representatives or by trustees of which at least half are union representatives, other than a plan in respect of which any director, officer, employee, agent or representative of any Loan Party or any Subsidiary has acted or is acting as a trustee or has been or is involved in the administration, to which any Loan Party or any Subsidiary has any liability, contingent or otherwise, for the benefit of current or former Canadian employees.
“Capital Expenditures” means, with respect to any Person for any period, the aggregate amount of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period for the acquisition or leasing (pursuant to a Capital Lease) of fixed or capital assets or additions to property, plant, or equipment (including replacements, capitalized repairs, and improvements) which should be capitalized on the balance sheet of such Person in accordance with GAAP.
“Capital Lease” means any lease of Property that in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.
“Capitalized Lease Obligation” means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.
“Cash Collateralize” means, to pledge and deposit with or deliver to Administrative Agent, for the benefit of one or more of the L/C Issuer or Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances subject to a first priority perfected security interest in favor of Administrative Agent or, if Administrative Agent and each applicable L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to Administrative Agent and each applicable L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or the Government of Canada or issued by any agency thereof and backed by the full faith and credit of the United States or the Government of Canada, in each case maturing within one (1) year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any province of Canada or any political subdivision of any such state or province or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (c) commercial paper maturing within one (1) year from the date of creation thereof and, at the time of acquisition, having a rating of at least A‑1 from S&P or at least P‑1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within one (1) year from the date of acquisition thereof issued by any bank organized under the Laws of the United States or any state thereof, the District of Columbia or Canada or any province thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) deposit accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the Laws of the United States or any state thereof or under the Bank Act (Canada), so long as the full amount maintained with any such other bank is fully insured by the Federal Deposit Insurance Corporation or the Canada Deposit Insurance Corporation, as applicable, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $250,000,000, having a term of not more than seven (7) days, with respect to securities satisfying the criteria in clauses (a) or (d) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System, and (g) investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (f) above.
“CDOR Rate” means on any date, with respect to a particular term as specified herein, the per annum rate of interest which is the rate based on an average rate applicable to Canadian Dollar bankers’ acceptances for the applicable term appearing on the “Reuters Screen CDOR Page” as of 10:00 A.M. (Toronto time) on such date, or if such date is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Administrative Agent after 10:00 A.M. (Toronto time) to reflect any error in any posted rate or in the posted average annual rate); provided, however, if such rate does not appear on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any date shall be calculated as the arithmetic mean of the rates for the term referred to above applicable to Canadian Dollar bankers’ acceptances quoted by the Bank of Montreal as of 10:00 A.M. (Toronto time) on such date, or if such date is not a Business Day, then on the immediately preceding Business Day.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof or (c) the making or issuance of any request, rule, guideline, interpretation, or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd‑Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by Administrative Agent for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means any of (a) the acquisition by any “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) at any time of beneficial ownership of 35% or more of the outstanding capital stock or other equity interests of U.S. Borrower on a fully diluted basis, (b) the failure of individuals who are members of the board of directors (or similar governing body) of U.S. Borrower on the Closing Date (together with any new or replacement directors whose initial nomination for election was approved by a majority of the directors who were either directors on the Closing Date or previously so approved) to constitute a majority of the board of directors (or similar governing body) of U.S. Borrower, or (c) any “Change of Control” (or words of like import), as defined in any agreement or indenture relating to any issue of Indebtedness of any Loan Party or any Subsidiary shall occur.
“Closing Date” means the date of this Agreement or such later Business Day upon which each condition described in Section 4.1 shall be satisfied or waived in a manner acceptable to Administrative Agent in its discretion.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.
“Collateral” means all properties, rights, interests, and privileges from time to time subject to the Liens granted to Administrative Agent, or any security trustee therefor, by the Collateral Documents.
“Collateral Account” is defined in Section 8.4(b).
“Collateral Access Agreement” means any landlord waiver, warehouse, processor or other bailee letter or other agreement, in form and substance satisfactory to Administrative Agent, between Administrative Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any Loan Party for any real property where any Collateral is located, as such landlord waiver, bailee letter or other agreement may be amended, restated, or otherwise modified from time to time.
“Collateral Documents” means the U.S. Security Agreement, Canadian Security Agreement and all other mortgages, deeds of trust, security agreements, pledge agreements, assignments, confirmation agreements, deeds of hypothecs, debentures and pledges of debentures, financing statements and other documents as shall from time to time secure or relate to the Secured Obligations or any part thereof.
“Commitments” means the U.S. Revolving Credit Commitments, the Canadian Revolving Credit Commitments, and the Term Loan Commitments.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414 of the Code.
“Credit” means any of the U.S. Revolving Credit, the Canadian Revolving Credit, or the Term Credit.
“Credit Event” means the advancing of any Loan, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, any Canadian Insolvency Legislation, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America, Canada or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.
“Defaulting Lender” means, subject to Section 2.19(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Loans) within two (2) Business Days of the date when due, (b) has notified Borrowers, Administrative Agent or any L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrowers, to confirm in writing to Administrative Agent and Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrowers), or (d) has, or has a direct or indirect parent company that has, at any time after the Closing Date (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19(b)) upon delivery of written notice of such determination to Borrowers, the L/C Issuer, the Swing Line Lender and each Lender.
“Designated Disbursement Account” means the account of the relevant Borrower maintained with Administrative Agent or its Affiliate and designated in writing to Administrative Agent as such Borrower’s Designated Disbursement Account (or such other account as the relevant Borrower and Administrative Agent may otherwise agree).
“Disposition” means the sale, lease, conveyance or other disposition of Property, other than sales or other dispositions expressly permitted under Sections 7.4(a), 7.4(b), or 7.4(d).
“Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary.
“Earn Out Obligations” means and includes any cash earn out obligations, performance payments or similar obligations of the Loan Parties (or any of their Subsidiaries) to any sellers arising out of or in connection with an Acquisition, but excluding any working capital adjustments or payments for services or licenses provided by such sellers.
“EBITDA” means, with reference to any period, Net Income for such period plus (a) all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period, (ii) federal, state, provincial, and local income taxes for such period, (iii) all amounts charged in accordance with GAAP for depreciation of fixed assets and amortization of intangible assets during such period, (iv) net amortization expense relating to below market real estate leases for such period, (v) amortization of inventory fair value adjustment for such period directly attributable to step-up in inventory values required under GAAP’s purchase accounting rules for such period, (vi) non‑cash stock compensation expense for such period, (vii) (1) for the measurement period ending March 31, 2016, the lesser of (x) $6,000,000 and (y) the product of 4 multiplied by the sum of the Inventory Build plus the Pricing Adjustment for the fiscal quarter ending March 31, 2016, (2) for the measurement period ending June 30, 2016, the lesser of (x) $3,000,000 and (y) the product of 2 multiplied by the sum of the Inventory Build plus the Pricing Adjustment for the fiscal quarters ending March 31, 2016, and June 30, 2016, (3) for the measurement period ending September 30, 2016, the lesser of (x) $2,250,000 and (y) the product of 4/3 multiplied by the sum of the Inventory Build plus the Pricing Adjustment for the fiscal quarters ending March 31, 2016, and June 30, 2016, and (4) for the measurement period ending December 31, 2016, the lesser of (x) $1,500,000 and (y) the sum of the Inventory Build plus the Pricing Adjustment for the fiscal quarters ending March 31, 2016, and June 30, 2016 (it being acknowledged that this clause (vii) shall be zero for all periods ending after December 31, 2016), (viii) for periods ending on or before December 31, 2016, non‑recurring accounting, tax, and legal expenses aggregating not more than $500,000; minus (b) the sum of (i) all tax credits for such period and (ii) all cash payments made during such period in respect of stock compensation expensed in a prior period. For purposes of this Agreement, (i) EBITDA of an Acquired Business shall be determined in a manner consistent with the foregoing determined by U.S. Borrower in good faith and established to the reasonable satisfaction of Administrative Agent and (ii) Permitted Acquisitions that have been consummated during any such period with respect to which EBITDA is calculated shall be deemed to have occurred on the first day of such period and EBITDA shall include the historical results of operations of the Acquired Business adjusted for non‑recurring expenses and non‑recurring revenue reasonably determined by U.S. Borrower in good faith and established to the reasonable satisfaction of, and subject to the approval of, Administrative Agent. For purposes of clause (vii) of this definition, “Inventory Build” means the current quarter spend on vehicles less the average spend on vehicles from the fiscal quarters ending September 30, 2015, and December 31, 2015, and “Pricing Adjustment” means the average price per vehicle during the four fiscal quarters ending December 31, 2015, less the current quarter average price per vehicle purchased, if greater than zero, multiplied by the number of vehicles purchased.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.2(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.2(b)(iii)).
“Eligible Inventory” means any raw materials or finished goods inventory of any Loan Party (other than packaging, crating and supplies inventory) that:
(a)    is an asset of such Person to which it has good and marketable title, is freely assignable, and is subject to a perfected, first priority Lien in favor of Administrative Agent free and clear of any other Liens (other than Liens permitted by Section 7.2(a) or (b) arising by operation of Law which are subordinate to the Liens in favor of Administrative Agent);
(b)    is located in the United States of America (in the case of a U.S. Loan Party) or Canada or the United States of America (in the case of a Canadian Loan Party) at a Permitted Collateral Location as set forth in (and as defined in) the U.S. Security Agreement (in the case of a U.S. Loan Party) or Canadian Security Agreement (in the case of a Canadian Loan Party) and, in the case of any location not owned by such Person, which is subject to a lease reasonably acceptable to the Administrative Agent and at all times subject to a Collateral Access Agreement;
(c)    is not bill‑and‑hold inventory or otherwise so identified to a contract to sell that it constitutes a Receivable;
(d)    is not covered by a warehouse receipt or similar document;
(e)    does not contain or bear any intellectual property rights licensed to the relevant Loan Party unless the Administrative Agent is satisfied that it may sell or otherwise dispose of such inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such inventory under the current licensing agreement;
(f)    all representations and warranties set forth in this Agreement and the relevant Collateral Documents are true and correct with respect thereto;
(g)    has not been delivered to any Canadian Loan Party in Canada within the preceding 30 days, or if it has been delivered to a Canadian Loan Party in Canada within the preceding 30 days, payment of such inventory has been made or the supplier has waived or lost its rights to repossession under the Bankruptcy and Insolvency Act (Canada), if applicable, or, to the extent applicable, any similar legislation or Law of general application including, without limitation, in connection with rights of revindication under the Civil Code of Quebec; and
(h)    is not otherwise deemed to be ineligible in the reasonable judgment of Administrative Agent (it being acknowledged and agreed that with five (5) Business Days prior written notice any inventory or categories thereof of any Loan Party may be deemed ineligible by Administrative Agent acting in is reasonable judgment).
“Eligible Line of Business” means any business engaged in as of the date of this Agreement by either Borrower or any of its Subsidiaries.
“Eligible Receivables” means any Receivable of any Loan Party that:
(a)    (i) arises out of the sale of goods or the performance of services in the ordinary course of business that is not contingent upon the completion of any further performance by such Loan Party or any other Person on its/their behalf, (ii) does not represent a pre‑billed Receivable or a progress billing or retainage amount, (iii) does not relate to the payment of interest, and (iv) is net of any deposits made by or for the account of the relevant Account Debtor;
(b)    is payable in U.S. Dollars (in the case of any Loan Party) or Canadian Dollars (in the case of any Canadian Loan Party) and the Account Debtor on such Receivable is located within the United States of America or Canada;
(c)    is the valid, binding and legally enforceable obligation of the Account Debtor obligated thereon and such Account Debtor(i) is not a Subsidiary or an Affiliate of any Loan Party, (ii) is not a shareholder, director, officer, or employee of any Loan Party or of any of its Subsidiaries, (iii) is not the United States of America or Canada, or any state, province, or political subdivision thereof, or any department, agency or instrumentality of any of the foregoing, unless the Assignment of Claims Act, the Financial Administration Act (Canada), or any similar state, provincial, or local statute, as the case may be, is complied with to the satisfaction of the Administrative Agent, (iv) is not a debtor under any proceeding under any Debtor Relief Law, (v) is not an assignor for the benefit of creditors, or (vi) has not sold all or substantially all of its assets;
(d)    is not evidenced by an instrument or chattel paper unless the same has been endorsed and delivered to Administrative Agent;
(e)    is an asset of such Person to which it has good and marketable title, is freely assignable, and is subject to a perfected, first priority Lien in favor of Administrative Agent free and clear of any other Liens (other than Liens permitted by Section 7.2(a) or (b) arising by operation of Law which are subordinate to the Liens in favor of Administrative Agent);
(f)    is not owing from an Account Debtor who is also a creditor or supplier of such Person, and is not subject to any offset, counterclaim or other defense with respect thereto;
(g)    no surety bond was required or given in connection with said Receivable or the contract or purchase order out of which the same arose;
(h)    is evidenced by an invoice to the Account Debtor dated not more than five (5) Business Days subsequent to the shipment date of the relevant inventory or completion of performance of the relevant services and is issued on ordinary trade terms requiring payment within 30 days of invoice date, and has not been invoiced more than once;
(i)    is not unpaid more than 90 days after the original invoice date or more than 60 days after the original due date, and which has not been written off the books of such Loan Party or otherwise designated as uncollectible;
(j)    is not owed by an Account Debtor who is obligated on Receivables more than 25% of the aggregate unpaid balance of which do not satisfy a time period specified in subsection (i) above unless Administrative Agent has approved the continued eligibility thereof;
(k)    would not cause the total Eligible Receivables owing from the Account Debtor and its Affiliates to exceed 25% of all Eligible Receivables;
(l)    is not owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit such Loan Party to seek judicial enforcement in such jurisdiction of payment of such Receivable, unless such Loan Party has filed such report or qualified to do business in such jurisdiction;
(m)    all representations and warranties set forth in this Agreement and the Collateral Documents are true and correct with respect thereto;
(n)    does not arise from a sale on a bill and hold, guaranteed sale, sale or return, sale on approval, consignment or any other repurchase or return basis; and
(o)    is not otherwise deemed to be ineligible in the reasonable judgment of Administrative Agent (it being acknowledged and agreed that with five (5) Business Days prior written notice any Receivable of any Loan Party may be deemed ineligible by Administrative Agent acting in its reasonable judgment).
“Environmental Claim” means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any abatement, removal, remedial, investigative, corrective or response action in connection with a Hazardous Material, Environmental Law or order of a governmental authority or (d) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
“Environmental Law” means any current or future Legal Requirement pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management, protection or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, investigation, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water or groundwater), and any amendment, rule, regulation, order or directive issued thereunder.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, costs of compliance, penalties or indemnities), of any Loan Party or any Subsidiary of a Loan Party directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other legally enforceable consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.
“Eurodollar Loan” means a Loan bearing interest at the rate specified in Section 2.4(b).
“Eurodollar Reserve Percentage” means the maximum reserve percentage, expressed as a decimal, at which reserves (including, without limitation, any emergency, marginal, special, and supplemental reserves) are imposed by the Board of Governors of the Federal Reserve System (or any successor) on “eurocurrency liabilities”, as defined in such Board’s Regulation D (or any successor thereto), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the relevant Loans shall be deemed to be “eurocurrency liabilities” as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.
“Event of Default” means any event or condition identified as such in Section 8.1.
“Event of Loss” means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property or (b) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.
“Excess U.S. Revolver Availability” means, as of any time the same is to be determined, the amount (if any) by which (a) the lesser of the U.S. Borrowing Base as then determined and computed or the U.S. Revolving Credit Commitments as then in effect exceeds (b) the aggregate principal amount of U.S. Revolving Loans, Swing Loans, and U.S. L/C Obligations then outstanding.
“Excluded Deposit Account” means a deposit account the balance of which consists exclusively of (and is identified when established as an account established solely for the purposes of) (a) withheld income Taxes and federal, state, provincial, local or foreign employment Taxes in such amounts as are required in the reasonable judgment of a Loan Party to be paid to the Internal Revenue Service or any other U.S., federal, state, provincial, or local or foreign government agencies within the following month with respect to employees of such Loan Party, (b) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3‑102 on behalf of or for the benefit of employees of any Loan Party, (c) amounts which are required to be pledged or otherwise provided as security pursuant to any requirement of any Governmental Authority or foreign pension requirement, and (d) amounts to be used to fund payroll obligations (including, but not limited to, amounts payable to any employment contracts between any Loan Party and their respective employees).
“Excluded Property” means (a) any equipment securing purchase money indebtedness or Capitalized Lease Obligations if the granting of a Lien to any third party is prohibited by the agreement(s) setting forth the terms and conditions applicable to such Indebtedness but only if such Indebtedness and the Liens securing the same are permitted by Sections 7.1(b) and 7.2(d) of the Credit Agreement, provided that if and when the prohibition which prevents the granting of a Lien in any such Property is removed, terminated or otherwise becomes unenforceable as a matter of Law (including, without limitation, the termination of any such security interest resulting from the satisfaction of the Indebtedness secured thereby), and notwithstanding any previous release of Lien provided by the Administrative Agent requested in connection with respect to any such Indebtedness, the Excluded Property will no longer include such Property and the Administrative Agent will be deemed to have, and at all times to have had, a security interest in such property and the Collateral will be deemed to include, and at all times to have included, such Property without further action or notice by any Person; (b) any permit or license issued to any Loan Party as the permit holder or licensee thereof or any lease to which any Loan Party is lessee thereof, in each case only to the extent and for so long as the terms of such permit, license, or lease effectively (after giving effect to Sections 9‑406 through 9‑409, inclusive, of the Uniform Commercial Code in the applicable state (or any successor provision or provisions) or the PPSA or any other applicable Law) prohibit the creation by such Loan Party of a security interest in such permit, license, or lease in favor of the Administrative Agent or would result in an effective invalidation, termination or breach of the terms of any such permit, license or lease (after giving effect to Sections 9‑406 through 9‑409, inclusive, of the Uniform Commercial Code in the applicable state (or any successor provision or provisions) or the PPSA or any other applicable Law), in each case unless and until any required consents are obtained, provided that the Excluded Property will not include, and the Collateral shall include and the security interest granted in the Collateral shall attach to, (x) all proceeds, substitutions or replacements of any such excluded items referred to herein unless such proceeds, substitutions or replacements would constitute excluded items hereunder, (y) all rights to payment due or to become due under any such excluded items referred to herein, and (z) if and when the prohibition which prevents the granting of a security interest in any such Property is removed, terminated, or otherwise becomes unenforceable as a matter of Law, the Administrative Agent will be deemed to have, and at all times to have had, a security interest in such property, and the Collateral will be deemed to include, and at all times to have included, such Property without further action or notice by any Person; (c) in the case of any U.S. Loan Party, equity interests of any Foreign Subsidiary of such U.S. Loan Party which, if granted, would cause a material adverse effect on the U.S. Borrower’s federal income tax liability, unless requested by the Administrative Agent after the occurrence and during the continuation of an Event of Default, provided that Excluded Property shall not include, and the Collateral shall include, (x) all voting and non‑voting equity interests of any Subsidiary of any Canadian Loan Party, (y) all non‑voting equity interests of a first‑tier Foreign Subsidiary owned by any U.S. Loan Party and (z) voting equity interests of a first‑tier Foreign Subsidiary owned by any U.S. Loan Party representing not more than 66% of the total voting power of all outstanding voting equity interests of such Foreign Subsidiary, with equity interests of such Foreign Subsidiary constituting “stock entitled to vote” within the meaning of Treasury regulation section 1.956‑2(c)(2) being treated as voting equity interests of such Foreign Subsidiary for purposes of this clause (c); and (d) Excluded Deposit Accounts.
“Excluded Swap Obligation” means any Swap Obligation of a Loan Party (other than the direct counterparty of such Swap Obligation) if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act at the time the Guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 2.18) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.1 amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.1(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Rate” means the fluctuating interest rate per annum described in part (i) of clause (b) of the definition of Base Rate.
“Financial Officer” of any Person means the chief financial officer, principal accounting officer, treasurer or controller of such Person.
“Fixed Charge Coverage Ratio” means, at any time the same is to be determined, the ratio of (a) EBITDA for the four (4) consecutive fiscal quarters of the U.S. Borrower then most recently completed less Unfinanced Capital Expenditures of the Borrowers and their Subsidiaries during such period to (b) Fixed Charges for the same four (4) consecutive fiscal quarters of the U.S. Borrower then ended; provided that, for purposes of computing clause (a) above for periods ending on or before September 30, 2016, (i) EBITDA shall be computed on March 31, 2016, for the quarter then ended multiplied by 4, (ii) EBITDA shall be computed on June 30, 2016, for the two quarters then ended multiplied by 2, and (iii) EBITDA shall be computed on September 30, 2016, for the three quarters then ended multiplied by 4/3.
“Fixed Charges” means, with reference to any period, the sum of (a) all payments of principal paid or required to be paid during such period with respect to Indebtedness of the Borrowers and their Subsidiaries (excluding payments on the Revolving Credits), including, for the avoidance of doubt, cash payments in respect of Earn Out Obligations (it being acknowledged that Earn Out Obligations paid in the form of the U.S. Borrower’s equity securities shall not be included as a Fixed Charge), (b) Interest Expense paid or required to be paid in cash for such period, and (c) federal, state, and local income taxes (and franchise taxes in lieu of income taxes) paid or required to be paid in cash by the Borrowers and their Subsidiaries during such period, and (d) Restricted Payments paid in cash during such period. For purposes of this Agreement, Permitted Acquisitions that have been consummated during any such period with respect to which Fixed Charges is calculated shall be deemed to have occurred on the first day of such period and Fixed Charges shall be deemed to include Fixed Charges arising from Indebtedness incurred to finance or assumed in connection with the Acquisition as if incurred or otherwise outstanding on the first day of such period as reasonably determined by U.S. Borrower in good faith and established to the reasonable satisfaction of, and subject to the approval of, Administrative Agent
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Subsidiary” means each Subsidiary which (a) is organized under the Laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia, (b) conducts substantially all of its business outside of the United States of America, and (c) has substantially all of its assets outside of the United States of America.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Percentage of outstanding Swing Loans made by the Swing Line Lender other than Swing Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.
“Governmental Authority” means the government of the United States of America or Canada or any other nation, or of any political subdivision thereof, whether state, provincial, or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra‑national bodies such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantors” means and includes (a) with respect to the Secured Obligations owing by the U.S. Loan Parties, each Domestic Subsidiary of the U.S. Borrower, and U.S. Borrower, in its capacity as a guarantor of the Secured Obligations of another U.S. Loan Party and (b) with respect to the Secured Obligations owing by the Canadian Loan Parties, each U.S. Loan Party and each Subsidiary of the Canadian Borrower, and Canadian Borrower, in its capacity as a guarantor of the Secured Obligations of another Canadian Loan Party.
“Guaranty Agreements” means and includes the Guarantee of the U.S. Loan Parties provided for in Section 10, the Canadian Guarantee Agreement, and any other guaranty agreement executed and delivered in order to guarantee the Secured Obligations or any part thereof in form and substance acceptable to the Administrative Agent.
“Hazardous Material” means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous, toxic, or a pollutant and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous,” “toxic,” or a “pollutant” or words of like import pursuant to an Environmental Law.
“Hazardous Material Activity” means any activity, event or occurrence involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Material.
“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Loan Party or its Subsidiaries shall be a Hedging Agreement.
“Hedging Liability” means the liability of any Loan Party to any of the Lenders, or any Affiliates of such Lenders in respect of any Hedging Agreement of the type permitted under Section 7.1(c) as such Loan Party may from time to time enter into with any one or more of the Lenders party to this Agreement or their Affiliates, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor); provided, however, that, with respect to any Guarantor, Hedging Liability Guaranteed by such Guarantor shall exclude all Excluded Swap Obligations.
“Hostile Acquisition” means the acquisition of the capital stock or other equity interests of a Person through a tender offer or similar solicitation of the owners of such capital stock or other equity interests which has not been approved (prior to such acquisition) by resolutions of the Board of Directors of such Person or by similar action if such Person is not a corporation, or as to which such approval has been withdrawn.
“Indebtedness” means for any Person (without duplication) (a) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (b) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business which are not more than 90 days past due, including, without limitation, Earn Out Obligations to the extent reflected as a liability on the balance sheet (net of letters of credit included in clause (e) below or cash collateral, in either case posted to secure such Earn Out Obligations) but excluding such Earn Out Obligations to be paid in the form of equity securities of the U.S. Borrower, (c) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (d) all Capitalized Lease Obligations of such Person, (e) all obligations of such Person on or with respect to letters of credit, bankers’ acceptances and other extensions of credit whether or not representing obligations for borrowed money, (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interest in such Person or any other Person or any warrant, right or option to acquire such equity interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends (determined exclusive of consideration required to be paid in shares of U.S. Borrower’s common stock), (g) all net obligations (determined as of any time based on the termination value thereof) of such Person under any interest rate, foreign currency, and/or commodity swap, exchange, cap, collar, floor, forward, future or option agreement, or any other similar interest rate, currency or commodity hedging arrangement; and (h) all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non‑recourse to such Person.
“Indemnified Taxes” means (a) all Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Interest Expense” means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of Borrowers and their Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
“Interest Payment Date” means (a) with respect to any Eurodollar Loan, the last day of each Interest Period with respect to such Eurodollar Loan and on the maturity date and, if the applicable Interest Period is longer than three (3) months, on each day occurring every three (3) months after the commencement of such Interest Period, (b) with respect to any Base Rate Loan (other than Swing Loans), the last day of every calendar quarter and on the maturity date, (c) with respect to any Canadian Prime Rate Loan, the last day of every calendar quarter and on the maturity date, and (d) as to any Swing Loan, (i) bearing interest by reference to the Base Rate, the last day of every calendar month, and on the maturity date and (ii) bearing interest by reference to the Swing Line Lender’s Quoted Rate, the last day of the Interest Period with respect to such Swing Loan, and on the maturity date.
“Interest Period” means the period commencing on the date a Borrowing of Eurodollar Loans or Swing Loans (bearing interest at the Swing Line Lender’s Quoted Rate) is advanced, continued, or created by conversion and ending (a) in the case of Eurodollar Loans, 1, 2, 3, or 6 months thereafter and (b) in the case of Swing Loans bearing interest at the Swing Line Lender’s Quoted Rate, on the date 1 to 5 Business Days thereafter as mutually agreed by the relevant Borrower and the Swing Line Lender, provided, that:
(i)    no Interest Period shall extend beyond the final maturity date of the relevant Loans;
(ii)    no Interest Period with respect to any portion of the Term Loans shall extend beyond a date on which the relevant Borrower is required to make a scheduled payment of principal on the Term Loans unless the sum of (a) the aggregate principal amount of Term Loans that are Base Rate Loans plus (b) the aggregate principal amount of Term Loans that are Eurodollar Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount to be paid on the Term Loans on such payment date;
(iii)    whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurodollar Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and
(iv)    for purposes of determining an Interest Period for a Borrowing of Eurodollar Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.
“IPO Registration Statement” means U.S. Borrower’s S‑1 Registration Statement filed with the SEC on April 8, 2015, and all amendments and supplements thereto.
“IRS” means the United States Internal Revenue Service.
“Laws” means, collectively, all international, foreign, Federal, state, provincial, and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of Law.
“L/C Issuer” means, (a) with respect to any Canadian Letter of Credit, the Canadian L/C Issuer and (b) with respect to any U.S. Letter of Credit, the U.S. L/C Issuer.
“L/C Obligations” means (i) with respect to Canadian Letter(s) of Credit, the Canadian L/C Obligations and (ii) with respect to U.S. Letter(s) of Credit, the U.S. L/C Obligations.
“L/C Sublimit” (i) with respect to Canadian Letters of Credit, the Canadian L/C Sublimit and (ii) with respect to U.S. Letter(s) of Credit, the U.S. L/C Sublimit.
“Legal Requirement” means any treaty, convention, statute, Law, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any Governmental Authority, whether federal, state, provincial or local.
“Lenders” means and includes BMO Harris Bank N.A., Bank of Montreal, and the other Persons listed on Schedule 1 and any other Person that shall have become party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context requires otherwise, the term “Lenders” includes the Swing Line Lender.
“Lending Office” is defined in Section 3.7.
“Letter of Credit” means a Canadian Letter of Credit or a U.S. Letter of Credit, as the context may require.
“LIBOR” means, for an Interest Period for a Borrowing of Eurodollar Loans, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to Administrative Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by three (3) or more major banks in the interbank eurodollar market selected by Administrative Agent for delivery on the first day of and for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made as part of such Borrowing, provided that in no event shall “LIBOR” be less than 0.00%.
“LIBOR Index Rate” means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred‑thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, as reported on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time) as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period.
“Lien” means any mortgage, lien, security interest, pledge, charge, hypothec, deemed trust, right or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code, PPSA or comparable Law of any jurisdiction.
“Loan” means any Revolving Loan (whether a U.S. Revolving Loan or Canadian Revolving Loan), Swing Loan, or Term Loan, whether outstanding as a Base Rate Loan, Canadian Prime Rate Loan or Eurodollar Loan or otherwise, each of which is a “type” of Loan hereunder.
“Loan Documents” means this Agreement, the Notes (if any), the Applications, the Collateral Documents, the Guaranty Agreements, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.
“Loan Parties” means U.S. Loan Parties and the Canadian Loan Parties.
“Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property, condition (financial or otherwise) or prospects of any Borrower or of the Loan Parties and their Subsidiaries taken as a whole, (b) a material impairment of the ability of any Loan Party to perform its material obligations under any Loan Document or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document or the rights and remedies of Administrative Agent and the Lenders thereunder or (ii) the perfection or priority of any Lien granted under any Collateral Document.
“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Loan Parties and its Subsidiaries in an aggregate principal amount exceeding $500,000 (or its U.S. Dollar Equivalent). For purposes of determining Material Indebtedness, the “obligations” of any Loan Party or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 110% of the Fronting Exposure of all L/C Issuers with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgages” means, collectively, each mortgage or deed of trust delivered to Administrative Agent pursuant to Section 6.12(c), as the same may be amended, modified, supplemented or restated from time to time.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Cash Proceeds” means, as applicable, (a) with respect to any Disposition by a Person, cash and cash equivalent proceeds received by or for such Person’s account, net of (i) reasonable direct costs relating to such Disposition, (ii) sale, use or other transactional taxes paid or payable by such Person as a direct result of such Disposition, and (iii) the principal amount of any Indebtedness permitted hereby which is secured by a prior perfected Lien on the asset subject to such Disposition and is required to be repaid in connection with such Disposition, (b) with respect to any Event of Loss of a Person, cash and cash equivalent proceeds received by or for such Person’s account (whether as a result of payments made under any applicable insurance policy therefor or in connection with condemnation proceedings or otherwise), net of reasonable direct costs incurred in connection with the collection of such proceeds, awards or other payments, and (c) with respect to any offering of equity securities of a Person or the issuance of any Indebtedness by a Person, cash and cash equivalent proceeds received by or for such Person’s account, net of reasonable legal, underwriting, and other fees and expenses incurred as a direct result thereof.
“Net Income” means, with reference to any period, the net income (or net loss) of Borrowers and their Subsidiaries for such period computed on a consolidated basis in accordance with GAAP; provided that there shall be excluded from Net Income (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or has merged into or consolidated with, a Borrower or another Subsidiary, and (b) the net income (or net loss) of any Person (other than a Subsidiary) in which a Borrower or any of its Subsidiaries has an equity interest in, except to the extent of the amount of dividends or other distributions actually paid to such Borrower or any of its Subsidiaries during such period.
“Net Worth” means, for any Person and at any time the same is to be determined, total shareholder’s equity (including capital stock, additional paid in capital, and retained earnings after deducting treasury stock) which would appear on the balance sheet of such Person in accordance with GAAP.
“Non‑Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 11.3 and (b) has been approved by the Required Lenders.
“Non‑Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” and “Notes” each is defined in Section 2.11.
“Obligations” means all obligations of the U.S. Borrower and the Canadian Borrower to pay principal and interest on the Loans, all Reimbursement Obligations owing under the Applications, all fees and charges payable hereunder, and all other payment obligations of any Borrower or any other Loan Party arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired; provided, that Obligations shall not include Excluded Swap Obligations.
“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.
“OFAC Event” means the event specified in Section 6.9.
“OFAC Sanctions Programs” means all Laws, regulations, and Executive Orders administered by OFAC, including without limitation the Bank Secrecy Act, anti‑money laundering Laws (including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107‑56 (a/k/a the USA Patriot Act)), and all economic and trade sanction programs administered by OFAC, any and all similar United States federal Laws, regulations or Executive Orders, and any similar Laws, regulations or orders adopted by any State within the United States.
“OFAC SDN List” means the list of the Specially Designated Nationals and Blocked Persons maintained by OFAC.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18).
“Participant” has the meaning assigned to such term in clause (d) of Section 11.2.
“Participant Register” has the meaning specified in clause (d) of Section 11.2.
“Participating Interest” means either a U.S. Participating Interest or a Canadian Participating Interest, as applicable.
“Participating Lender” means either a U.S. Participating Lender or a Canadian Participating Lender, as applicable.
“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.
“Percentage” means for any Lender its U.S. Revolver Percentage, Canadian Revolver Percentage, or Term Loan Percentage, as applicable; and where the term “Percentage” is applied on an aggregate basis (including Section 11.4(c)), such aggregate percentage shall be calculated by aggregating the separate components of the U.S. Revolver Percentage, Canadian Revolver Percentage and Term Loan Percentage, and expressing such components on a single percentage basis.
“Permitted Acquisition” means any Acquisition occurring after the Closing Date with respect to which all of the following conditions shall have been satisfied:
(a)    the Acquired Business is in an Eligible Line of Business and has its primary operations within the United States of America or Canada;
(b)    the Acquisition shall not be a Hostile Acquisition;
(c)    the Total Consideration for the Acquired Business shall not exceed $15,000,000 (or its U.S. Dollar Equivalent) unless the Acquisition has been consented to in writing by the Required Lenders;
(d)    Borrowers shall have notified Administrative Agent and Lenders not less than 30 days prior to any such Acquisition and furnished to Administrative Agent and Lenders at such time reasonable details as to such Acquisition (including sources and uses of funds therefor), and 3 year historical financial information and 3 year pro forma financial forecasts of the Acquired Business on a stand‑alone basis as well as of Borrowers on a consolidated basis after giving effect to the Acquisition and covenant compliance calculations reasonably satisfactory to Administrative Agent demonstrating satisfaction of the condition described in clause (g) below;
(e)    if the Acquisition involves a merger with U.S. Borrower, U.S. Borrower shall be the Person surviving the merger; if the Acquisition involves a merger or amalgamation with Canadian Borrower, Canadian Borrower shall be the Person surviving the merger or amalgamation;
(f)    if a new Subsidiary is formed or acquired, or any new locations (owned or leased) are acquired, as a result of or in connection with the Acquisition, Borrowers shall have complied with the requirements of Section 6.12 in connection therewith and any real estate leases entered into or assumed in connection with such Acquisition shall be reasonably acceptable to the Administrative Agent;
(g)    after giving effect to the Acquisition and any Credit Event in connection therewith, no Default or Event of Default shall exist, including with respect to the financial covenants contained in Section 7.11 on a pro forma basis (looking back four completed fiscal quarters as if the Acquisition occurred on the first day of such period and after giving effect to the payment of the purchase price for the Acquired Business);
(h)    unless the Total Consideration to be paid in connection with such Acquisition consists solely of the U.S. Borrower’s equity securities (in which case this clause (h) shall not apply), the pro forma ratio of Total Funded Debt of Borrowers and their Subsidiaries as of the last day of the most recent fiscal quarter to EBITDA of Borrowers and their Subsidiaries for such period (in each case, looking back four completed fiscal quarters as if the Acquisition occurred on the first day of such period and after giving effect to the payment of the purchase price for the Acquired Business) shall be less than 2.50 to 1.0;
(i)    EBITDA of the Acquired Business over the twelve (12) consecutive month period preceding the Acquisition shall be greater than zero; and
(j)    after giving effect to the Acquisition and any Credit Event in connection therewith, U.S. Borrower shall have not less than U.S. $3,000,000 of Excess U.S. Revolver Availability.
“Person” means any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.
“PPSA” means the Personal Property Security Act, as the same may, from time to time, be enacted and in effect in Ontario, provided that, if attachment, perfection or priority of the Administrative Agent’s Liens are governed by the personal property security Laws of any jurisdiction other than Ontario, “PPSA” shall mean those personal property security Laws in such other jurisdiction for the purposes of the provisions of this Agreement related to such attachment, perfection or priority and for the definitions related to such provisions.
“Premises” means the real property owned or leased by any Loan Party or any Subsidiary.
“Priority Payables” means, collectively: (a) the full amount of the obligations, liabilities or indebtedness of any Loan Party which: (i) have a trust, deemed trust or statutory lien imposed to provide for payment or a Lien, choate or inchoate, ranking or capable of ranking senior to or pari passu with Liens securing the Obligations on any Collateral under any applicable Laws; or (ii) have a right imposed to provide for payment ranking or capable of ranking senior to or pari passu with the Obligations under any applicable Laws, including, but not limited to, claims for unremitted and/or accelerated rents, utilities, taxes (including sales taxes and goods and services taxes and harmonized sales taxes and withholding taxes), amounts payable to an insolvency administrator, wages, employee withholdings or deductions and vacation pay, severance and termination pay, including pursuant to the Wage Earner Protection Program Act (Canada), government royalties and pension fund obligations (including any amounts representing any unfunded liability, solvency deficiency or wind‑up deficiency with respect to a Canadian Pension Plan); and (b) the amount equal to the aggregate value of any raw materials or finished goods inventory of any Loan Party which Administrative Agent, in good faith, and on a reasonable basis, considers is or may be subject to retention of title by a supplier or a right of a supplier to recover possession thereof, where such supplier’s right has priority over the Liens securing the Obligations, including, without limitation, such inventory subject to a right of a supplier to repossess goods pursuant to Section 81.1 of the Bankruptcy and Insolvency Act (Canada) or any other applicable Federal, state, provincial or other Laws granting revendication or similar rights to unpaid suppliers or any similar applicable Laws or any other applicable jurisdiction, including without limitation, the Civil Code of Quebec.
“Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Receivables” means all rights to the payment of a monetary obligation, now or hereafter owing, whether evidenced by accounts, instruments, chattel paper, or general intangibles.
“Recipient” means (a) Administrative Agent, (b) any Lender, and (c) any L/C Issuer, as applicable.
“Reimbursement Obligation” is defined in Section 2.3(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person's Affiliates.
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks or other receptacles containing or previously containing any Hazardous Material.
“Required Lenders” means, as of the date of determination thereof, (a) if there are two (2) or fewer Lenders, 100% of such Lenders and (b) if there are more than two (2) Lenders, two (2) or more Lenders whose outstanding Loans and interests in Letters of Credit and Unused Revolving Credit Commitments constitute more than 50% of the sum of the total outstanding Loans, interests in Letters of Credit, and Unused Revolving Credit Commitments of the Lenders. For purposes of calculating “Required Lenders”, an Obligation denominated in Canadian Dollars and the Unused Revolving Credit Commitments for the Canadian Revolving Credit Commitments shall be calculated using the U.S. Dollar Equivalent of such amount. To the extent provided in the last paragraph of Section 11.3, the total credit exposure (i.e., the unused Commitment, Loans, and interests in Swing Loans and Letters of Credit) of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Responsible Officer” of any person means any executive officer or Financial Officer of such Person and any other officer, general partner or managing member or similar official thereof with responsibility for the administration of the obligations of such person in respect of this Agreement whose signature and incumbency shall have been certified to Administrative Agent on or after the Closing Date pursuant to an incumbency certificate of the type contemplated by Section 4.1.
“Restricted Payments” is defined in Section 7.6.
“Revolver Percentage” means, for any Lender, its U.S. Revolver Percentage or Canadian Revolver Percentage, as applicable.
“Revolving Credit” the U.S. Revolving Credit or Canadian Revolving Credit, as applicable.
“Revolving Credit Commitment” means, as to any Lender, its U.S. Revolving Credit Commitment or Canadian Revolving Credit Commitment, as applicable.
“Revolving Loan” means any U.S. Revolving Loan or Canadian Revolving Loan, as applicable.
“Revolving Note” means any U.S. Revolving Note or Canadian Revolving Note, as applicable.
“S&P” means Standard & Poor’s Ratings Services Group, a division of The McGraw Hill Companies, Inc.
“Secured Obligations” means the Obligations, Hedging Liability, and Bank Product Obligations, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired (including all interest, costs, fees, and charges after the entry of an order for relief against any Loan Party in a case under the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against such Loan Party in any such proceeding); provided, however, that, with respect to any Guarantor, Secured Obligations Guaranteed by such Guarantor shall exclude all Excluded Swap Obligations.
“Secured Party” means (a) Administrative Agent, (b) each Lender (including the Swing Line Lender), (c) the L/C Issuer, (d) each Affiliate of a Lender to which any Loan Party is obligated in respect of Hedging Liability and/or Bank Product Obligations, and (e) each Related Party entitled to indemnification under Section 11.4. “Secured Party” shall also mean Administrative Agent (or its collateral trustee) for the benefit of the parties listed in (a)‑(e) above.
“Subsidiary” means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise expressly noted herein, the term “Subsidiary” means a Subsidiary of U.S. Borrower or of any of its direct or indirect Subsidiaries.
“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swing Line” means the credit facility for making one or more Swing Loans described in Section 2.7.
“Swing Line Lender” means BMO Harris Bank N.A., acting in its capacity as the Lender of Swing Loans hereunder, or any successor Lender acting in such capacity appointed pursuant to Section 11.2.
“Swing Line Lender’s Quoted Rate” is defined in Section 2.7(c).
“Swing Line Sublimit” means U.S. $5,000,000, as reduced pursuant to the terms hereof.
“Swing Loan” and “Swing Loans” each is defined in Section 2.7.
“Swing Note” is defined in Section 2.11.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Credit” means the credit facility for the Term Loans described in Section 2.1.
“Term Loan” is defined in Section 2.1 and, as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a “type” of Term Loan hereunder.
“Term Loan Commitment” means, as to any Lender, the obligation of such Lender to maintain outstanding under this Agreement the principal balance of the term loan outstanding under the Existing Credit Agreement on the Closing Date in the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof. Borrowers and the Lenders acknowledge and agree that the Term Loan Commitments of the Lenders aggregate U.S. 9,625,000.00 on the date hereof.
“Term Loan Maturity Date” means May 19, 2020.
“Term Loan Percentage” means, for each Lender, the percentage of the Term Loan Commitments represented by such Lender’s Term Loan Commitment or, if the Term Loan Commitments have been terminated or have expired, the percentage held by such Lender of the aggregate principal amount of all Term Loans then outstanding.
“Term Note” is defined in Section 2.11.
“Termination Date” means May 19, 2020, or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 2.17, 8.2 or 8.3.
“Total Consideration” means, with respect to an Acquisition, the sum (but without duplication) of (a) cash paid or payable in connection with any Acquisition, whether paid at or prior to or after the closing thereof, (b) indebtedness payable to the seller in connection with such Acquisition, including all “earn‑out” and other future payment obligations subject to the occurrence of any contingency (provided that, in the case of any future payment subject to a contingency, such shall be considered part of the Total Consideration to the extent of the reserve, if any, required under GAAP to be established in respect thereof by any Loan Party or any Subsidiary of a Loan Party), (c) the fair market value of any equity securities, including any warrants or options therefor, delivered in connection with any Acquisition, (d) the present value of covenants not to compete entered into in connection with such Acquisition or other future payments which are required to be made over a period of time and are not contingent upon any Loan Party or its Subsidiary meeting financial performance objectives (exclusive of salaries paid in the ordinary course of business) (discounted at the Base Rate), but only to the extent not included in clause (a), (b) or (c) above, and (e) the amount of indebtedness assumed in connection with such Acquisition.
“Total Funded Debt” means, at any time the same is to be determined, the sum (but without duplication) of (a) all Indebtedness of Borrower and its Subsidiaries at such time, and (b) all Indebtedness of any other Person which is directly or indirectly guaranteed by Borrower or any of its Subsidiaries or which Borrower or any of its Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which Borrower or any of its Subsidiaries has otherwise assured a creditor against loss.
“Total Leverage Ratio” means, as of the last day of any fiscal quarter of U.S. Borrower, the ratio of Total Funded Debt of Borrowers and their Subsidiaries as of the last day of such fiscal quarter to EBITDA of Borrowers and their Subsidiaries for the period of four fiscal quarters then ended.
“Unfunded Vested Liabilities” means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.
“Unfinanced Capital Expenditures” means, with respect to any period, the aggregate amount of Capital Expenditures made by Borrowers and their Subsidiaries during such period to the extent permitted by this Agreement and not financed with proceeds of Indebtedness; provided that any Capital Expenditures financed under either Revolving Credit shall be considered Unfinanced Capital Expenditures.
“Unused Canadian Revolving Credit Commitments” means, at any time, the difference between the aggregate Canadian Revolving Credit Commitments then in effect and the aggregate outstanding principal amount of Canadian Revolving Loans and Canadian L/C Obligations.
“Unused U.S. Revolving Credit Commitments” means, at any time, the difference between the aggregate U.S. Revolving Credit Commitments then in effect and the aggregate outstanding principal amount of U.S. Revolving Loans (determined exclusive of Swing Loans) and U.S. L/C Obligations.
“U.S. Borrower” is defined in the introductory paragraph of this Agreement.
“U.S. Borrowing Base” means, as of any time it is to be determined, the sum of:
(a)    80% of the then outstanding unpaid amount of Eligible Receivables of the U.S. Loan Parties; plus
(b)    50% of the value (computed pursuant to the retail method of inventory valuation applied in accordance with GAAP, net of amounts for any step‑up in basis) of Eligible Inventory of the U.S. Loan Parties; minus
(c)    the sum of (i) Priority Payables then outstanding in respect of the Eligible Receivables and the Eligible Inventory of the U.S. Loan Parties, (ii) the sum of customer credits and reserves for returns as then established or otherwise maintained by the U.S. Loan Parties on their books and records, and (iii) the amount of reserves imposed from time to time on the U.S. Borrowing Base by Administrative Agent acting in its reasonable discretion;
provided that (i) Administrative Agent shall have the right upon five (5) Business Days’ notice to Borrowers to reduce the advance rates against Eligible Receivables and Eligible Inventory in its reasonable discretion based on results from any field audit or appraisal of the Collateral and (ii) the U.S. Borrowing Base shall be computed only as against and on so much of such Collateral as is included on the Borrowing Base Certificates furnished from time to time by Borrowers pursuant to this Agreement and, if required by Administrative Agent pursuant to any of the terms hereof or any Collateral Document, as verified by such other evidence reasonably required to be furnished to Administrative Agent pursuant hereto or pursuant to any such Collateral Document.
“U.S. Dollars” and “$” each means the lawful currency of the United States of America.
“U.S. Dollar Equivalent” means (a) the amount of any Obligation denominated in U.S. Dollars, (b) in relation to any Obligation denominated in Canadian Dollars, the amount of U.S. Dollars which would be realized by converting Canadian Dollars into U.S. Dollars at the exchange rate quoted to the Administrative Agent, at approximately 11:00 a.m. (London time) three (3) Business Days prior to the date on which a computation thereof is required to be made by major banks in the interbank foreign exchange market for the purchase of U.S. Dollars for Canadian Dollars.
“U.S. Guarantors” means each direct and indirect Domestic Subsidiary of the U.S. Borrower, collectively.
“U.S. Letter of Credit” is defined in Section 2.3(a).
“U.S. L/C Issuer” means BMO Harris Bank N.A., in its capacity as the issuer of U.S. Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.3(h).
“U.S. L/C Sublimit” means U.S. $7,500,000, as reduced pursuant to the terms hereof.
“U.S. L/C Obligations” means the aggregate undrawn face amounts of all outstanding U.S. Letters of Credit and all unpaid U.S. Reimbursement Obligations.
“U.S. Lender” means each Lender with a U.S. Revolving Credit Commitment.
“U.S. Loan Parties” means U.S. Borrower and each U.S. Guarantors, collectively.
“U.S. Participating Interest” is defined in Section 2.3(e).
“U.S. Participating Lender” is defined in Section 2.3(e).
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Reimbursement Obligation” is defined in Section 2.3(c).
“U.S. Revolver Percentage” means, for each Lender, the percentage of the U.S. Revolving Credit Commitments represented by such Lender’s U.S. Revolving Credit Commitment or, if the U.S. Revolving Credit Commitments have been terminated, the percentage held by such Lender (including through participation interests in U.S. Reimbursement Obligations) of the aggregate principal amount of all U.S. Revolving Loans and L/C Obligations then outstanding.
“U.S. Revolving Credit” means the credit facility for making U.S. Revolving Loans and issuing Letters of Credit described in Sections 2.2 and 2.3.
“U.S. Revolving Credit Commitment” means, as to any Lender, the obligation of such Lender to make U.S. Revolving Loans and to participate in U.S. Letters of Credit in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof (including, without imitation, Section 2.21). Borrowers and the Lenders acknowledge and agree that the U.S. Revolving Credit Commitments of the Lenders aggregate U.S. $20,000,000 on the date hereof.
“U.S. Revolving Loan” is defined in Section 2.2(a) hereof and, as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a “type” of U.S. Revolving Loan hereunder.
“U.S. Revolving Note” is defined in Section 2.11 hereof.
“U.S. Security Agreement” means that certain Security Agreement dated as of May 19, 2015, among U.S. Borrower, the U.S. Guarantors and Administrative Agent, as Secured Party, as the same may be amended, modified, supplemented or restated from time to time.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in subsection (f) of Section 3.1.
“Voting Stock” of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.
“Welfare Plan” means a “welfare plan” as defined in Section 3(1) of ERISA.
“Wholly owned Subsidiary” means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors’ qualifying shares as required by Law) or other equity interests are owned by Borrower and/or one or more Wholly owned Subsidiaries within the meaning of this definition.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.
“Withholding Agent” means any Loan Party and Administrative Agent.
Section 1.2.    Interpretation    . The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any Law or regulation herein shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references to time of day herein are references to Chicago, Illinois, time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.
Section 1.3.    Change in Accounting Principles    . If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 5.5 and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either Borrowers or the Required Lenders may by notice to the Lenders and Borrowers, respectively, require that the Lenders and Borrowers negotiate in good faith to amend such covenants, standards, and terms so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of Borrowers and their Subsidiaries shall be the same as if such change had not been made. No delay by Borrowers or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 1.3, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, Borrowers shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.

SECTION 2.	THE CREDIT FACILITIES.
Section 2.1.    Term Loan Commitments    . Subject to the terms and conditions hereof, each U.S. Lender, by its acceptance hereof, severally agrees that the principal balance of the term loans outstanding and owing to such Lender under the Existing Credit Agreement in the amount of such Lender’s Term Loan Commitment on the Closing Date shall remain outstanding as a term loan under this Agreement (such amount for each Lender being referred to individually as a “Term Loan” and collectively for all the Lenders as the “Term Loans”), at which time its Term Loan Commitment shall then expire. As provided in Section 2.6(a), U.S. Borrower may elect that the Term Loans be outstanding as Base Rate Loans or Eurodollar Loans. No amount repaid or prepaid on any Term Loan may be borrowed again.
Section 2.2.    Revolving Credit Commitments    . (a) U.S. Revolving Credit Commitments. Subject to the terms and conditions hereof, each U.S. Lender, by its acceptance hereof, severally agrees to make a loan or loans (individually a “U.S. Revolving Loan” and collectively for all the U.S. Lenders the “U.S. Revolving Loans”) in U.S. Dollars to U.S. Borrower from time to time on a revolving basis up to the amount of such U.S. Lender’s U.S. Revolving Credit Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Termination Date. The sum of the aggregate principal amount of U.S. Revolving Loans, Swing Loans, and U.S. L/C Obligations at any time outstanding shall not exceed the lesser of (i) the U.S. Revolving Credit Commitments in effect at such time and (ii) the U.S. Borrowing Base as then determined and computed. Each Borrowing of U.S. Revolving Loans shall be made ratably by the U.S. Lenders in proportion to their respective U.S. Revolver Percentages. As provided in Section 2.6(a), U.S. Borrower may elect that each Borrowing of U.S. Revolving Loans be either Base Rate Loans or Eurodollar Loans. U.S. Revolving Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to the terms and conditions hereof. All U.S. Revolving Loans outstanding under the Existing Credit Agreement on the Closing Date shall remain outstanding as the initial Borrowing of U.S. Revolving Loans under this Agreement.
(b)    Canadian Revolving Credit Commitments. Subject to the terms and conditions hereof, each Canadian Lender, by its acceptance hereof, severally agrees to make a loan or loans (individually a “Canadian Revolving Loan” and collectively for all the Canadian Lenders the “Canadian Revolving Loans”) in Canadian Dollars or U.S. Dollars to Canadian Borrower from time to time on a revolving basis up to the amount of such Canadian Lender’s Canadian Revolving Credit Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Termination Date. The sum of the U.S. Dollar Equivalent of the aggregate principal amount of Canadian Revolving Loans and Canadian L/C Obligations at any time outstanding shall not exceed the lesser of (i) the Canadian Revolving Credit Commitments in effect at such time and (ii) the Canadian Borrowing Base as then determined and computed. Each Borrowing of Canadian Revolving Loans shall be made ratably by the Canadian Lenders in proportion to their respective Canadian Revolver Percentages. As provided in Section 2.6(a), Canadian Borrower may elect that Canadian Revolving Loans be outstanding (i) if denominated in Canadian Dollars, as Canadian Prime Rate Loans and (ii) if denominated in U.S. Dollars, as Base Rate Loans or Eurodollar Loans. Canadian Revolving Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to the terms and conditions hereof. All Canadian Revolving Loans outstanding under the Existing Credit Agreement on the Closing Date shall remain outstanding as the initial Borrowing of Canadian Revolving Loans under this Agreement.
Section 2.3.    Letters of Credit    .
(a)    General Terms. (i) Subject to the terms and conditions hereof, as part of the U.S. Revolving Credit, the U.S. L/C Issuer shall issue standby and commercial letters of credit (each a “U.S. Letter of Credit”) for the account of U.S. Borrower in an aggregate undrawn face amount up to the U.S. L/C Sublimit. Each U.S. Letter of Credit shall be issued by the U.S. L/C Issuer, but each U.S. Lender shall be obligated to reimburse the U.S. L/C Issuer for such Lender’s U.S. Revolver Percentage of the amount of each drawing thereunder and, accordingly, each U.S. Letter of Credit shall constitute usage of the U.S. Revolving Credit Commitment of each U.S. Lender pro rata in an amount equal to its U.S. Revolver Percentage of the U.S. L/C Obligations then outstanding. For purposes of this Agreement and the other Loan Documents, the letters of credit issued for the account of U.S. Borrower under the Existing Credit Agreement and outstanding on the Closing Date shall be deemed to be U.S. Letters of Credit issued under and subject to the terms of this Agreement.
(ii)    Subject to the terms and conditions hereof, as part of the Canadian Revolving Credit, the Canadian L/C Issuer shall issue standby and commercial letters of credit (each a “Canadian Letter of Credit”) for the account of Canadian Borrower in an aggregate undrawn face amount up to the Canadian L/C Sublimit. Each Canadian Letter of Credit shall be issued by the Canadian L/C Issuer, but each Canadian Lender shall be obligated to reimburse the Canadian L/C Issuer for such Lender’s Canadian Revolver Percentage of the amount of each drawing thereunder and, accordingly, each Canadian Letter of Credit shall constitute usage of the Canadian Revolving Credit Commitment of each Canadian Lender pro rata in an amount equal to its Canadian Revolver Percentage of the Canadian L/C Obligations then outstanding. For purposes of this Agreement and the other Loan Documents, the letters of credit issued for the account of Canadian Borrower under the Existing Credit Agreement and outstanding on the Closing Date shall be deemed to be Canadian Letters of Credit issued under and subject to the terms of this Agreement.
(b)    Applications. At any time before the Termination Date, the relevant L/C Issuer shall, at the request of the relevant Borrower, issue one or more Letters of Credit (in U.S. Dollars in the case of U.S. Letters of Credit and either in U.S. Dollars or Canadian Dollars in the case of Canadian Letters of Credit), in a form satisfactory to the relevant L/C Issuer, with expiration dates no later than the earlier of 12 months from the date of issuance (or which are cancelable not later than 12 months from the date of issuance and each renewal) or sixty (60) days prior to the Termination Date, in an aggregate face amount as set forth above, upon the receipt of an application duly executed by the relevant Borrower in the form then customarily prescribed by such L/C Issuer for the Letter of Credit requested (each an “Application”). Each Borrower agrees that if on the Termination Date any Letters of Credit issued for the account of such Borrower remain outstanding, such Borrower shall then deliver to Administrative Agent, without notice or demand, Cash Collateral in an amount equal to 110% of the aggregate amount of each such Letter of Credit then outstanding (which shall be held by Administrative Agent pursuant to the terms of Section 8.4). Notwithstanding anything contained in any Application to the contrary: (i) the relevant Borrower shall pay fees in connection with each Letter of Credit as set forth in Section 2.12, (ii) except as otherwise provided in Sections 2.9, 2.19 or 2.20, unless an Event of Default exists, the relevant L/C Issuer will not call for the funding by the relevant Borrower of any amount under a Letter of Credit before being presented with a drawing thereunder, and (iii) if the relevant L/C Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the relevant Borrower’s obligation to reimburse the L/C Issuer for the amount of such drawing shall bear interest (which such Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to (x) in the case of a Letter of Credit issued in U.S. Dollars, the sum of the Applicable Margin plus the Base Rate from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed) and (y) in the case of a Letter of Credit issued in Canadian Dollars, the sum of the Applicable Margin plus the Canadian Prime Rate from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed). If a L/C Issuer issues any Letter of Credit with an expiration date that is automatically extended unless such L/C Issuer gives notice that the expiration date will not so extend beyond its then scheduled expiration date, unless Administrative Agent or the Required Lenders instruct the L/C Issuer otherwise, such L/C Issuer will give such notice of non‑renewal before the time necessary to prevent such automatic extension if before such required notice date: (i) the expiration date of such Letter of Credit if so extended would be after the Termination Date, (ii) the relevant Revolving Credit Commitments have been terminated, or (iii) a Default or an Event of Default exists and either Administrative Agent or the Required Lenders (with notice to Administrative Agent) have given such L/C Issuer instructions not to so permit the extension of the expiration date of such Letter of Credit. Each L/C Issuer agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the relevant Borrower subject to the conditions of Section 4 and the other terms of this Section 2.3.
(c)    The Reimbursement Obligations. Subject to Section 2.3(b), the obligation of a Borrower to reimburse the relevant L/C Issuer for all drawings under a Letter of Credit (an “U.S. Reimbursement Obligation” in the case of any U.S. Letter of Credit and a “Canadian Reimbursement Obligation” in the case of any Canadian Letters of Credit) shall be governed by the Application related to such Letter of Credit, except that reimbursement shall be made by no later than 12:00 Noon on the date when each drawing is to be paid if the relevant Borrower has been informed of such drawing by the L/C Issuer on or before 11:00 a.m. on the date when such drawing is to be paid or, if notice of such drawing is given to such Borrower after 11:00 a.m. on the date when such drawing is to be paid, by no later than 12:00 Noon on the following Business Day, in immediately available funds at Administrative Agent’s principal office in Chicago, Illinois, or such other office as Administrative Agent may designate in writing to such Borrower (who shall thereafter cause to be distributed to the relevant L/C Issuer such amount(s) in like funds). If a Borrower does not make any such reimbursement payment on the date due and the Participating Lenders fund their participations therein in the manner set forth in Section 2.3(e) below, then all payments thereafter received by Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 2.3(e) below.
(d)    Obligations Absolute. Each Borrower’s obligation to reimburse L/C Obligations owing by it as provided in subsection (c) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the relevant Application under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by a L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower’s obligations hereunder. None of Administrative Agent, the Lenders, or the L/C Issuer shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the relevant L/C Issuer; provided that the foregoing shall not be construed to excuse the relevant L/C Issuer from liability to the relevant Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable Law) suffered by such Borrower that are caused by the relevant L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the L/C Issuer (as determined by a court of competent jurisdiction by final and nonappealable judgment), the L/C Issuer shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, a L/C Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(e)    The Participating Interests. Each U.S. Lender (other than the U.S. Lender acting as U.S. L/C Issuer in issuing the relevant U.S. Letter of Credit), by its acceptance hereof, severally agrees to purchase from the U.S. L/C Issuer, and the U.S. L/C Issuer hereby agrees to sell to each such Lender (a “U.S. Participating Lender”), an undivided percentage participating interest (a “U.S. Participating Interest”), to the extent of its U.S. Revolver Percentage, in each U.S. Letter of Credit issued by, and each U.S. Reimbursement Obligation owed to, the U.S. L/C Issuer; and each Canadian Lender (other than the Canadian Lender acting as Canadian L/C Issuer in issuing the relevant Canadian Letter of Credit), by its acceptance hereof, severally agrees to purchase from the Canadian L/C Issuer, and the Canadian L/C Issuer hereby agrees to sell to each such Canadian Lender (a “Canadian Participating Lender”), an undivided percentage participating interest (a “Canadian Participating Interest”), to the extent of its Canadian Revolver Percentage, in each Canadian Letter of Credit issued by, and each Canadian Reimbursement Obligation owed to, the Canadian L/C Issuer. Upon any failure by a Borrower to pay any Reimbursement Obligation at the time required on the date the related drawing is to be paid, as set forth in Section 2.3(c) above, or if the L/C Issuer is required at any time to return to a Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a certificate in the form of Exhibit A from the relevant L/C Issuer (with a copy to Administrative Agent) to such effect, if such certificate is received before 1:00 p.m., or not later than 1:00 p.m. the following Business Day, if such certificate is received after such time, pay to Administrative Agent for the account of the relevant L/C Issuer an amount equal to such Participating Lender’s relevant Revolver Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by such L/C Issuer to the date of such payment by such Participating Lender at a rate per annum equal to: (i) from the date the related payment was made by the L/C Issuer to the date two (2) Business Days after payment by such Participating Lender is due hereunder, at the greater of the Federal Funds Rate (or, in the case of a Loan denominated in Canadian Dollars, the CDOR Rate for each such day as determined by Administrative Agent) and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, (x) in the case of a U.S. Reimbursement Obligation, the Base Rate in effect for each such day and (y) in the case of a Canadian Reimbursement Obligation, the Canadian Prime Rate in effect for each such day. Each such Participating Lender shall thereafter be entitled to receive its applicable Revolver Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the L/C Issuer retaining its relevant Revolver Percentage thereof as a Lender hereunder. The several obligations of the Participating Lenders to the L/C Issuer(s) under this Section shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set off, counterclaim or defense to payment which any Participating Lender may have or have had against any Borrower, the L/C Issuer(s), Administrative Agent, any Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Commitment of any Lender, and each payment by a Participating Lender under this Section shall be made without any offset, abatement, withholding or reduction whatsoever.
(f)    Indemnification. The relevant Participating Lenders shall, to the extent of their respective Revolver Percentages, indemnify the relevant L/C Issuer (to the extent not reimbursed by the relevant Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such L/C Issuer’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment) that such L/C Issuer may suffer or incur in connection with any Letter of Credit issued by it. The obligations of the Participating Lenders under this subsection (f) and all other parts of this Section shall survive termination of this Agreement and of all Applications, Letters of Credit, and all drafts and other documents presented in connection with drawings thereunder.
(g)    Manner of Requesting a Letter of Credit. A Borrower shall provide at least five (5) Business Days’ advance written notice to Administrative Agent of each request for the issuance of a Letter of Credit, such notice in each case to be accompanied by an Application for such Letter of Credit properly completed and executed by such Borrower and, in the case of an extension or amendment or an increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to Administrative Agent and the relevant L/C Issuer, in each case, together with the fees called for by this Agreement. Administrative Agent shall promptly notify the relevant L/C Issuer of Administrative Agent’s receipt of each such notice (and such L/C Issuer shall be entitled to assume that the conditions precedent to any such issuance, extension, amendment or increase have been satisfied unless notified to the contrary by Administrative Agent or the Required Lenders) and such L/C Issuer shall promptly notify Administrative Agent and the Lenders of the issuance of the Letter of Credit so requested.
(h)    Replacement of the L/C Issuer. A L/C Issuer may be replaced at any time by written agreement among Borrowers, Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. Administrative Agent shall notify the Lenders of any such replacement of the L/C Issuer. At the time any such replacement shall become effective, the relevant Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer. From and after the effective date of any such replacement (i) the successor L/C Issuer shall have all the rights and obligations of the relevant L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “L/C Issuer ” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuers, as the context shall require. After the replacement of a L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
Section 2.4.    Applicable Interest Rates    .
(a)    Base Rate Loans. Each Base Rate Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, or created by conversion from a Eurodollar Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable by the relevant Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).
(b)    Eurodollar Loans. Each Eurodollar Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or continued, or created by conversion from a Base Rate Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBOR applicable for such Interest Period, payable by the relevant Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).
(c)    Canadian Prime Rate Loans. Each Canadian Prime Rate Loan shall bear interest (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Canadian Base Rate from time to time in effect, payable by the Canadian Borrower on each Interest Payment Date, and at maturity (whether by acceleration or otherwise).
(d)    Rate Determinations. Administrative Agent shall determine each interest rate applicable to the Loans and the Reimbursement Obligations hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error.
(e)    Interest Act (Canada). For the purpose of complying with Interest Act (Canada), it is expressly stated that where interest is calculated pursuant to a rate based on a 365 or 366 day period (the “first rate”), the yearly rate or percentage of interest to which the first rate is equivalent is the first rate multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 365 or 366 (as may be applicable). Canadian Borrower and the Canadian Lenders acknowledge and agree that there is a material distinction between the nominal and effective rates of interest and that they are capable of making the calculations necessary to compare such rates and that the rates of interest charged under this Agreement in respect of Obligations owing by Canadian Borrower are intended to be based on the nominal rate method and are not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.
Section 2.5.    Minimum Borrowing Amounts; Maximum Eurodollar Loans    . Each Borrowing of Base Rate Loans advanced under a Credit shall be in an amount not less than U.S. $100,000 or such greater amount which is an integral multiple of U.S. $50,000. Each Borrowing of Eurodollar Loans advanced, continued or converted under a Credit shall be in an amount equal to U.S. $1,000,000 or such greater amount which is an integral multiple of U.S. $500,000. Each Borrowing of Canadian Prime Rate Loans shall be in an amount not less than the U.S. Dollar Equivalent of U.S. $100,000 or such greater amount which is an integral multiple of U.S. $50,000. Without Administrative Agent’s consent, there shall not be more than 8 Borrowings of Eurodollar Loans outstanding hereunder at any one time.
Section 2.6.    Manner of Borrowing Loans and Designating Applicable Interest Rates    .
(a)     Notice to Administrative Agent. The relevant Borrower shall give notice to Administrative Agent by no later than 10:00 a.m.: (i) at least three (3) Business Days before the date on which such Borrower requests the Lenders to advance a Borrowing of Eurodollar Loans and (ii) on the date such Borrower requests the Lenders to advance a Borrowing of Base Rate Loans or, in the case of Canadian Borrower, Canadian Prime Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, subject to the terms and conditions hereof, the relevant Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to the minimum amount requirement for each outstanding Borrowing set forth in Section 2.5, a portion thereof, as follows (except in the case of Canadian Prime Rate Loans which may not be converted to another type of interest rate option hereunder but must first be repaid before Canadian Borrower elects to have such amount, or any part thereof, consist of another type of Borrowing hereunder): (i) if such Borrowing is of Eurodollar Loans, on the last day of the Interest Period applicable thereto, the relevant Borrower may continue part or all of such Borrowing as Eurodollar Loans or convert part or all of such Borrowing into Base Rate Loans or (ii) if such Borrowing is of Base Rate Loans, on any Business Day, the relevant Borrower may convert all or part of such Borrowing into Eurodollar Loans for an Interest Period or Interest Periods specified by such Borrower. The relevant Borrower shall give all such notices requesting the advance, continuation or conversion of a Borrowing to Administrative Agent by telephone, telecopy, or other telecommunication device acceptable to Administrative Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing), substantially in the form of Exhibit B or Exhibit C, as applicable, or in such other form acceptable to Administrative Agent. Notice of the continuation of a Borrowing of Eurodollar Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Base Rate Loans into Eurodollar Loans must be given by no later than 10:00 a.m. at least three (3) Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto. Upon notice to Borrower by Administrative Agent or the Required Lenders (or, in the case of an Event of Default under Section 8.1(j) or 8.1(k) with respect to any Borrower, without notice), no Borrowing of Eurodollar Loans shall be advanced, continued, or created by conversion if any Default or Event of Default then exists. Borrowers agree that Administrative Agent may rely on any such telephonic, telecopy or other telecommunication notice given by any person Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation such telephonic notice shall govern if Administrative Agent has acted in reliance thereon.
(b)    Notice to the Lenders. Administrative Agent shall give prompt telephonic, telecopy or other telecommunication notice to each Lender of any notice from a Borrower received pursuant to Section 2.6(a) above and, if such notice requests the Lenders to make Eurodollar Loans, Administrative Agent shall give notice to such Borrower and each Lender by like means of the interest rate applicable thereto promptly after Administrative Agent has made such determination.
(c)    Borrower’s Failure to Notify. If a Borrower fails to give notice pursuant to Section 2.6(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurodollar Loans before the last day of its then current Interest Period within the period required by Section 2.6(a) and such Borrowing is not prepaid in accordance with Section 2.9(a), such Borrowing shall automatically be converted into a Borrowing of Base Rate Loans. In the event any Borrower fails to give notice pursuant to Section 2.6(a) above of a Borrowing equal to the amount of a Reimbursement Obligation and has not notified Administrative Agent by 12:00 Noon on the day such Reimbursement Obligation becomes due that it intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, (i) in the case of U.S. Borrower, such Borrower shall be deemed to have requested a Borrowing of Base Rate Loans under the U.S. Revolving Credit (or, at the option of the Swing Line Lender, under the Swing Line) on such day in the amount of the U.S. Reimbursement Obligation then due, which Borrowing shall be applied to pay the U.S. Reimbursement Obligation then due, (ii) in the case of Canadian Borrower and relating to a Canadian Letter of Credit issued in U.S. Dollars, such Borrower shall be deemed to have requested a Borrowing of Base Rate Loans under the Canadian Revolving Credit on such day in the amount of the Canadian Reimbursement Obligation then due, which Borrowing shall be applied to pay the Canadian Reimbursement Obligation then due, and (iii) in the case of Canadian Borrower and relating to a Canadian Letter of Credit issued in Canadian Dollars, such Borrower shall be deemed to have requested a Borrowing of Canadian Prime Rate Loans under the Canadian Revolving Credit on such day in the amount of the Canadian Reimbursement Obligation then due, which Borrowing shall be applied to pay the Canadian Reimbursement Obligation then due
(d)    Disbursement of Loans. Not later than 1:00 p.m. on the date of any requested advance of a new Borrowing, subject to Section 4, each Lender shall make available its Loan comprising part of such Borrowing in funds (and in the relevant currency) immediately available (i) in the case of Loans to U.S. Borrower, at the principal office of Administrative Agent in Chicago, Illinois (or at such other location as Administrative Agent shall designate) and (ii) in the case of Loans to Canadian Subsidiary, at such office in Canada as Administrative Agent shall have previously specified in a notice to each Canadian Lender (or at such other location as Administrative Agent shall designate). Administrative Agent shall make the proceeds of each new Borrowing available to the relevant Borrower at Administrative Agent’s principal office in Chicago, Illinois or, if such Borrowing is to be made to Canadian Borrower, at such office as Administrative Agent has previously specified in a notice to Canadian Borrower (or in each case at such other location as Administrative Agent shall designate), by depositing or wire transferring such proceeds to the credit of the relevant Borrower’s Designated Disbursement Account or as the relevant Borrower and Administrative Agent may otherwise agree.
(e)    Administrative Agent Reliance on Lender Funding. Unless Administrative Agent shall have been notified by a Lender prior to (or, in the case of a Borrowing of Base Rate Loans or Canadian Prime Rate Loans, by 1:00 p.m. on) the date on which such Lender is scheduled to make payment to Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, Administrative Agent may assume that such Lender has made such payment when due and Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the relevant Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to Administrative Agent, such Lender shall, on demand, pay to Administrative Agent the amount made available to relevant Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to such Borrower and ending on (but excluding) the date such Lender pays such amount to Administrative Agent at a rate per annum equal to: (i) from the date the related advance was made by Administrative Agent to the date two (2) Business Days after payment by such Lender is due hereunder, at the greater of the Federal Funds Rate (or, in the case of a Loan denominated in Canadian Dollars, the CDOR Rate for each such day as determined by Administrative Agent) and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day in the case of a Loan denominated in U.S. Dollars and the Canadian Prime Rate in effect for each such day in the case of a Loan denominated in Canadian Dollars. If such amount is not received from such Lender by Administrative Agent immediately upon demand, the relevant Borrower will, on demand, repay to Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 3.5 so that such Borrower will have no liability under such Section with respect to such payment.
Section 2.7.    Swing Loans    .
(a)    Generally. Subject to the terms and conditions hereof, as part of the U.S. Revolving Credit, the Swing Line Lender may, in its discretion, make loans in U.S. Dollars to U.S. Borrower under the Swing Line (individually a “Swing Loan” and collectively the “Swing Loans”) which shall not in the aggregate at any time outstanding exceed the Swing Line Sublimit. Swing Loans may be availed of from time to time and borrowings thereunder may be repaid and used again during the period ending on the Termination Date. Each Swing Loan shall be in a minimum amount of U.S. $250,000 or such greater amount which is an integral multiple of U.S. $100,000. All Swing Loans outstanding under the Existing Credit Agreement on the Closing Date shall remain outstanding as the initial Borrowing of Swing Loans under this Agreement.
(b)    Interest on Swing Loans. Each Swing Loan shall bear interest until maturity (whether by acceleration or otherwise) at a rate per annum equal to (i) the sum of the Base Rate plus the Applicable Margin for Base Rate Loans under the U.S. Revolving Credit as from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed) or (ii) the Swing Line Lender’s Quoted Rate (computed on the basis of a year of 360 days for the actual number of days elapsed). Interest on each Swing Loan shall be due and payable by U.S. Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).
(c)    Requests for Swing Loans. U.S. Borrower shall give Administrative Agent prior notice (which may be written or oral) no later than 12:00 Noon on the date upon which such Borrower requests that any Swing Loan be made, of the amount and date of such Swing Loan, and, if applicable, the Interest Period requested therefor. Administrative Agent shall promptly advise the Swing Line Lender of any such notice received from such Borrower. After receiving such notice, the Swing Line Lender shall in its discretion quote an interest rate to U.S. Borrower at which the Swing Line Lender would be willing to make such Swing Loan available to such Borrower for the Interest Period so requested (the rate so quoted for a given Interest Period being herein referred to as “Swing Line Lender’s Quoted Rate”). U.S. Borrower acknowledges and agrees that the interest rate quote is given for immediate and irrevocable acceptance. If U.S. Borrower does not so immediately accept the Swing Line Lender’s Quoted Rate for the full amount requested by such Borrower for such Swing Loan, the Swing Line Lender’s Quoted Rate shall be deemed immediately withdrawn and such Swing Loan shall bear interest at the rate per annum determined by adding the Applicable Margin for Base Rate Loans under the U.S. Revolving Credit to the Base Rate as from time to time in effect. Subject to the terms and conditions hereof, the proceeds of each Swing Loan extended to U.S. Borrower shall be deposited or otherwise wire transferred to such Borrower’s Designated Disbursement Account or as such Borrower, Administrative Agent, and the Swing Line Lender may otherwise agree. Anything contained in the foregoing to the contrary notwithstanding, the undertaking of the Swing Line Lender to make Swing Loans shall be subject to all of the terms and conditions of this Agreement (provided that the Swing Line Lender shall be entitled to assume that the conditions precedent to an advance of any Swing Loan have been satisfied unless notified to the contrary by Administrative Agent or the Required Lenders).
(d)    Refunding Loans. In its sole and absolute discretion, the Swing Line Lender may at any time, on behalf of U.S. Borrower (which hereby irrevocably authorizes the Swing Line Lender to act on its behalf for such purpose) and with notice to U.S. Borrower and Administrative Agent, request each U.S. Lender to make a U.S. Revolving Loan in the form of a Base Rate Loan in an amount equal to such Lender’s U.S. Revolver Percentage of the amount of the Swing Loans outstanding on the date such notice is given. Unless an Event of Default described in Section 8.1(j) or 8.1(k) exists with respect to U.S. Borrower, regardless of the existence of any other Event of Default, each U.S. Lender shall make the proceeds of its requested U.S. Revolving Loan available to Administrative Agent for the account of the Swing Line Lender, in immediately available funds, at Administrative Agent’s office in Chicago, Illinois (or such other location designated by Administrative Agent), before 12:00 Noon on the Business Day following the day such notice is given. Administrative Agent shall promptly remit the proceeds of such Borrowing to the Swing Line Lender to repay the outstanding Swing Loans.
(e)    Participations. If any U.S. Lender refuses or otherwise fails to make a U.S. Revolving Loan when requested by the Swing Line Lender pursuant to Section 2.7(d) (because an Event of Default described in Section 8.1(j) or 8.1(k) exists with respect to U.S. Borrower or otherwise), such U.S. Lender will, by the time and in the manner such Revolving Loan was to have been funded to the Swing Line Lender, purchase from the Swing Line Lender an undivided participating interest in the outstanding Swing Loans in an amount equal to its U.S. Revolver Percentage of the aggregate principal amount of Swing Loans that were to have been repaid with such U.S. Revolving Loans. Each U.S. Lender that so purchases a participation in a Swing Loan shall thereafter be entitled to receive its U.S. Revolver Percentage of each payment of principal received on the Swing Loan and of interest received thereon accruing from the date such Lender funded to the Swing Line Lender its participation in such Loan. The several obligations of the U.S. Lenders under this Section shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set off, counterclaim or defense to payment which any such Lender may have or have had against U.S. Borrower, any other Lender, or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Commitments of any Lender, and each payment made by a U.S. Lender under this Section shall be made without any offset, abatement, withholding, or reduction whatsoever.
Section 2.8.    Maturity of Loans    .
(a)    Scheduled Payments of Term Loans. U.S. Borrower shall make principal payments on the Term Loans in installments on the last day of each March, June, September, and December in each year, commencing with the calendar quarter ending March 31, 2016, with the amount of each such principal installment to equal the amount set forth in Column B below shown opposite of the relevant due date as set forth in Column A below:

COLUMN A PAYMENT DATE	COLUMN B SCHEDULED PRINCIPAL PAYMENT ON TERM LOANS
03/31/2016	$125,000.00
06/30/2016	$250,000.00
09/30/2016	$250,000.00
12/31/2016	$250,000.00
03/31/2017	$250,000.00
06/30/2017	$250,000.00
09/30/2017	$250,000.00
12/31/2017	$250,000.00
03/31/2018	$250,000.00
06/30/2018	$250,000.00
09/30/2018	$250,000.00
12/31/2018	$250,000.00
03/31/2019	$250,000.00
06/30/2019	$250,000.00
09/30/2019	$250,000.00
12/31/2019	$250,000.00
03/31/2020	$250,000.00
, with a final payment of all principal and interest not sooner paid on the Term Loans due and payable on Term Loan Maturity Date. Each such principal payment shall be applied to the Lenders holding the Term Loans pro rata based upon their Term Loan Percentages.
(b)    Revolving Loans. Each U.S. Revolving Loan, both for principal and interest then outstanding, shall mature and be due and payable by U.S. Borrower on the Termination Date. Each Canadian Revolving Loan, both for principal and interest then outstanding, shall mature and be due and payable by Canadian Borrower on the Termination Date.
(c)    Swing Loans. Each Swing Loan, both for principal and interest not sooner paid, shall mature and be due and payable by U.S. Borrower on the Termination Date.
Section 2.9.    Prepayments    .
(a)    Optional Prepayments. Any Borrower may prepay in whole or in part (but, if in part, then: (i) if such Borrowing is of Base Rate Loans, in an amount not less than U.S. $100,000, (ii) if such Borrowing is of Canadian Prime Rate Loans, in an amount not less than the U.S. Dollar Equivalent of U.S. $100,000, (iii) if such Borrowing is of Eurodollar Loans, in an amount not less than U.S. $500,000, and (iv) in each case, in an amount such that the minimum amount required for a Borrowing pursuant to Section 2.5 and 2.7 remains outstanding) any Borrowing of Eurodollar Loans at any time upon three (3) Business Days prior notice by the relevant Borrower to Administrative Agent or, in the case of a Borrowing of Base Rate Loans or Canadian Prime Rate Loans, notice delivered by the relevant Borrower to Administrative Agent no later than 10:00 a.m. on the date of prepayment (or, in any case, such shorter period of time then agreed to by Administrative Agent), such prepayment, in each case, to be made by the payment of the principal amount to be prepaid and, in the case of any Term Loans or Eurodollar Loans or Swing Loans, accrued interest thereon to the date fixed for prepayment plus any amounts due the Lenders under Section 3.4.
(b)    Mandatory Prepayments.
(i)    If any Loan Party or any Subsidiary of a Loan Party shall at any time or from time to time make or agree to make a Disposition or shall suffer an Event of Loss with respect to any Property, then U.S. Borrower shall promptly notify Administrative Agent of such proposed Disposition or Event of Loss (including the amount of the estimated Net Cash Proceeds to be received by such Loan Party or such Subsidiary in respect thereof) and, promptly upon receipt by such Loan Party or such Subsidiary of the Net Cash Proceeds of such Disposition or Event of Loss, U.S. Borrower shall prepay, or cause to be prepaid, the Obligations in an aggregate amount equal to 100% of the amount of all such Net Cash Proceeds; provided that (w) proceeds from a Disposition or Event of Loss relating to Property of a Canadian Loan Party or its Subsidiaries shall only be applied to the Obligations owing by the Canadian Loan Parties (unless and until such proceeds are distributed to a U.S. Loan Party), (x) so long as no Default or Event of Default then exists, this subsection shall not require any such prepayment with respect to Net Cash Proceeds received on account of an Event of Loss so long as such Net Cash Proceeds are applied to replace or restore the relevant Property in accordance with the relevant Collateral Documents, (y) this subsection shall not require any such prepayment with respect to Net Cash Proceeds received on account of Dispositions during any fiscal year of U.S. Borrower not exceeding $500,000 (or its U.S. Dollar Equivalent) in the aggregate so long as no Default or Event of Default then exists, and (z) in the case of any Disposition not covered by clause (y) above, so long as no Default or Event of Default then exists, if U.S. Borrower states in its notice of such event that the relevant Loan Party or Subsidiary intends to reinvest, within 90 days of the applicable Disposition, the Net Cash Proceeds thereof in assets similar to the assets which were subject to such Disposition, then U.S. Borrower shall not be required to make, or cause to be made, a mandatory prepayment under this subsection in respect of such Net Cash Proceeds to the extent such Net Cash Proceeds are actually reinvested in such similar assets with such 90 day period. Promptly after the end of such 90 day period, U.S. Borrower shall notify Administrative Agent whether the relevant Loan Party or such Subsidiary has reinvested such Net Cash Proceeds in such similar assets, and, to the extent such Net Cash Proceeds have not been so reinvested, U.S. Borrower shall promptly prepay, or cause to be prepaid, the Obligations in the amount of such Net Cash Proceeds not so reinvested. The amount of each such prepayment shall be applied, subject to clause (w) above, first to the outstanding Term Loans until paid in full and then to the Revolving Credit, provided in each case that proceeds relating to Eligible Inventory and Eligible Receivables then included in the U.S. Borrowing Base or Canadian Borrowing Base shall first be applied to the relevant Revolving Credit. If Administrative Agent or the Required Lenders so request, all proceeds of such Disposition or Event of Loss shall be deposited with Administrative Agent (or its agent) and held by it in the Collateral Account. So long as no Default or Event of Default exists, Administrative Agent is authorized to disburse amounts representing such proceeds from the Collateral Account to or at U.S. Borrower’s direction for application to or reimbursement for the costs of replacing, rebuilding or restoring such Property.
(ii)    If after the Closing Date any Loan Party or any Subsidiary of a Loan Party shall issue any Indebtedness, other than Indebtedness permitted by Section 7.1, U.S. Borrower shall promptly notify Administrative Agent of the estimated Net Cash Proceeds of such issuance to be received by or for the account of the relevant Loan Party or such Subsidiary in respect thereof. Promptly upon receipt by the relevant Loan Party or such Subsidiary of Net Cash Proceeds of such issuance, U.S. Borrower shall prepay, or cause to be prepaid, the Obligations in an aggregate amount equal to 100% of the amount of such Net Cash Proceeds. The amount of each such prepayment shall be applied first to the outstanding Term Loans until paid in full and then to the Revolving Credit (applied as between the U.S. Revolving Credit and the Canadian Revolving Credit as Administrative Agent shall determine in its discretion). U.S. Borrower acknowledges that its performance hereunder shall not limit the rights and remedies of the Lenders for any breach of Section 7.1 or any other terms of the Loan Documents.
(iii)    U.S. Borrower shall, on each date the U.S. Revolving Credit Commitments are reduced pursuant to Section 2.17, prepay the U.S. Revolving Loans, Swing Loans, and, if necessary, prefund the U.S. L/C Obligations by the amount, if any, necessary to reduce the sum of the aggregate principal amount of U.S. Revolving Loans, Swing Loans, and U.S. L/C Obligations then outstanding to the amount to which the U.S. Revolving Credit Commitments have been so reduced. Canadian Borrower shall, on each date the Canadian Revolving Credit Commitments are reduced pursuant to Section 2.17, prepay the Canadian Revolving Loans and, if necessary, prefund the Canadian L/C Obligations by the amount, if any, necessary to reduce the sum of the aggregate principal amount of Canadian Revolving Loans and Canadian L/C Obligations then outstanding to the amount to which the Canadian Revolving Credit Commitments have been so reduced.
(iv)    If at any time the sum of the unpaid principal balance of the U.S. Revolving Loans, Swing Loans, and U.S. L/C Obligations then outstanding shall be in excess of the U.S. Borrowing Base as then determined and computed, U.S. Borrower shall immediately and without notice or demand pay over the amount of the excess to Administrative Agent for the account of the U.S. Lenders as and for a mandatory prepayment on such Obligations, with each such prepayment first to be applied to the U.S. Revolving Loans and Swing Loans until paid in full with any remaining balance to be held by Administrative Agent in the Collateral Account as security for the Obligations owing with respect to the U.S. Letters of Credit. If at any time the U.S. Dollar Equivalent of the sum of the unpaid principal balance of the Canadian Revolving Loans and Canadian L/C Obligations then outstanding shall be in excess of the Canadian Borrowing Base as then determined and computed (on a U.S. Dollar Equivalent basis), Canadian Borrower shall immediately and without notice or demand pay over the amount of the excess to Administrative Agent for the account of the Canadian Lenders as and for a mandatory prepayment on such Obligations, with each such prepayment first to be applied to the Canadian Revolving Loans until paid in full with any remaining balance to be held by Administrative Agent in the Collateral Account as security for the Obligations owing with respect to the Canadian Letters of Credit.
(v)    If at any time the U.S. Dollar Equivalent of the sum of the unpaid principal balance of the Canadian Revolving Loans and Canadian L/C Obligations then outstanding shall be in excess of the Canadian Revolving Credit Commitments, Canadian Borrower shall immediately and without notice or demand pay over the amount of the excess to Administrative Agent for the account of the Canadian Lenders as and for a mandatory prepayment on such Obligations, with each such prepayment first to be applied to the Canadian Revolving Loans until paid in full with any remaining balance to be held by Administrative Agent in the Collateral Account as security for the Obligations owing with respect to the Canadian Letters of Credit.
(vi)    Unless the relevant Borrower otherwise directs, prepayments of Loans under this Section 2.9(b) shall be applied first to Borrowings of Base Rate Loans (or, in case of Loans in Canadian Dollars owing by Canadian Borrower, Borrowings of Canadian Prime Rate Loans) until payment in full thereof with any balance applied to Borrowings of Eurodollar Loans in the order in which their Interest Periods expire. Each prepayment of Loans under this Section 2.9(b) shall be made by the payment of the principal amount to be prepaid and, in the case of any Term Loans or Eurodollar Loans or Swing Loans, accrued interest thereon to the date of prepayment together with any amounts due the Lenders under Section 3.3. Each prefunding of L/C Obligations shall be made in accordance with Section 8.4.
(c)    Any amount of Revolving Loans and Swing Loans paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again. No amount of the Term Loans paid or prepaid may be reborrowed, and, in the case of any partial prepayment, such prepayment shall be applied to the remaining amortization payments on the Term Loans in the inverse order of maturity.
Section 2.10.    Default Rate    . Notwithstanding anything to the contrary contained herein, while any Event of Default exists or after acceleration, Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by Law) on the principal amount of all Loans and Reimbursement Obligations, letter of credit fees and other amounts at a rate per annum equal to:
(a)    for any Base Rate Loan or any Swing Loan bearing interest based on the Base Rate, the sum of 2.0% plus the Applicable Margin plus the Base Rate from time to time in effect;
(b)    for any Canadian Prime Rate Loan, the sum of 2.0% plus the Applicable Margin plus the Canadian Prime Rate from time to time in effect;
(c)    for any Eurodollar Loan or any Swing Loan bearing interest at Administrative Agent’s Quoted Rate, the sum of 2.0% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of 2.0% plus the Applicable Margin for Base Rate Loans plus the Base Rate from time to time in effect;
(d)    for any Reimbursement Obligation, the sum of 2.0% plus the amounts due under Section 2.3 with respect to such Reimbursement Obligation;
(e)    for any Letter of Credit, the sum of 2.0% plus the letter of credit fee due under Section 2.12 with respect to such Letter of Credit; and
(f)    for any other amount owing hereunder not covered by clauses (a) through (e) above, the sum of 2% plus the Applicable Margin plus the Base Rate from time to time in effect;
provided, that in the absence of acceleration pursuant to Section 8.2 or 8.3, any adjustments pursuant to this Section shall be made at the election of Administrative Agent, acting at the request or with the consent of the Required Lenders, with written notice to the relevant Borrower (which election may be retroactively effective to the date of such Event of Default). While any Event of Default exists or after acceleration, interest shall be paid on demand of Administrative Agent at the request or with the consent of the Required Lenders.
Section 2.11.    Evidence of Indebtedness    . (a)     Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of a Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)    Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the type thereof (including the currency thereof) and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by Administrative Agent hereunder from a Borrower and each Lender’s share thereof.
(c)    The entries maintained in the accounts maintained pursuant to subsections (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, that the failure of Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the relevant Borrower to repay the Obligations in accordance with their terms.
(d)    Any Lender may request that its Loans be evidenced by a promissory note or notes in the forms of Exhibit D‑1 (in the case of its Term Loan and referred to herein as a “Term Note”), Exhibit D‑2 (in the case of its U.S. Revolving Loans and referred to herein as a “U.S. Revolving Note”), Exhibit D‑3 (in the case of its Canadian Revolving Loans and referred to herein as a “Canadian Revolving Note”), or Exhibit D‑4 (in the case of its Swing Loans and referred to herein as a “Swing Note”), as applicable (the Term Notes, U.S. Revolving Notes, Canadian Revolving Notes, and Swing Note being hereinafter referred to collectively as the “Notes” and individually as a “Note”). In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender or its registered assigns in the amount of the relevant Commitment or Swing Line Sublimit, as applicable. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 11.2) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 11.2, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (b) above.
Section 2.12.    Fees    .
(a)    U.S. Revolving Credit Commitment Fee. U.S. Borrower shall pay to Administrative Agent for the ratable account of the Lenders in accordance with their U.S. Revolver Percentages a commitment fee at the rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily Unused U.S. Revolving Credit Commitments. For the avoidance of doubt, the principal amount of Swing Loans shall not be counted towards or considered usage of the U.S. Revolving Credit Commitments for purposes of this Section. Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September, and December in each year (commencing on the first such date occurring after the date hereof) and on the Termination Date, unless the U.S. Revolving Credit Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be paid on the date of such termination.
(b)    Canadian Revolving Credit Commitment Fee. Canadian Borrower shall pay to Administrative Agent for the ratable account of the Lenders in accordance with their Canadian Revolver Percentages a commitment fee at the rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily Unused Canadian Revolving Credit Commitments. Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September, and December in each year (commencing on the first such date occurring after the date hereof) and on the Termination Date, unless the Canadian Revolving Credit Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be paid on the date of such termination.
(c)    U.S. Letter of Credit Fees. On the date of issuance or extension, or increase in the amount, of any U.S. Letter of Credit pursuant to Section 2.3 hereof, U.S. Borrower shall pay to the L/C Issuer for its own account a fronting fee equal to 0.125%% of the face amount of (or of the increase in the face amount of) such U.S. Letter of Credit. Quarterly in arrears, on the last day of each March, June, September, and December, commencing on the first such date occurring after the date hereof, U.S. Borrower shall pay to Administrative Agent, for the ratable benefit of the Lenders in accordance with their U.S. Revolver Percentages, a letter of credit fee at a rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) in effect during each day of such quarter applied to the daily average face amount of U.S. Letters of Credit outstanding during such quarter. In addition, U.S. Borrower shall pay to the L/C Issuer for its own account the L/C Issuer’s standard issuance, drawing, negotiation, amendment, assignment, and other fees and charges for each U.S. Letter of Credit as established by the L/C Issuer from time to time.
(d)    Canadian Letter of Credit Fees. On the date of issuance or extension, or increase in the amount, of any Canadian Letter of Credit pursuant to Section 2.3 hereof, Canadian Borrower shall pay to the L/C Issuer for its own account a fronting fee equal to 0.125%% of the face amount of (or of the increase in the face amount of) such Canadian Letter of Credit. Quarterly in arrears, on the last day of each March, June, September, and December, commencing on the first such date occurring after the date hereof, Canadian Borrower shall pay to Administrative Agent, for the ratable benefit of the Lenders in accordance with their Canadian Revolver Percentages, a letter of credit fee at a rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) in effect during each day of such quarter applied to the daily average face amount of Canadian Letters of Credit outstanding during such quarter. In addition, Canadian Borrower shall pay to the L/C Issuer for its own account the L/C Issuer’s standard issuance, drawing, negotiation, amendment, assignment, and other fees and charges for each Canadian Letter of Credit as established by the L/C Issuer from time to time.
(e)    Administrative Agent Fees. Borrower shall pay to Administrative Agent, for its own use and benefit, the fees agreed to between Administrative Agent and Borrower in a fee letter dated the Closing Date, or as otherwise agreed to in writing between them.
Section 2.13.    Place and Application of Payments    . All payments of principal of and interest on the Loans and the Reimbursement Obligations, and all other Obligations payable by Borrowers under this Agreement and the other Loan Documents, shall be made by the relevant Borrower (a) in the case of payments by U.S. Borrower, to Administrative Agent by no later than 12:00 Noon on the due date thereof at the office of Administrative Agent in Chicago, Illinois (or such other location as Administrative Agent may designate to such Borrower) and (b) in the case of payments by Canadian Borrower, to Administrative Agent no later than 12:00 Noon local time at the place of payment to such office as Administrative Agent has previously specified in a notice to Canadian Borrower, in each case for the benefit of the Lender(s) or L/C Issuer entitled thereto. Any payments received after such time shall be deemed to have been received by Administrative Agent on the next Business Day. All such payments shall be made in U.S. Dollars (except in the case of Loans or Reimbursement Obligations denominated in Canadian Dollars and interest thereon, in which case all such payments shall be made in Canadian Dollars), in immediately available funds at the place of payment, in each case without set‑off or counterclaim. Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans and on Reimbursement Obligations in which the Lenders have purchased Participating Interests ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. Unless Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders or the L/C Issuers hereunder that such Borrower will not make such payment, Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuers, as the case may be, the amount due. In such event, if a Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuers, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender or L/C Issuer, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at a rate per annum equal to: (i) from the date the distribution was made to the date two (2) Business Days after payment by such Lender is due hereunder, at the greater of the Federal Funds Rate (or, in the case of an Obligation denominated in Canadian Dollars, the CDOR Rate for each such day as determined by Administrative Agent) and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day in the case of an Obligation denominated in U.S. Dollars and the Canadian Prime Rate for each such day in the case of an Obligation denominated in Canadian Dollars.
Section 2.14.    Non‑Business Days.     Subject to the definition of Interest Period, if any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.
Section 2.15.    Payments Set Aside    . To the extent that any payment by or on behalf of a Borrower or any other Loan Party is made to Administrative Agent, any L/C Issuer or any Lender, or Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the greater of the Federal Funds Rate (or, in the case of a payment denominated in Canadian Dollars, the CDOR Rate for each such day as determined by Administrative Agent) and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation for each such day.
Section 2.16.    Account Debit    . Each Borrower hereby irrevocably authorizes Administrative Agent to charge any of such Borrower’s deposit accounts maintained with Administrative Agent or its affiliates for the amounts from time to time necessary to pay any then due Obligations; provided that each Borrower acknowledges and agrees that Administrative Agent shall not be under an obligation to do so and Administrative Agent shall not incur any liability to any Borrower or any other Person for Administrative Agent’s failure to do so.
Section 2.17.    Commitment Terminations    . U.S. Borrower shall have the right at any time and from time to time, upon five (5) Business Days prior written notice to Administrative Agent (or such shorter period of time agreed to by Administrative Agent), to terminate the U.S. Revolving Credit Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than U.S. $5,000,000 and (ii) allocated ratably among the U.S. Lenders in proportion to their respective U.S. Revolver Percentages, provided that the U.S. Revolving Credit Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of U.S. Revolving Loans, Swing Loans, and U.S. L/C Obligations then outstanding. Canadian Borrower shall have the right at any time and from time to time, upon five (5) Business Days prior written notice to Administrative Agent (or such shorter period of time agreed to by Administrative Agent), to terminate the Canadian Revolving Credit Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than U.S. $1,000,000 and (ii) allocated ratably among the Canadian Lenders in proportion to their respective Canadian Revolver Percentages, provided that the Canadian Revolving Credit Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Canadian Revolving Loans and Canadian L/C Obligations then outstanding. Any termination of the applicable Revolving Credit Commitments below the relevant L/C Sublimit or Swing Line Sublimit then in effect shall reduce such L/C Sublimit and Swing Line Sublimit, as applicable, by a like amount. Administrative Agent shall give prompt notice to each Lender of any such termination of the relevant Commitments. Any termination of the Commitments pursuant to this Section 2.17 may not be reinstated.
Section 2.18.    Replacement of Lenders    . If any Lender requests compensation under Section 3.4, or if a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.7, or if any Lender is a Defaulting Lender or a Non‑Consenting Lender, then Borrowers may, at their sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.2), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.1 or Section 3.4) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    Borrowers shall have paid to Administrative Agent the assignment fee (if any) specified in Section 11.2;
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in L/C Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.5 as if the Loans owing to it were prepaid rather than assigned) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrowers (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 3.4 or payments required to be made pursuant to Section 3.1, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment does not conflict with applicable Law; and
(v)    in the case of any assignment resulting from a Lender becoming a Non‑Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrowers to require such assignment and delegation cease to apply.
Section 2.19.    Defaulting Lenders    .
(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 11.7 hereto shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer or the Swing Line Lender hereunder; third, to Cash Collateralize the relevant L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.20; fourth, as Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the relevant L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.20; sixth, to the payment of any amounts owing to the Lenders, the relevant L/C Issuer or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, L/C Issuer or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non‑Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Loans are held by the Lenders pro rata in accordance with their Percentages of the relevant Commitments without giving effect to Section 2.19(a)(iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.19(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and no Borrower shall be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive L/C Participation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.20.
(C)    With respect to any L/C Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, Borrower shall (x) pay to each Non‑Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Loans that has been reallocated to such Non‑Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Loans shall be reallocated among the Non‑Defaulting Lenders in accordance with their respective Percentages of the relevant Commitments (calculated without regard to such Defaulting Lender’s Commitments) but only to the extent that (x) the conditions set forth in Section 4.2 are satisfied at the time of such reallocation (and, unless Borrowers shall have otherwise notified Administrative Agent at such time, Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Loans and interests in L/C Obligations and Swing Loans of any Non‑Defaulting Lender to exceed the relevant Revolving Credit Commitment of such Non‑Defaulting Lender. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non‑Defaulting Lender as a result of such Non‑Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral; Repayment of Swing Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, Borrowers shall, without prejudice to any right or remedy available to them hereunder or under Law, (x) first, prepay Swing Loans in an amount equal to the Swing Lender’s Fronting Exposure and (y) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.20.
(b)    Defaulting Lender Cure. If Borrowers, Administrative Agent, the Swing Line Lender and each L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Loans to be held pro rata by the Lenders in accordance with their respective Percentages of the relevant Commitments (without giving effect to Section 2.19(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of a Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)    New Letters of Credit. So long as any Lender is a Defaulting Lender, no L/C Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
Section 2.20.    Cash Collateral for Fronting Exposure     At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of Administrative Agent or any L/C Issuer (with a copy to Administrative Agent) Borrower shall Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.19(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(a)    Grant of Security Interest. The relevant Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to Administrative Agent, for the benefit of the L/C Issuers, and agree to maintain, a first priority security interest in all such Cash Collateral as security for such Defaulting Lender’s obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (b) below. If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent and the L/C Issuers as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the relevant Borrower shall, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(b)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under Sections 2.19 or 2.20 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(c)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any L/C Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.20(c) following (A) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (B) the determination by Administrative Agent and each L/C Issuer that there exists excess Cash Collateral; provided that, subject to Section 2.20, the Person providing Cash Collateral and each L/C Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided further that to the extent that such Cash Collateral was provided by Borrower or any other Loan Party, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.
Section 2.21.    Increase in U.S. Revolving Credit Commitments    . U.S. Borrower may, on any Business Day prior to the Termination Date, with the written consent of Administrative Agent, the relevant L/C Issuer, and the Swing Line Lender, increase the aggregate amount of the U.S. Revolving Credit Commitments by delivering an Increase Request substantially in the form attached hereto as Exhibit J (or in such other form acceptable to Administrative Agent) to Administrative Agent at least five (5) Business Days prior to the desired effective date of such increase (the “Revolver Increase”) identifying an additional Lender (or additional U.S. Revolving Credit Commitment for an existing Lender) and the amount of its U.S. Revolving Credit Commitment (or additional amount of its U.S. Revolving Credit Commitment); provided, however, that:
(a)    the aggregate amount of all such Revolver Increases shall not exceed U.S. $20,000,000 and any such Revolver Increase shall be in an amount not less than U.S. $5,000,000 (or such lesser amount then agreed to by Administrative Agent);
(b)    no Default or Event of Default shall have occurred and be continuing at the time of the request or the effective date of the Revolver Increase; and
(c)    each of the representations and warranties set forth in Section 5 and in the other Loan Documents shall be and remain true and correct on the effective date of such Revolver Increase, except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date.
The effective date of the Revolver Increase shall be agreed upon by U.S. Borrower and Administrative Agent. Upon the effectiveness thereof, Schedule 1 shall be deemed amended to reflect the Revolver Increase and the new Lender (or, if applicable, existing Lender) shall advance U.S. Revolving Loans in an amount sufficient such that after giving effect to its U.S. Revolving Loans each Lender shall have outstanding its U.S. Revolver Percentage of all U.S. Revolving Loans outstanding under the U.S. Revolving Credit Commitments. It shall be a condition to such effectiveness that (A) if any Eurodollar Loans are outstanding on the date of such effectiveness, such Eurodollar Loans shall be deemed to be prepaid on such date and U.S. Borrower shall pay any amounts owing to the Lenders pursuant to Section 3.5 and (B) U.S. Borrower shall not have terminated any portion of the U.S. Revolving Credit Commitments pursuant to Section 2.17. U.S. Borrower agrees to pay the expenses of Administrative Agent (including reasonable attorneys fees) relating to any Revolver Increase. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its U.S. Revolving Credit Commitment and no Lender’s U.S. Revolving Credit Commitment shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its U.S. Revolving Credit Commitment.
Section 2.22.    Appointment and Authorization of U.S. Borrower    . Canadian Borrower irrevocably appoints and authorizes U.S. Borrower as its agent hereunder to make requests on such Borrower’s behalf under Section s hereof for Borrowings, to select on such Borrower’s behalf the interest rate to be applicable to such Borrowings, and to take such actions as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Borrowers by the terms thereof, together with all such powers as are
Section 2.23.    Appointment of U.S. Borrower as Agent for Borrowers; Reliance by Administrative Agent    . Canadian Borrower hereby irrevocably authorizes and appoints U.S. Borrower as its agent hereunder to make requests on such Borrower’s behalf under Section 2 hereof for Borrowings, to select on such Borrower’s behalf the interest rate to be applicable to such Borrowings, to request Letters of Credit (and any amendments or extensions thereof), and to take such actions as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Borrowers by the terms thereof, together with all such powers as are reasonably incidental thereto. Canadian Borrower irrevocably agrees that Administrative Agent, the L/C Issuer, and the Lenders may conclusively rely on the authority of U.S. Borrower in exercising the powers granted to the Borrowers by the terms of this Agreement, and Administrative Agent, the L/C Issuer, and the Lenders shall be entitled to conclusively presume that any action by U.S. Borrower under the Loan Documents is taken on behalf of the Borrowers whether or not U.S. Borrower so indicates.

SECTION 3.	TAXES; CHANGE IN CIRCUMSTANCES .
Section 3.1.    Taxes    .
(a)    Certain Defined Terms. For purposes of this Section, the term “Lender” includes any L/C Issuer and the term “applicable Law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower or any other Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower or Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the Loan Parties. Each Borrower and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by the Loan Parties. The Borrowers and other Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the relevant Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.2(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this subsection (e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Borrower or other Loan Party shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.
(g)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the relevant Borrower and Administrative Agent, at the time or times reasonably requested by such Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by such Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by a Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by such Borrower or Administrative Agent as will enable such Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.1(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a U.S. Person shall deliver to U.S. Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of U.S. Borrower or Administrative Agent), executed originals of IRS Form W‑9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to U.S. Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:
(i)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W‑8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W‑8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii)    executed originals of IRS Form W‑8ECI;
(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I‑1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of U.S. Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W‑8BEN; or
(iv)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W‑8IMY, accompanied by IRS Form W‑8ECI, IRS Form W‑8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I‑2 or Exhibit I‑3, IRS Form W‑9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I‑4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to U.S. Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of U.S. Borrower or Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit U.S. Borrower or Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to U.S. Borrower and Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by U.S. Borrower or Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by U.S. Borrower or Administrative Agent as may be necessary for U.S. Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify U.S. Borrower and Administrative Agent in writing of its legal inability to do so.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out‑of‑pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after‑Tax position than the indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Survival. Each party’s obligations under this Section shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations under any Loan Document.
Section 3.2.    Change of Law    . Notwithstanding any other provisions of this Agreement or any other Loan Document, if at any time any Change in Law makes it unlawful for any Lender to make or continue to maintain any Eurodollar Loans or to perform its obligations as contemplated hereby, such Lender shall promptly give notice thereof to Borrowers and such Lender’s obligations to make or maintain Eurodollar Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain Eurodollar Loans. Borrowers shall prepay on demand the outstanding principal amount of any such affected Eurodollar Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, Borrowers may then elect to borrow the principal amount of the affected Eurodollar Loans from such Lender by means of Base Rate Loans (or, in the case of the Canadian Revolver, Canadian Prime Rate Loans) from such Lender, which Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender.
Section 3.3.    Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR    . If on or prior to the first day of any Interest Period for any Borrowing of Eurodollar Loans:
(a)    Administrative Agent determines that deposits in U.S. Dollars (in the applicable amounts) are not being offered to it in the interbank eurodollar market for such Interest Period, or that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or
(b)    the Required Lenders advise Administrative Agent that (i) LIBOR as determined by Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Eurodollar Loans for such Interest Period or (ii) that the making or funding of Eurodollar Loans become impracticable, then Administrative Agent shall forthwith give notice thereof to Borrowers and the Lenders, whereupon until Administrative Agent notifies Borrowers that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Eurodollar Loans shall be suspended.
Section 3.4.    Increased Costs    .
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBOR) or any L/C Issuer;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such L/C Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, L/C Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, L/C Issuer or other Recipient, the relevant Borrower will pay to such Lender, L/C Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, L/C Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any lending office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by any L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy), then from time to time Borrowers will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the relevant Borrower, shall be conclusive absent manifest error. The relevant Borrower shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation; provided that neither Borrower shall be required to compensate a Lender or L/C Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or L/C Issuer, as the case may be, notifies such Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine‑month period referred to above shall be extended to include the period of retroactive effect thereof).
Section 3.5.    Funding Indemnity    . If any Lender shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re‑employment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan or Swing Loan bearing interest at the Swing Line Lender’s Quoted Rate or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender) as a result of:
(a)    any payment, prepayment or conversion of a Eurodollar Loan or such Swing Loan on a date other than the last day of its Interest Period,
(b)    any failure (because of a failure to meet the conditions of Section 7 or otherwise) by a Borrower to borrow or continue a Eurodollar Loan or such Swing Loan, or to convert a Base Rate Loan into a Eurodollar Loan or such Swing Loan on the date specified in a notice given pursuant to Section 2.6(a) or 2.7(c),
(c)    any failure by a Borrower to make any payment of principal on any Eurodollar Loan or such Swing Loan when due (whether by acceleration or otherwise), or
(d)    any acceleration of the maturity of a Eurodollar Loan or such Swing Loan as a result of the occurrence of any Event of Default hereunder, then, upon the demand of such Lender, such Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the relevant Borrower, with a copy to Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail and the amounts shown on such certificate shall be conclusive absent manifest error.
Section 3.6.    Discretion of Lender as to Manner of Funding    . Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder with respect to Eurodollar Loans shall be made as if each Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the interbank eurodollar market having a maturity corresponding to such Loan’s Interest Period, and bearing an interest rate equal to LIBOR for such Interest Period.
Section 3.7.    Lending Offices; Mitigation Obligations    . Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified in its Administrative Questionnaire (each a “Lending Office”) for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to Borrowers and Administrative Agent. If any Lender requests compensation under Section 3.4, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, then such Lender shall (at the request of the relevant Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or 3.4, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

SECTION 4.	CONDITIONS PRECEDENT.
Section 4.1.    Initial Credit Event    . The obligation of each Lender and the L/C Issuer to participate in the initial Credit Event hereunder is subject to satisfaction or waiver by the applicable party of the following conditions precedent:
(a)    Administrative Agent shall have received each of the following, in each case (x) duly executed by all applicable parties, (y) dated a date satisfactory to Administrative Agent, and (z) in form and substance satisfactory to Administrative Agent:
(i)    this Agreement duly executed by Borrowers, the Guarantors, and the Lenders;
(ii)    if requested by any Lender, such Lender’s duly executed Notes of the relevant Borrower dated the date hereof and otherwise in compliance with the provisions of Section 2.11;
(iii)    a Master Reaffirmation Agreement duly executed by the U.S. Loan Parties and a Master Reaffirmation Agreement duly executed by the Canadian Loan Parties;
(iv)    evidence of insurance required to be maintained under the Loan Documents, naming Administrative Agent as lender’s loss payee and as an additional insured, as applicable;
(v)    copies of each Loan Party’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary (or comparable Responsible Officer);
(vi)    copies of resolutions of each Loan Party’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on each Loan Party’s behalf, all certified in each instance by its Secretary or Assistant Secretary (or comparable Responsible Officer);
(vii)    copies of the certificates of good standing for each Loan Party (dated no earlier than 30 days prior to the date hereof) from the office of the secretary of the state of its incorporation or organization and of each state in which it is qualified to do business as a foreign corporation or organization;
(viii)    a list of each Borrower’s Authorized Representatives;
(ix)    a certificate as to each Borrower’s Designated Disbursement Account;
(x)    the initial fees called for by Section 2.12;
(xi)    such evaluations and certifications as it may reasonably require in order to satisfy itself as to the value of the Collateral, the financial condition of the Loan Parties and their Subsidiaries, and the lack of material contingent liabilities of the Loan Parties and their Subsidiaries, including: (a) a certificate from a Responsible Officer of the U.S. Borrower certifying that (i) since December 31, 2015, no Material Adverse Effect has occurred, and (ii) the conditions set forth in Section 4.2 have been satisfied after giving effect to this Agreement and Credit Events (if any) occurring on the Closing Date, and (b) evidence satisfactory to the Administrative Agent that the Net Worth of Borrowers and their Subsidiaries as of the Closing Date is not less than $102,000,000;
(xii)    UCC and PPSA financing statement and, with respect to the U.S. Loan Parties, tax and judgment lien search results against the Property of each Loan Party evidencing the absence of Liens on its Property except as permitted by Section 7.2;
(xiii)    the favorable written opinion of counsel to each U.S. Loan Party, in form and substance satisfactory to Administrative Agent;
(xiv)    each of the Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information requested by any such Lender required by bank regulatory authorities under applicable “know your customer” and anti‑money laundering rules and regulations, including without limitation, the United States Patriot Act (Title III of Pub. L. 107‑56 (signed into law October 26, 2001)) including, without limitation, the information described in Section 11.19 and forms or other information required by the Administrative Agent or any Lender pursuant to any Canadian AML Legislation; and Administrative Agent shall have received a fully executed Internal Revenue Service Form W‑9 for Borrower and Form W‑8 for Canadian Borrower; and
(xv)    such other agreements, instruments, documents, certificates, and opinions as Administrative Agent may reasonably request.
(b)    The capital and organizational structure of the Loan Parties and their Subsidiaries shall be     satisfactory to Administrative Agent, the Lenders, and the L/C Issuer.
Section 4.2.    All Credit Events    . The obligation of each Lender and the L/C Issuer to participate in any Credit Event (including any initial Credit Event) hereunder is subject to the following conditions precedent:
(a)    each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct as of said time, except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date;
(b)    no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event;
(c)    after giving effect to such extension of credit, (a) the aggregate principal amount of all Swing Loans, U.S. Revolving Loans and U.S. L/C Obligations outstanding under this Agreement shall not exceed the lesser of (i) the U.S. Revolving Credit Commitments and (ii) the U.S. Borrowing Base as then determined and computed and (b) the aggregate principal amount of all Canadian Revolving Loans and Canadian L/C Obligations outstanding under this Agreement shall not exceed the lesser of (i) the Canadian Revolving Credit Commitments and (ii) the Canadian Borrowing Base as then determined and computed;
(d)    in the case of a Borrowing Administrative Agent shall have received the notice required by Section 2.6 or 2.7, in the case of the issuance of any Letter of Credit the L/C Issuer shall have received a duly completed Application for such Letter of Credit together with any fees called for by Section 2.12, and, in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor in a form acceptable to the L/C Issuer together with fees called for by Section 2.12; and
(e)    such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of Law or regulation applicable to Administrative Agent, the L/C Issuer, or any Lender (including Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.
Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the relevant Borrower on the date on such Credit Event as to the facts specified in subsections (a) through (d), both inclusive, of this Section; provided, that the Lenders may continue to make advances under the relevant Revolving Credit, in the sole discretion of the Lenders with such Revolving Credit Commitments, notwithstanding the failure of Borrowers to satisfy one or more of the conditions set forth above and any such advances so made shall not be deemed a waiver of any Default or Event of Default or other condition set forth above that may then exist.
Section 4.3.    Post Closing    .
(a)    Within thirty (30) days of the Closing Date, the Canadian Borrower shall cause to be delivered to the Administrative Agent the favorable written opinion of counsel to each Canadian Loan Party, in form and substance satisfactory to Administrative Agent. In addition to all other rights and remedies available to the Administrative Agent and the Lenders hereunder, no Canadian Revolving Credit shall be available to the Canadian Borrower until such opinion of counsel referred to herein has been delivered to the Administrative Agent.
(b)    Within forty-five (45) days of the Closing Date, except with respect to deposit accounts that are sooner closed, the Loan Parties shall have caused to be delivered duly executed deposit account control agreements in form and substance satisfactory to the Administrative Agent with respect the deposit accounts of the Loan Parties (other than deposit accounts maintained with the Administrative Agent and Excluded Deposit Accounts) as required by Section 6.12(d).

SECTION 5.	REPRESENTATIONS AND WARRANTIES.
Each Loan Party represents and warrants to Administrative Agent, the Lenders, and the L/C Issuer as follows:
Section 5.1.    Organization and Qualification    . Each Loan Party (a) is duly organized, validly existing, and in good standing as a corporation, limited liability company, or partnership, as applicable, under the Laws of the jurisdiction in which it is organized, (b) has full and adequate power to own its Property and conduct its business as now conducted, and (c) is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except, with respect to this clause (c), where the failure to do so would not have a Material Adverse Effect.
Section 5.2.    Subsidiaries    . Each Subsidiary that is not a Loan Party (a) is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is organized, (b) has full and adequate power to own its Property and conduct its business as now conducted, and (c) is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except, with respect to this clause (c), where the failure to do so would not have a Material Adverse Effect. Schedule 5.2 identifies each Subsidiary (including Subsidiaries that are Loan Parties), the jurisdiction of its organization, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by any Loan Party and its Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by Law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and non‑assessable and all such shares and other equity interests indicated on Schedule 5.2 as owned by the relevant Loan Party or another Subsidiary are owned, beneficially and of record, by such Loan Party or such Subsidiary free and clear of all Liens other than the Liens granted in favor of Administrative Agent pursuant to the Collateral Documents or otherwise permitted by this Agreement. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.
Section 5.3.    Authority and Validity of Obligations    . Each Loan Party has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for (in the case of a Borrower), to guarantee the Secured Obligations (in the case of each Guarantor), to grant to Administrative Agent the Liens described in the Collateral Documents executed by such Loan Party, and to perform all of its obligations hereunder and under the other Loan Documents executed by it. The Loan Documents delivered by the Loan Parties and their Subsidiaries have been duly authorized, executed, and delivered by such Persons and constitute valid and binding obligations of such Loan Parties and their Subsidiaries enforceable against each of them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar Laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at Law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by any Loan Party or any Subsidiary of any of the matters and things herein or therein provided for, (a) contravene or constitute a default under any provision of Law or any judgment, injunction, order or decree binding upon any Loan Party or any Subsidiary of a Loan Party or any provision of the organizational documents (e.g., charter, certificate or articles of incorporation and by‑laws, certificate or articles of association and operating agreement, partnership agreement, or other similar organizational documents) of any Loan Party or any Subsidiary of a Loan Party, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting any Loan Party or any Subsidiary of a Loan Party or any of their respective Property, or (c) result in the creation or imposition of any Lien on any Property of any Loan Party or any Subsidiary of a Loan Party other than the Liens granted in favor of Administrative Agent pursuant to the Collateral Documents.
Section 5.4.    Use of Proceeds; Margin Stock    . Borrowers shall use the proceeds of the Term Loans and any Revolving Credit advanced prior to the date hereof as set forth in the Existing Credit Agreement and any proceeds of the Revolving Credit advanced on or after the date hereof to finance certain fees and expenses associated with the closing of the credit facilities under this Agreement, for capital expenditures and Permitted Acquisitions entered into after the Closing Date, and for their general working capital purposes. No Loan Party nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Margin stock (as hereinabove defined) constitutes less than 25% of the assets of the Loan Parties and their Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder.
Section 5.5.    Financial Reports    . The consolidated balance sheet of Borrowers and their Subsidiaries as at December 31, 2015, and the related consolidated statements of income, retained earnings and cash flows of Borrowers and their Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the draft audit report of BDO USA, LLP, independent public accountants, heretofore furnished to Administrative Agent and the Lenders, fairly present the consolidated financial condition of Borrowers and their Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis. No Loan Party nor any of its Subsidiaries has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 5.5.
Section 5.6.    No Material Adverse Change    . Since December 31, 2015, there has been no Material Adverse Effect.
Section 5.7.    Full Disclosure    . The statements and information furnished to Administrative Agent and the Lenders in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, Administrative Agent and the Lenders acknowledging that as to any projections furnished to Administrative Agent and the Lenders, the Loan Parties only represent that the same were prepared on the basis of information and estimates the Loan Parties believed to be reasonable.
Section 5.8.    Intellectual Property, Franchises, and Licenses    . The Loan Parties and their Subsidiaries own, possess, or have the right to use all necessary patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information to conduct their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person.
Section 5.9.    Governmental Authority and Licensing    . The Loan Parties and their Subsidiaries have received or otherwise have the permitted use of all licenses, permits, and approvals of all Governmental Authorities, if any, necessary to conduct their businesses, in each case where the failure to obtain, maintain or otherwise secure the use of the same could reasonably be expected to have a Material Adverse Effect. No investigation or proceeding which, if adversely determined, could reasonably be expected to result in revocation or denial of any material license, permit or approval is pending or, to the knowledge of the any Loan Party, threatened.
Section 5.10.    Good Title    . The Loan Parties and their Subsidiaries have good and defensible title (or valid leasehold interests) to their assets as reflected on the most recent consolidated balance sheet of Borrowers and their Subsidiaries furnished to Administrative Agent and the Lenders (except for sales of assets in the ordinary course of business), subject to no Liens other than such thereof as are permitted by Section 7.2.
Section 5.11.    Litigation and Other Controversies    . There is no litigation or governmental or arbitration proceeding or labor controversy pending, nor to the knowledge of any Loan Party threatened, against any Loan Party or any Subsidiary or any of their Property which if adversely determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 5.12.    Taxes    . All Tax returns required to be filed by any Loan Party or any Subsidiary in any jurisdiction have, in fact, been filed, and all Taxes upon any Loan Party or any Subsidiary of a Loan Party or upon any of its Property, income or franchises, which are shown to be due and payable in such returns, have been paid, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided. No Loan Party knows of any proposed additional Tax assessment against it or its Subsidiaries for which adequate provisions in accordance with GAAP have not been made on their accounts. Adequate provisions in accordance with GAAP for Taxes on the books of each Loan Party and each of its Subsidiaries have been made for all open years, and for its current fiscal period.
Section 5.13.    Approvals    . No authorization, consent, license or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by any Loan Party or any Subsidiary of a Loan Party of any Loan Document, except for such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect.
Section 5.14.    Affiliate Transactions    . No Loan Party nor any of its Subsidiaries is a party to any contracts or agreements with any of its Affiliates on terms and conditions which are less favorable to such Loan Party or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.
Section 5.15.    Investment Company    . No Loan Party nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Section 5.16.    ERISA and Canadian Pension Plans    . (a) Each Loan Party and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. No Loan Party nor any of its Subsidiaries has any contingent liabilities with respect to any post‑retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.
(b)    The Canadian Pension Plans (if any) are duly registered under the Income Tax Act (Canada) and all other applicable Laws which require registration and no event has occurred which is reasonably likely to cause the loss of such registered status. All material obligations (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and Canadian Benefit Plans and any funding agreements therefor have been performed in a timely fashion, in each case where the failure to do so could reasonably be expected to have a Material Adverse Effect. To the knowledge of each Loan Party, there have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans by any Loan Party or any Subsidiary. To the knowledge of each Loan Party, there are no material outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Based on the most recent actuarial valuations filed with government authorities (including, without limitation, the Canadian Pension Regulator), (i) each of the Canadian Pension Plans was fully funded on a solvency basis as of the date of such actuarial valuations, (ii) no retirement plan constituted under a Canadian Pension Plan or Canadian Benefit Plan was unfunded, and (iii) no group insurance plan had a deficit reserve.
Section 5.17.    Compliance with Laws    . (a)     The Loan Parties and their Subsidiaries are in compliance with all Legal Requirements applicable to or pertaining to their Property or business operations, where any such non‑compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(b)    Except as disclosed in the IPO Registration Statement and except for such matters, individually or in the aggregate, which could not reasonably be expected to result in a Material Adverse Effect, the Loan Parties represent and warrant that: (i) the Loan Parties and their Subsidiaries, and each of the Premises, comply in all material respects with all applicable Environmental Laws; (ii) the Loan Parties and their Subsidiaries have obtained, maintain and are in compliance with all approvals, permits, or authorizations of Governmental Authorities required for their operations and each of the Premises; (iii) the Loan Parties and their Subsidiaries have not, and no Loan Party has knowledge of any other Person who has, caused any Release, threatened Release or disposal of any Hazardous Material at, on, or from any of the Premises in any material quantity and, to the knowledge of each Loan Party, none of the Premises are adversely affected by any such Release, threatened Release or disposal of a Hazardous Material; (iv) the Loan Parties and their Subsidiaries are not subject to and have no notice or knowledge of any Environmental Claim involving any Loan Party or any Subsidiary of a Loan Party or any of the Premises, and there are no conditions or occurrences at any of the Premises which could reasonably be anticipated to form the basis for such an Environmental Claim; (v) none of the Premises contain and have contained any: (1) underground storage tanks, (2) material amounts of asbestos containing building material, (3) landfills or dumps, (4) hazardous waste management facilities as defined pursuant to any Environmental Law, or (5) sites on or nominated for the National Priority List or similar state list; (vi) the Loan Parties and their Subsidiaries have not used a material quantity of any Hazardous Material and have conducted no Hazardous Material Activity at any of the Premises;(vii) none of the Premises are subject to any, and no Loan Party has knowledge of any imminent restriction on the ownership, occupancy, use or transferability of the Premises in connection with any (1) Environmental Law or (2) Release, threatened Release or disposal of a Hazardous Material; and (viii) there are no conditions or circumstances at any of the Premises which pose an unreasonable risk to the environment or the health or safety of Persons; and (ix) the Loan Parties and their Subsidiaries have no knowledge of any capital expenditures necessary to bring the Premises or their respective business or equipment into compliance with Environmental Laws. The Loan Parties have delivered to Administrative Agent and the Lenders complete and accurate copies of all material environmental reports, studies, assessments and investigation results in the Loan Parties’ possession or control and that relate to any Loan Party’s or Subsidiary’s operations or to any of the Premises.
Section 5.18.    OFAC    . (a) Each Loan Party is in compliance with the requirements of all OFAC Sanctions Programs applicable to it, (b) each Subsidiary of each Loan Party is in compliance with the requirements of all OFAC Sanctions Programs applicable to such Subsidiary, (c) each Loan Party has provided to Administrative Agent, the L/C Issuer, and the Lenders all information requested by them regarding such Loan Party and its Affiliates and Subsidiaries necessary for Administrative Agent, the L/C Issuer, and the Lenders to comply with all applicable OFAC Sanctions Programs, and (d) to the best of each Loan Party’s knowledge, no Loan Party nor any of its Affiliates or Subsidiaries is, as of the date hereof, named on the current OFAC SDN List.
Section 5.19     Canadian Anti Money Laundering Legislation    . No Loan Party nor any Subsidiary organized under the Laws of Canada or any province or other political subdivision thereof (a) is a charity registered with the Canada Revenue Agency and it does not solicit charitable financial donations from the public and none of the Loans under this Agreement and none of the other services and products, if any, to be provided by Administrative Agent or any Lender under or in connection with this Agreement will be used by, on behalf of or for the benefit, of any Person other than the Loan Parties and their Subsidiaries or (b) is in breach of any Canadian AML Legislation applicable to it.
Section 5.20.    Labor Matters    . There are no strikes, lockouts or slowdowns against any Loan Party or any Subsidiary of a Loan Party pending or, to the knowledge of any Loan Party, threatened. There are no collective bargaining agreements in effect between any Loan Party or any Subsidiary of a Loan Party and any labor union; and no Loan Party nor any of its Subsidiaries is under any obligation to assume any collective bargaining agreement to or conduct any negotiations with any labor union with respect to any future agreements. Each Loan Party and its Subsidiaries have remitted on a timely basis all amounts required to have been withheld and remitted (including withholdings from employee wages and salaries relating to income tax, employment insurance, and pension plan contributions), goods and services tax and all other amounts which if not paid when due could result in the creation of a Lien against any of its Property, except for Liens permitted by Section 7.2.
Section 5.21.    Other Agreements    . No Loan Party nor any of its Subsidiaries is in default under the terms of any covenant, indenture or agreement of or affecting such Person or any of its Property, which default if uncured could reasonably be expected to have a Material Adverse Effect.
Section 5.22.    Solvency    . The Loan Parties and their Subsidiaries, individually and taken in the aggregate, are solvent, able to pay their debts as they become due, and have sufficient capital to carry on their business and all businesses in which they are about to engage.
Section 5.23.    No Default    . No Default or Event of Default has occurred and is continuing.
Section 5.24.    No Broker Fees    . No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated hereby; and Borrowers hereby agree to indemnify Administrative Agent and the Lenders against, and agree that they will hold Administrative Agent and the Lenders harmless from, any claim, demand, or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable attorneys’ fees) arising in connection with any such claim, demand, or liability.

SECTION 6.	AFFIRMATIVE COVENANTS.
Each Loan Party agrees that, so long as any credit is available to or in use by any Borrower hereunder, except to the extent compliance in any case or cases is waived in writing pursuant to the terms of Section 11.3:
Section 6.1.    Maintenance of Business    . Each Loan Party shall, and shall cause each of its Subsidiaries to, preserve and maintain its existence, except as otherwise provided in Section 7.4(c). Borrower shall, and shall cause each Subsidiary to, preserve and maintain its existence, except as otherwise provided in Section 7.4(c). Each Loan Party shall, and shall cause each Subsidiary to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the proper conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect.
Section 6.2.    Maintenance of Properties    . Each Loan Party shall, and shall cause each Subsidiary to, maintain, preserve, and keep its property, plant, and equipment in good repair, working order and condition (ordinary wear and tear excepted), and shall from time to time make all needful and proper repairs, renewals, replacements, additions, and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, except to the extent that, in the reasonable business judgment of such Person, any such Property is no longer necessary for the proper conduct of the business of such Person.
Section 6.3.    Taxes and Assessments    . Each Loan Party shall duly pay and discharge, and shall cause each Subsidiary to duly pay and discharge, all Taxes, rates, assessments, fees, and governmental charges upon or against it or its Property, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.
Section 6.4.    Insurance    . Each Loan Party shall insure and keep insured, and shall cause each of its Subsidiaries to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks (including flood insurance with respect to any improvements on real Property consisting of building or parking facilities in an area designated by a governmental body as having special flood hazards), and in such amounts, as are insured by Persons similarly situated and operating like Properties, but in no event at any time in an amount less than the replacement value of the Collateral. Each Loan Party shall also maintain, and shall cause each of its Subsidiaries to maintain, insurance with respect to the business of such Loan Party and its Subsidiaries, covering commercial general liability, statutory worker’s compensation and occupational disease, statutory structural work act liability, and business interruption and such other risks with good and responsible insurance companies, in such amounts and on such terms as Administrative Agent or the Required Lenders shall reasonably request, but in any event as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Loan Parties shall in any event maintain insurance on the Collateral to the extent required by the Collateral Documents. All such policies of insurance shall contain satisfactory mortgagee/lender’s loss payable endorsements, naming Administrative Agent (or its security trustee) as mortgagee or a loss payee, assignee or additional insured, as appropriate, as its interest may appear, and showing only such other loss payees, assignees and additional insureds as are satisfactory to Administrative Agent. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days’ (ten (10) days’ in the case of nonpayment of insurance premiums) prior written notice to Administrative Agent in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Administrative Agent shall not be impaired or invalidated by any act or neglect of any Loan Party or any Subsidiary of a Loan Party, or the owner of the premises or Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. Borrower shall deliver to Administrative Agent (a) on the Closing Date and at such other times as Administrative Agent shall reasonably request, certificates evidencing the maintenance of insurance required hereunder, (b) prior to the termination of any such policies, certificates evidencing the renewal thereof, and (c) promptly following request by Administrative Agent, copies of all insurance policies of the Loan Parties and their Subsidiaries. Borrower also agrees to deliver to Administrative Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.
Section 6.5.    Financial Reports    . The Loan Parties shall, and shall cause each of their Subsidiaries to, maintain proper books of records and accounts reasonably necessary to prepare financial statements required to be delivered pursuant to this Section 6.5 in accordance with GAAP and shall furnish to Administrative Agent and each Lender and L/C Issuer:
(a)    as soon as available, and in any event no later than 45 days after the last day of each calendar quarter, a Borrowing Base Certificate showing the computation of the U.S. Borrowing Base and the Canadian Borrowing Base in reasonable detail as of the close of business on the last day of such month, together with an accounts receivable and accounts payable aging, and, if available, inventory turnover report and inventory margin report, prepared by Borrowers and certified to by a Financial Officer of U.S. Borrower;
(b)    as soon as available, and in any event no later than 45 days after the last day of each fiscal quarter of each fiscal year of U.S. Borrower, a copy of the consolidated and consolidating balance sheet of Borrowers and their Subsidiaries as of the last day of such fiscal quarter and the consolidated and consolidating statements of income, retained earnings, and cash flows of Borrowers and their Subsidiaries for the fiscal quarter and for the fiscal year to date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by Borrower in accordance with GAAP (subject to the absence of footnote disclosures and year end audit adjustments) and certified to by a Financial Officer of U.S. Borrower;
(c)    as soon as available, and in any event no later than 120 days after the last day of each fiscal year of U.S. Borrower, a copy of the consolidated and consolidating balance sheet of Borrowers and their Subsidiaries as of the last day of the fiscal year then ended and the consolidated and consolidating statements of income, retained earnings, and cash flows of Borrowers and their Subsidiaries for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied in the case of the consolidated financial statements by an unqualified opinion of BDO USA LLP or another firm of independent public accountants of recognized national standing, selected by U.S. Borrower and reasonably satisfactory to Administrative Agent and the Required Lenders, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of Borrowers and their Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;
(d)    promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of any Loan Party’s or any of its Subsidiary’s operations and financial affairs given to it by its independent public accountants;
(e)    promptly after the sending or filing thereof, copies of each financial statement, report, notice or proxy statement sent by any Loan Party or any Subsidiary of a Loan Party to its stockholders or other equity holders, and copies of each regular, periodic or special report, registration statement or prospectus (including all Form 10‑K, Form 10‑Q and Form 8‑K reports) filed by any Loan Party or any Subsidiary of a Loan Party with any securities exchange or the Securities and Exchange Commission or any successor agency;
(f)    promptly after receipt thereof, a copy of each audit made by any regulatory agency of the books and records of any Loan Party or any Subsidiary of a Loan Party or of notice of any material noncompliance with any applicable Law, regulation or guideline relating to any Loan Party or any Subsidiary of a Loan Party or their respective business;
(g)    as soon as available, and in any event no later than 30 days after the end of each fiscal year of U.S. Borrower, a copy of Borrowers’ consolidated and consolidating business plan for the then current fiscal year, such business plan to show Borrowers’ projected consolidated and consolidating revenues, expenses and balance sheet on a quarter by quarter basis, such business plan to be in reasonable detail prepared by U.S. Borrower and in form satisfactory to Administrative Agent (which shall include a summary of all assumptions made in preparing such business plan);
(h)    notice of any Change of Control;
(i)    promptly after knowledge thereof shall have come to the attention of any Responsible Officer of any Loan Party, written notice of (i) any threatened or pending litigation or governmental or arbitration proceeding or labor controversy against any Loan Party or any Subsidiary of a Loan Party or any of their Property which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, (ii) the occurrence of any Material Adverse Effect, or (iii) the occurrence of any Default or Event of Default hereunder;
(j)    with each of the financial statements delivered pursuant to subsections (b) and (c) above, a written certificate in the form attached hereto as Exhibit F signed by a Financial Officer of U.S. Borrower to the effect that to the best of such officer’s knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the relevant Loan Party or its Subsidiary to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Section 7.11 (Financial Covenants); and
(k)    promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Loan Party or any Subsidiary of a Loan Party, or compliance with the terms of any Loan Document, as Administrative Agent or any Lender may reasonably request.
Section 6.6.    Inspection; Field Audits    . Each Loan Party shall, and shall cause each of its Subsidiaries to, permit Administrative Agent and each Lender, and each of their duly authorized representatives and agents to visit and inspect any of its Property, corporate books, and financial records, to examine and make copies of its books of accounts and other financial records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision the Loan Parties hereby authorize such accountants to discuss with Administrative Agent and such Lenders the finances and affairs of the Loan Parties and their Subsidiaries) at such reasonable times and intervals as Administrative Agent or any such Lender may designate and, so long as no Default or Event of Default exists, with reasonable prior notice to U.S. Borrower. Borrowers shall pay to Administrative Agent charges for field audits of the Collateral, inspections and visits to Property, inspections of corporate books and financial records, examinations and copies of books of accounts and financial record and other activities permitted in this Section performed by Administrative Agent or its agents or third party firms, in such amounts as Administrative Agent may from time to time request (Administrative Agent acknowledging and agreeing that any internal charges for such audits and inspections shall be computed in the same manner as it at the time customarily uses for the assessment of charges for similar collateral audits); provided, however, that, in the absence of any Default or Event of Default, after the first anniversary of this Agreement Borrowers shall not be required to pay Administrative Agent for more than 1 such audit per calendar year (it being acknowledged and agreed that Borrowers shall pay Administrative Agent for all such audits as Administrative Agent may require in its discretion during the first year of this Agreement in addition to any pre‑closing audits). In addition, Administrative Agent may obtain (or direct Borrowers to obtain and provide to Administrative Agent) appraisals on the inventory of the Loan Parties and their Subsidiaries, or portions thereof, from time to time as Administrative Agent may designate, which appraisal reports shall in each case be prepared by an appraiser acceptable to Administrative Agent and be in such format and contain such detail as Administrative Agent may request. The costs and expenses incurred in obtaining any such inventory appraisal shall in each case be borne by Borrowers (whether obtained by Administrative Agent or Borrowers).
Section 6.7.    ERISA; Canadian Pension Plans and Canadian Benefit Plans    .
(a)    ERISA. Each Loan Party shall, and shall cause each of its Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of a Lien against any of its Property. Each Loan Party shall, and shall cause each of its Subsidiaries to, promptly notify Administrative Agent and each Lender of: (a) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (c) its intention to terminate or withdraw from any Plan, and (d) the occurrence of any event with respect to any Plan which would result in the incurrence by any Loan Party or any Subsidiary of a Loan Party of any material liability, fine or penalty, or any material increase in the contingent liability of any Loan Party or any Subsidiary of a Loan Party with respect to any post‑retirement Welfare Plan benefit.
(b)    Canadian Pension Plans and Canadian Benefit Plans. Each Loan Party shall, and shall cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under each Canadian Pension Plan and Canadian Benefit Plan (in this Section, collectively the “Canadian Plans” or individually, a “Canadian Plan”) of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of a Lien against any of its Property. Each Loan Party shall, and shall cause each Subsidiary to, promptly notify the Administrative Agent and each Lender of: (a) the occurrence of any material reportable event with respect to a Canadian Plan, (b) receipt of any notice from the Canadian Pension Regulator of its intention to seek termination or wind‑up, in whole or in part, of any Canadian Plan or appointment of a trustee therefor, or (c) the occurrence of any event with respect to any Canadian Plan which would result in the incurrence by any Loan Party or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of any Loan Party or any Subsidiary with respect to any Canadian Plan. The Loan Parties shall cause to be delivered to the Administrative Agent (a) promptly after receipt thereof a copy of any material direction, order, notice, ruling or opinion from any governmental authority (including without limitation the Canadian Pension Regulator) with respect to any Canadian Plan, (b) any default or violation notice under any Canadian Plan or any suit, action, claim or proceeding commenced or threatened with respect to any Canadian Plan or its assets that could result in any material liability, payment of taxes, fine or penalty or (c) any material change in the funding or contribution requirements for any Canadian Plan.
Section 6.8.    Compliance with Laws    . (a)     Each Loan Party shall, and shall cause each of its Subsidiaries to, comply in all respects with all Legal Requirements applicable to or pertaining to its Property or business operations, where any such non‑compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or result in a Lien upon any of its Property.
(b)    Without limiting Section 6.8(a) above, each Loan Party shall, and shall cause each of its Subsidiaries to, at all times, do the following to the extent the failure to do so, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect: (i) comply in all material respects with, and maintain each of the Premises in compliance in all material respects with, all applicable Environmental Laws; (ii) require that each tenant and subtenant, if any, of any of the Premises or any part thereof comply in all material respects with all applicable Environmental Laws; (iii) obtain and maintain in full force and effect all material governmental approvals required by any applicable Environmental Law for the operation of their business and each of the Premises; (iv) cure any material violation by it or at any of the Premises of applicable Environmental Laws; (v) not allow the presence or operation at any of the Premises of any (1) landfill or dump or (2) hazardous waste management facility or solid waste disposal facility as defined pursuant to applicable Environmental Law; (vi) not manufacture, use, generate, transport, treat, store, Release, dispose or handle any Hazardous Material (or allow any tenant or subtenant to do any of the foregoing) at any of the Premises except in the ordinary course of its business and in compliance with all applicable Environmental Laws; (vii) within ten (10) Business Days notify Administrative Agent in writing of and provide any reasonably requested documents upon learning of any of the following in connection with any Loan Party or any Subsidiary of a Loan Party or any of the Premises: (1) any material Environmental Liability; (2) any material Environmental Claim; (3) any material violation of an Environmental Law or material Release, threatened Release or disposal of a Hazardous Material; (4) any restriction on the ownership, occupancy, use or transferability of any Premises arising from or in connection with any (x) Release, threatened Release or disposal of a Hazardous Material or (y) Environmental Law; or (5) any environmental, natural resource, health or safety condition, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; (viii) conduct at its expense any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other corrective or response action necessary to remove, remediate, clean up, correct or abate any material Release, threatened Release or violation of any applicable Environmental Law, (ix) abide by and observe any restrictions on the use of the Premises imposed by any Governmental Authority as set forth in a deed or other instrument affecting any Loan Party’s or any of its Subsidiary’s interest therein; (x) promptly provide or otherwise make available to Administrative Agent any reasonably requested environmental record concerning the Premises which any Loan Party or any Subsidiary of a Loan Party possesses or can reasonably obtain; and (xi) perform, satisfy, and implement any operation, maintenance or corrective actions or other requirements of any Governmental Authority or Environmental Law, or included in any no further action letter or covenant not to sue issued by any Governmental Authority under any Environmental Law.
Section 6.9.    Compliance with OFAC Sanctions Programs    . (a) Each Loan Party shall at all times comply with the requirements of all OFAC Sanctions Programs applicable to such Loan Party and shall cause each of its Subsidiaries to comply with the requirements of all OFAC Sanctions Programs applicable to such Subsidiary.
(b)    Each Loan Party shall provide Administrative Agent, the L/C Issuer, and the Lenders any information regarding the Loan Parties, their Affiliates, and their Subsidiaries necessary for Administrative Agent, the L/C Issuer, and the Lenders to comply with all applicable OFAC Sanctions Programs; subject however, in the case of Affiliates, to such Loan Party’s ability to provide information applicable to them.
(c)    If any Loan Party obtains actual knowledge or receives any written notice that any Loan Party, any Affiliate or any Subsidiary of any Loan Party is named on the then current OFAC SDN List (such occurrence, an “OFAC Event”), such Loan Party shall promptly (i) give written notice to Administrative Agent, the L/C Issuer, and the Lenders of such OFAC Event, and (ii) comply in all material respects with all applicable Laws with respect to such OFAC Event (regardless of whether the party included on the OFAC SDN List is located within the jurisdiction of the United States of America), including the OFAC Sanctions Programs, and each Loan Party hereby authorizes and consents to Administrative Agent, the L/C Issuer, and the Lenders taking any and all steps Administrative Agent, L/C Issuer, or the Lenders deem necessary, in their sole discretion, to avoid violation of all applicable Laws with respect to any such OFAC Event, including the requirements of the OFAC Sanctions Programs (including the freezing and/or blocking of assets and reporting such action to OFAC).
Section 6.10.    Formation of Subsidiaries    . Promptly upon the formation or acquisition of any Subsidiary, Borrowers shall provide Administrative Agent and the Lenders notice thereof and timely comply with the requirements of Section 6.12 (at which time Schedule 5.2 shall be deemed amended to include reference to such Subsidiary). Except for Foreign Subsidiaries existing on the Closing Date and identified on Schedule 5.2, no Loan Party, nor shall it permit any of its Subsidiaries to, form or acquire any Foreign Subsidiary outside of Canada.
Section 6.11.    Use of Proceeds; Margin Stock    . Borrowers shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 5.4. No Borrower nor any Subsidiary will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock or in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.
Section 6.12.    Guaranties and Collateral    .
(a)     Guaranties. The payment and performance of the Secured Obligations shall at all times be guaranteed by (a) with respect to the Secured Obligations owing by the U.S. Loan Parties, each Domestic Subsidiary of the U.S. Borrower, and U.S. Borrower, in its capacity as a guarantor of the Secured Obligations of another U.S. Loan Party and (b) with respect to the Secured Obligations owing by the Canadian Loan Parties, each U.S. Loan Party and each Subsidiary of the Canadian Borrower, and Canadian Borrower, in its capacity as a guarantor of the Secured Obligations of another Canadian Loan Party.
    (b)     Collateral. The Secured Obligations shall be secured by valid, perfected, and enforceable Liens on all right, title, and interest of each Loan Party in all of its real property, personal property, and fixtures, whether now owned or hereafter acquired or arising, and all proceeds, products, and profits thereof; provided, however, that: (i) the Collateral shall not include Excluded Property, (ii) until an Event of Default has occurred and is continuing and thereafter until otherwise required by Administrative Agent or the Required Lenders, Liens on vehicles or other goods which are subject to a certificate of title Law need not be perfected provided that the total value of such property at any one time not so perfected shall not exceed $250,000 (or its U.S. Dollar Equivalent) in the aggregate, (iii) the Collateral need not include (or be perfected if a Lien is granted) those assets of any Loan Party as to which Administrative Agent in its sole discretion determines that the cost of obtaining a security interest in or perfection thereof are excessive in relation to the value of the security to be afforded thereby, and (iv) the Collateral granted by the Canadian Loan Parties shall only secure the Canadian Obligations. Each Loan Party acknowledges and agrees that the Liens on the Collateral shall be granted to Administrative Agent for the benefit of the holders of the Secured Obligations and shall be valid and perfected first priority Liens (to the extent perfection by filing, registration, recordation, possession or control is required herein or in any other Loan Document) subject to the proviso appearing at the end of the preceding sentence and to Liens permitted by Section 7.2, in each case pursuant to one or more Collateral Documents from such Persons, each in form and substance satisfactory to Administrative Agent.
(c)    Liens on Real Property. In the event that any Loan Party owns or hereafter acquires any real property, such Loan Party shall promptly notify the Administrative Agent thereof and execute and deliver to Administrative Agent a charge, mortgage or deed of trust (together with any acknowledgment and direction or other documentation necessary in the opinion of the Administrative Agent) acceptable in form and substance to Administrative Agent for the purpose of granting to Administrative Agent (or a security trustee therefor) a Lien on such real property to secure the relevant Secured Obligations, shall pay all taxes, costs, and expenses incurred by Administrative Agent in recording such charge, mortgage or deed of trust, and shall supply to Administrative Agent at Borrowers’ cost and expense a survey, environmental report, hazard insurance policy, appraisal report, and a mortgagee’s policy of title insurance from a title insurer acceptable to Administrative Agent insuring the validity of such mortgage or deed of trust and its status as a first Lien (subject to Liens permitted by this Agreement) on the real property encumbered thereby and such other instrument, documents, certificates, and opinions reasonably required by Administrative Agent in connection therewith.
(d)    Depository Banks. Each Loan Party shall maintain Administrative Agent (or one of its Affiliates) as its primary depository bank, including for its principal operating, administrative, cash management, lockbox arrangements, collection activity, and other deposit accounts for the conduct of its business. Except for Excluded Deposit Accounts, within forty-five (45) days of the Closing Date, all deposit accounts shall be maintained with Administrative Agent or such other bank(s) reasonably acceptable to Administrative Agent subject to deposit account control agreements in favor of Administrative Agent on terms reasonably satisfactory to Administrative Agent (all such deposit accounts maintained with Administrative Agent or with such other bank(s) subject to a deposit account control agreement being hereinafter collectively referred to as the “Assigned Accounts”). Each Loan Party shall make such arrangements as may be reasonably requested by Administrative Agent to assure that all proceeds of the Collateral are deposited (in the same form as received) in one or more Assigned Accounts. Any proceeds of Collateral received by any Loan Party shall be promptly deposited into an Assigned Account and, until so deposited, shall held by it in trust for Administrative Agent and the Lenders. Each Loan Party acknowledges and agrees that Administrative Agent has (and is hereby granted to the extent it does not already have) a Lien on each Assigned Account and all funds contained therein to secure the relevant Secured Obligations. Administrative Agent agrees with the Loan Parties that if and so long as no Default or Event of Default has occurred or is continuing, amounts on deposit in the Assigned Accounts will (subject to the rules and regulations as from time to time in effect applicable to such demand deposit accounts) be made available to the relevant Loan Party for use in the conduct of its business. Upon the occurrence of any Default or Event of Default, Administrative Agent may apply the funds on deposit in any and all such Assigned Accounts to the Secured Obligations (whether or not then due).
(e)    Further Assurances. Borrower agrees that it shall, and shall cause each Guarantor to, from time to time at the request of Administrative Agent or the Required Lenders, execute and deliver such documents and do such acts and things as Administrative Agent or the Required Lenders may reasonably request in order to provide for or perfect or protect such Liens on the Collateral. In the event Borrower or any Guarantor forms or acquires any other Subsidiary after the date hereof, except as otherwise provided in Sections 6.12(a) and 6.12(b) above, Borrower shall promptly upon such formation or acquisition cause such newly formed or acquired Subsidiary to execute a Guaranty and such Collateral Documents as Administrative Agent may then require, and Borrower shall also deliver to Administrative Agent, or cause such Subsidiary to deliver to Administrative Agent, at Borrower’s cost and expense, such other instruments, documents, certificates, and opinions reasonably required by Administrative Agent in connection therewith.

SECTION 7.	NEGATIVE COVENANTS AND FINANCIAL COVENANTS.
Section 7.1.    Borrowings and Guaranties    . No Loan Party shall, nor shall it permit any of its Subsidiaries to, issue, incur, assume, create or have outstanding any Indebtedness, or incur liabilities under any Hedging Agreement, or be or become liable as endorser, guarantor, surety or otherwise for any Indebtedness or undertaking of any Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any Person; provided, however, that the foregoing shall not restrict nor operate to prevent:
(a)    the Secured Obligations of the Loan Parties and their Subsidiaries owing to Administrative Agent and the Lenders (and their Affiliates);
(b)    purchase money indebtedness and Capitalized Lease Obligations of the Loan Parties and their Subsidiaries in an amount not to exceed $2,000,000 (or its U.S. Dollar Equivalent) in the aggregate at any one time outstanding;
(c)    obligations of the Loan Parties and their Subsidiaries arising out of interest rate, foreign currency, and commodity Hedging Agreements entered into with financial institutions in connection with bona fide hedging activities in the ordinary course of business and not for speculative purposes;
(d)    endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;
(e)    intercompany advances from time to time owing between the Loan Parties in the ordinary course of business to finance their working capital needs;
(f)    existing Indebtedness set forth on Schedule 7.1 hereto;
(g)    Indebtedness in respect of netting services, overdraft protection and similar arrangements, in each case, in connection with cash management and deposit accounts;
(h)    Indebtedness arising from agreements of a Loan Party or its Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations, in each case, incurred or assumed in connection with a Permitted Acquisition;
(i)    replacements, renewals, refinancings or extensions of any Indebtedness described in subsection (f) of this Section that (i) does not exceed the aggregate principal amount (plus accrued interest and applicable premium and associated fees and expenses) of the Indebtedness being replaced, renewed, refinanced or extended, (ii) does not have a weighted average life to maturity at the time of such replacement, renewal, refinancing or extension that is less than the weighted average life to maturity of the Indebtedness being replaced, renewed, refinanced or extended, and (iii) does not rank at the time of such replacement, renewal, refinancing or extension senior to the Indebtedness being replaced, renewed, refinanced or extended;
(j)    unsecured Earn Out Obligations arising in connection with Permitted Acquisitions; and
(k)    unsecured indebtedness of the Loan Parties and their Subsidiaries not otherwise permitted by this Section in an amount not to exceed $500,000 (or its U.S. Dollar Equivalent) in the aggregate at any one time outstanding.
Section 7.2.    Liens    . No Loan Party shall, nor shall it permit any of its Subsidiaries to, create, incur or permit to exist any Lien of any kind on any Property owned by any such Person; provided, however, that the foregoing shall not apply to nor operate to prevent:
(a)    Liens arising by statute in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, Taxes, assessments, statutory obligations or other similar charges (other than Liens arising under ERISA), good faith cash deposits in connection with tenders, contracts or leases to which any Loan Party or any Subsidiary of a Loan Party is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;
(b)    mechanics’, workmen’s, materialmen’s, landlords’, carriers’ or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;
(c)    judgment liens and judicial attachment liens not constituting an Event of Default under Section 8.1(g) and the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of such judgment liens and attachments and liabilities of the Loan Parties and their Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $250,000 (or its U.S. Dollar Equivalent) at any one time outstanding;
(d)    Liens on equipment of any Loan Party or any Subsidiary of a Loan Party created solely for the purpose of securing indebtedness permitted by Section 7.1(b), representing or incurred to finance the purchase price of such Property, provided that no such Lien shall extend to or cover other Property of such Loan Party or such Subsidiary other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the purchase price of such Property, as reduced by repayments of principal thereon;
(e)    any interest or title of a lessor under any operating lease, including the filing of Uniform Commercial Code or PPSA financing statements solely as a precautionary measure in connection with operating leases entered into by any Loan Party or any Subsidiary of a Loan Party in the ordinary course of its business;
(f)    easements, rights‑of‑way, restrictions, and other similar encumbrances against real property incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of any Loan Party or any Subsidiary of a Loan Party;
(g)    bankers’ Liens, rights of setoff and other similar Liens (including under Section 4‑210 of the Uniform Commercial Code) in one or more deposit accounts maintained by any Loan Party or any Subsidiary of a Loan Party, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non‑consensual and arise by operation of Law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;
(h)    Liens granted in favor of Administrative Agent pursuant to the Collateral Documents;
(i)    with respect to any Canadian Loan Party or its Property, reservations, limitations, provisos and conditions expressed in any original grants from the Crown or other grants of real property, or interests in real property;
(j)    the right reserved to or vested in any municipal or Governmental Authority by the terms of any lease, license, franchise, grant or permit acquired by that Person or by any statutory provision to terminate the lease, license, franchise, grant or permit, or to require annual or other payments as a condition to its continuance; and
(k)    other Liens not otherwise permitted in subsections (a)‑(j) above granted with respect to obligations that do not in the aggregate exceed $250,000 (or its U.S. Dollar Equivalent) at any time outstanding, so long as such Liens do not encumber any Property at any time included in the U.S. Borrowing Base or the Canadian Borrowing Base and, to the extent covering any other Collateral, are junior to the Liens granted pursuant to the Collateral Documents.
Section 7.3.    Investments, Acquisitions, Loans and Advances    . No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to (other than for travel advances and other similar cash advances made to employees in the ordinary course of business), any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof; provided, however, that the foregoing shall not apply to nor operate to prevent:
(a)    Cash Equivalents;
(b)    the Loan Parties’ existing investments in their respective Subsidiaries outstanding on the Closing Date;
(c)    intercompany advances made from time to time between the Loan Parties in the ordinary course of business to finance their working capital needs;
(d)    promissory notes and other non‑cash consideration received in connection with dispositions permitted by Section 7.4;
(e)    investments (including debt obligations and equity interests) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and upon the foreclosure with respect to any secured investment or other transfer of title with respect to any secured investment;
(f)    Permitted Acquisitions;
(g)    other investments existing on the Closing Date not otherwise permitted above and listed and identified on Schedule 7.3;
(h)    other investments, loans, and advances in addition to those otherwise permitted by this Section in an amount not to exceed $100,000 (or its U.S. Dollar Equivalent) in the aggregate at any one time outstanding.
In determining the amount of investments, acquisitions, loans, and advances permitted under this Section, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), and loans and advances shall be taken at the principal amount thereof then remaining unpaid.
Section 7.4.    Mergers, Amalgamations, Consolidations and Sales    . No Loan Party shall, nor shall it permit any of its Subsidiaries to, be a party to any merger, amalgamation or consolidation or amalgamation, or sell, transfer, lease or otherwise dispose of all or any part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that this Section shall not apply to nor operate to prevent:
(a)    the sale or lease of inventory in the ordinary course of business;
(b)    the sale, transfer, lease or other disposition of Property of any Loan Party to one another in the ordinary course of its business;
(c)    the merger of any Loan Party with and into Borrower or any other Loan Party, provided that, in the case of any merger involving Borrower, Borrower is the corporation surviving the merger;
(d)    the sale of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection only (and not for the purpose of any bulk sale or securitization transaction);
(e)    the sale, transfer or other disposition of any tangible personal property that, in the reasonable business judgment of the relevant Loan Party or its Subsidiary, has become obsolete or worn out, and which is disposed of in the ordinary course of business; and
(f)    the Disposition of Property of any Loan Party or any Subsidiary of a Loan Party (including any Disposition of Property as part of a sale and leaseback transaction) aggregating for all Loan Parties and their Subsidiaries not more than $250,000 (or its U.S. Dollar Equivalent) during any fiscal year of Borrower, provided that (i) each such Disposition shall be made for fair value and (ii) at least 80% of the total consideration received at the closing of such Disposition shall consist of cash and at least 80% of the total consideration received after taking into account all final purchase price adjustments and/or contingent payments (including working capital adjustment or earn‑out provisions) expressly contemplated by the transaction documents, when received shall consist of cash.
Section 7.5.    Maintenance of Subsidiaries    . No Loan Party shall assign, sell or transfer, nor shall it permit any of its Subsidiaries to issue, assign, sell or transfer, any shares of capital stock or other equity interests of a Subsidiary; provided, however, that the foregoing shall not operate to prevent (a) the issuance, sale, and transfer to any person of any shares of capital stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary, (b) any transaction permitted by Section 7.4(c) above, and (c) Liens on the capital stock or other equity interests of Subsidiaries granted to Administrative Agent pursuant to the Collateral Documents.
Section 7.6.    Dividends and Certain Other Restricted Payments    . No Loan Party shall, nor shall it permit any of its Subsidiaries to, (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or other equity interests (other than dividends or distributions payable solely in its capital stock or other equity interests), (b) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its capital stock or other equity interests or any warrants, options, or similar instruments to acquire the same, or (c) directly or indirectly pay Management Fees (collectively referred to herein as “Restricted Payments”); provided, however, that the foregoing shall not operate to prevent:
(i)    the making of dividends or distributions by any Subsidiary to any Borrower; and
(ii)    the repurchase or redemption of the exchangeable preferred shares issued by Fenix Parts Canada, Inc. outstanding on the Closing Date for consideration consisting solely of shares of the common stock of U.S. Borrower plus any accrued but unpaid dividends (if any) payable thereon that are subsequently permitted hereby but only to the extent required to be paid pursuant to the terms of such exchangeable preferred shares as in effect on the Closing Date.
Section 7.7.    Burdensome Contracts With Affiliates    . No Loan Party shall, nor shall it permit any of its Subsidiaries to, enter into any contract, agreement or business arrangement with any of its Affiliates on terms and conditions which are less favorable to such Loan Party or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.
Section 7.8.    No Changes in Fiscal Year    . The fiscal year of Borrowers and their Subsidiaries ends on December 31st of each year; and no Loan Party shall, nor shall it permit any Subsidiary to, change its fiscal year from its present basis.
Section 7.9.    Change in the Nature of Business    . No Loan Party shall, nor shall it permit any of its Subsidiaries to, engage in any business or activity if as a result the general nature of the business of such Loan Party or any of its Subsidiaries would be changed in any material respect from the general nature of the business engaged in by it as of the Closing Date.
Section 7.10.    No Restrictions    . Except as provided herein, no Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Loan Party or any Subsidiary of a Loan Party to: (a) pay dividends or make any other distribution on any Subsidiary’s capital stock or other equity interests owned by such Loan Party or any other Subsidiary, (b) pay any indebtedness owed to any Loan Party or any other Subsidiary, (c) make loans or advances to any Loan Party or any Subsidiary, (d) transfer any of its Property to any Loan Party or any other Subsidiary, or (e) guarantee the Secured Obligations and/or grant Liens on its assets to Administrative Agent as required by the Loan Documents.
Section 7.11.    Financial Covenants    .
(a)    Net Worth. Borrowers shall at all times maintain Net Worth of Borrowers and their Subsidiaries determined on a consolidated basis in an amount not less than (i) $102,000,000 plus (ii) 50% of Net Income for each fiscal quarter of Borrower ending after December 31, 2015, for which such Net Income is a positive amount (i.e., there shall be no reduction to the minimum amount of Net Worth required to be maintained hereunder for any fiscal quarter in which Net Income is less than zero).
(b)    Total Leverage Ratio. As of the last day of each fiscal quarter of U.S. Borrower, Borrowers shall not permit the Total Leverage Ratio to be greater than (i) for the fiscal quarter ending March 31, 2016, 3.75 to 1.0, (ii) for the fiscal quarters ending June 30, 2016, September 30, 2016, and December 31, 2016, 3.50 to 1.0, (iii) for the fiscal quarter ending March 31, 2017, 3.00 to 1.0, and (iv) for periods ending on or after June 30, 2017, 2.750 to 1.0.
(c)    Fixed Charge Coverage Ratio. As of the last day of each fiscal quarter of U.S. Borrower, Borrowers shall maintain a Fixed Charge Coverage Ratio of not less than 1.20 to 1.0.

SECTION 8.	EVENTS OF DEFAULT AND REMEDIES.
Section 8.1.    Events of Default    . Any one or more of the following shall constitute an “Event of Default” hereunder:
(a)    default in the payment when due of all or any part of the principal of or interest on any Loan (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any Reimbursement Obligation or of any fee or other Obligation payable hereunder or under any other Loan Document;
(b)    default in the observance or performance of any covenant set forth in Sections 6.1, 6.4, 6.5, 6.6, 6.11, or 7, or of any provision in any Loan Document dealing with the use, disposition or remittance of the proceeds of Collateral or requiring the maintenance of insurance thereon;
(c)    default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within thirty (30) days after the earlier of (i) the date on which such failure shall first become known to any Responsible Officer of any Loan Party or (ii) written notice thereof is given to Borrower by Administrative Agent;
(d)    any representation or warranty made herein or in any other Loan Document or in any certificate furnished to Administrative Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) as of the date of the issuance or making or deemed making thereof;
(e)    (i) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents, or (ii) any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or (iii) any of the Collateral Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of Administrative Agent in any Collateral purported to be covered thereby except as expressly permitted by the terms hereof, or (iv) any Loan Party takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder;
(f)    default shall occur under any Material Indebtedness issued, assumed or guaranteed by any Loan Party or any Subsidiary of a Loan Party, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Material Indebtedness (whether or not such maturity is in fact accelerated), or any such Material Indebtedness shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise);
(g)    (i) any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against any Loan Party or any Subsidiary of a Loan Party, or against any of their respective Property, in an aggregate amount for all such Persons in excess of $250,000 (or its U.S. Dollar Equivalent) (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing), and which remains undischarged, unvacated, unbonded or unstayed for a period of 30 days, or any action shall be legally taken by a judgment creditor to attach or levy upon any Property of any Loan Party or any Subsidiary of a Loan Party to enforce any such judgment, or (ii) any Loan Party or any Subsidiary of a Loan Party shall fail within thirty (30) days to discharge one or more non‑monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;
(h)    (i) any Loan Party or any Subsidiary, or any member of its Controlled Group, shall fail to pay when due an amount or amounts aggregating in excess of $100,000 (or its U.S. Dollar Equivalent) which it shall have become liable to pay to the PBGC, to a Plan under Title IV of ERISA or to a Canadian Pension Plan or Canadian Benefit Plan; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by any Loan Party or any Subsidiary, or any other member of its Controlled Group, any plan administrator or any combination of the foregoing having aggregate Unfunded Vested Liabilities or the filing by a Loan Party or any Subsidiary with a governmental regulator of a Canadian Pension Plan or a Canadian Benefits Plan (in each case, a “Canadian Pension Regulator”) of a notice of intent to terminate a Canadian Pension Plan or a Canadian Benefit Plan having aggregate unfunded liabilities, in excess of $100,000 (or its U.S. Dollar Equivalent) (collectively, a “Material Plan”); or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any Loan Party or any Subsidiary, or any member of its Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or (ii) the Canadian Pension Regulator instituting proceedings to terminate, in whole or in part, any Canadian Pension Plan or Canadian Benefit Plan or causing a trustee to be appointed to administer any Canadian Pension Plan or Canadian Benefit Plan; or the Canadian Pension Regulator instituting a proceeding against any Loan Party or any Subsidiary in respect of a Material Plan and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the Canadian Pension Regulator would be entitled to obtain a decree adjudicating that any Canadian Pension Plan or Canadian Benefits Plan must be terminated;
(i)    any Change of Control shall occur;
(j)    any Loan Party or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, or any Canadian Insolvency Legislation or any analogous action is taken under any applicable Law relating to bankruptcy or insolvency, including without limitation an order or declaration by a court of competent jurisdiction that any Loan Party or any Subsidiary is bankrupt or insolvent or any Loan Party or any Subsidiary admitting that the material allegations in a petition, claim or other proceeding filed against it in any bankruptcy, insolvency or debt reorganization proceeding (including without limitation under the United States Bankruptcy Code, as amended, or any Canadian Insolvency Legislation), (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, or any Canadian Insolvency Legislation to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any action in furtherance of any matter described in parts (i) through (v) above, (vii) fail to contest in good faith any appointment or proceeding described in Section 8.1(k) hereof; or (viii) ceasing to carry on business or a substantial part thereof; or
(k)    a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for any Loan Party or any Subsidiary, or any substantial part of any of its Property, or a proceeding described in Section 8.1(j)(v) shall be instituted against any Loan Party or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days.
Section 8.2.    Non‑Bankruptcy Defaults.     When any Event of Default (other than those described in subsection (j) or (k) of Section 8.1 with respect to any Borrower) has occurred and is continuing, Administrative Agent shall, by written notice to Borrowers: (a) if so directed by the Required Lenders, terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (c) if so directed by the Required Lenders, demand that Borrowers immediately deliver to Administrative Agent Cash Collateral in an amount equal to 110% of the aggregate amount of each Letter of Credit then outstanding (in the case of Canadian Borrower, its obligation to provide Cash Collateral being limited to the outstanding Canadian Letters of Credit), and each Borrower agrees to immediately make such payment and acknowledges and agrees that the Lenders would not have an adequate remedy at Law for failure by Borrowers to honor any such demand and that Administrative Agent, for the benefit of the Lenders, shall have the right to require each Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. In addition, Administrative Agent may exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or applicable Law or equity when any such Event of Default has occurred and is continuing. Administrative Agent shall give notice to Borrowers under Section 8.1(c) promptly upon being requested to do so by any Lender. Administrative Agent, after giving notice to Borrowers pursuant to Section 8.1(c) or this Section 8.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.
Section 8.3.    Bankruptcy Defaults    . When any Event of Default described in subsections (j) or (k) of Section 8.1 with respect to any Borrower has occurred and is continuing, then all outstanding Loans shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate and Borrowers shall immediately deliver to Administrative Agent Cash Collateral in an amount equal to 110% of the aggregate amount of each Letter of Credit then outstanding (in the case of Canadian Borrower, its obligation to provide Cash Collateral being limited to the outstanding Canadian Letters of Credit), each Borrower acknowledging and agreeing that the Lenders would not have an adequate remedy at Law for failure by such Borrower to honor any such demand and that the Lenders, and Administrative Agent on their behalf, shall have the right to require each Borrower to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit. In addition, Administrative Agent may exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or applicable Law or equity when any such Event of Default has occurred and is continuing.
Section 8.4.    Collateral for Undrawn Letters of Credit    . (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Sections 2.3(b), 2.9(b), 2.19, 2.20, 8.2 or 8.3 above, Borrowers shall forthwith pay the amount required to be so prepaid, to be held by Administrative Agent as provided in subsection (b) below.
(b)    All amounts prepaid pursuant to subsection (a) above shall be held by Administrative Agent in one or more separate collateral accounts (each such account, and the credit balances, properties, and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the “Collateral Account”) as security for, and for application by Administrative Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the L/C Issuer, and to the payment of the unpaid balance of all other Secured Obligations owing by such Borrower. The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of Administrative Agent as Secured Party. If and when requested by the relevant Borrower, Administrative Agent shall invest funds held in the Collateral Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that Administrative Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to amounts due and owing from such Borrower to the L/C Issuer, Administrative Agent or the Lenders. Subject to the terms of Sections 2.19 and 2.20, if Borrowers shall have made payment of all obligations referred to in subsection (a) above required under Section 2.9(b), at the request of Borrowers Administrative Agent shall release to the relevant Borrower amounts held in the Collateral Account so long as at the time of the release and after giving effect thereto no Default or Event of Default exists. After all Letters of Credit have expired or been cancelled and the expiration or termination of all Commitments, at the request of Borrowers, Administrative Agent shall release any remaining amounts held in the Collateral Account following payment in full in cash of all Secured Obligations.
Section 8.5.    Post‑Default Collections    . Anything contained herein or in the other Loan Documents to the contrary notwithstanding (including, without limitation, Section 2.9(b)), all payments and collections received in respect of the Obligations and all proceeds of the Collateral and payments made under or in respect of the Guaranty Agreements received, in each instance, by Administrative Agent or any of the Lenders after acceleration or the final maturity of the Obligations or termination of the Commitments as a result of an Event of Default shall be remitted to Administrative Agent and distributed as follows:
(a)    first, to the payment of any outstanding costs and expenses incurred by Administrative Agent, and any security trustee therefor, in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral, in protecting, preserving or enforcing rights under the Loan Documents, and in any event including all costs and expenses of a character which the Loan Parties have agreed to pay Administrative Agent under Section 11.4 (such funds to be retained by Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to Administrative Agent);
(b)    second, to the payment of any outstanding interest and fees due under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;
(c)    third, to the payment of principal on the Loans, unpaid Reimbursement Obligations, together with amounts to be held by Administrative Agent as collateral security for any outstanding L/C Obligations pursuant to Section 8.4 (until Administrative Agent is holding an amount of cash equal to 110% of the then outstanding amount of all such L/C Obligations), and Hedging Liability, the aggregate amount paid to, or held as collateral security for, the Lenders and L/C Issuer and, in the case of Hedging Liability, their Affiliates to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;
(d)    fourth, to the payment of all other unpaid Secured Obligations and all other indebtedness, obligations, and liabilities of the Loan Parties secured by the Loan Documents (including, without limitation, Bank Product Obligations) to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and
(e)    finally, to the relevant Borrower or whoever else may be lawfully entitled thereto.
Section 8.6.    Implementation of CAM    . (a)(i) On the CAM Exchange Date, to the extent not otherwise prohibited by a Legal Requirement or otherwise, each U.S. Lender shall immediately be deemed to have acquired (and shall promptly make payment therefor to Administrative Agent in accordance with Section 2.7) participations in the Swing Loans in an amount equal to such U.S. Lender’s Revolver Percentage of each Swing Loan outstanding on such date, (ii) except as provided in clause (iv) below, all Loans outstanding in Canadian Dollars (“Loans to be Converted”) shall be converted into U.S. Dollars (calculated on the basis of the relevant exchange rate as of the Business Day immediately preceding the CAM Exchange Date) (“Converted Loans”), (iii) all L/C Obligations outstanding in Canadian Dollars (“L/C Obligations to be Converted”) shall be converted into U.S. Dollars (calculated on the basis of the relevant exchange rate as of the Business Day immediately preceding the CAM Exchange Date) (“Converted L/C Obligations”), and (iv) on the CAM Exchange Date (with respect to Loans and L/C Obligations), each Lender severally, unconditionally and irrevocably agrees that it shall purchase or sell in U.S. Dollars a participating interest in the Converted Loans and Converted L/C Obligations in an amount equal to its CAM Percentage of (x) the outstanding principal amount of the Loans and (y) the outstanding L/C Obligations, as applicable, such that in lieu of the interest of each Lender in each Credit in which it shall participate prior to the CAM Exchange Date, such Lender shall hold an interest in every one of the Credits whether or not such Lender shall have previously participated therein, equal to such Lender’s CAM Percentage thereof on the CAM Exchange Date. All Converted Loans and Converted L/C Obligations (which shall have been converted into Canadian Revolving Loans denominated in U.S. Dollars) shall bear interest at the rate which would otherwise be applicable to Base Rate Loans. Each Lender, the U.S. Borrower and the Canadian Borrower hereby consents and agrees to the CAM Exchange, and each Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any person that acquires a participation in its interests in any Credit. Each of the U.S. Borrower and the Canadian Borrower agrees from time to time to execute and deliver to Administrative Agent all instruments and documents as Administrative Agent shall reasonably request to evidence and confirm the respective interests of the Lenders after giving effect to the CAM Exchange.
(b)    If, for any reason, the Loans to be Converted or the L/C Obligations to be Converted, as the case may be, may not be converted into U.S. Dollars in the manner contemplated by paragraph (a) of this Section 8.6, (i) Administrative Agent shall determine the U.S. Dollar Equivalent of the Loans to be Converted or the L/C Obligations to be Converted, as the case may be (calculated on the basis of the exchange rate as of the Business Day immediately preceding the date on which such conversion would otherwise occur pursuant to paragraph (a) of this Section 8.6) and such determination shall be utilized to determine the CAM Percentage of each Lender and the participations to be exchanged.
(c)    As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by Administrative Agent pursuant to any Loan Document in respect of the Obligations, and each distribution made by Administrative Agent pursuant to any Collateral Document in respect of the Obligations, shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Lender upon or after the CAM Exchange Date, including by way of setoff, in respect of an Obligation shall be paid over to Administrative Agent for distribution to the Lenders in accordance herewith.

SECTION 9.	ADMINISTRATIVE AGENT .
Section 9.1.    Appointment and Authority    . Each of the Lenders and the L/C Issuers hereby irrevocably appoints BMO Harris Bank N.A. to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 9 are solely for the benefit of Administrative Agent, the Lenders and the L/C Issuers, and no Borrower nor any other Loan Party shall have rights as a third‑party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
Section 9.2.    Rights as a Lender    . The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to the Lenders.
Section 9.3.    Action by Administrative Agent; Exculpatory Provisions;     . (a) Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, Administrative Agent and its Related Parties:
(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action; and
(iii)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.
(b)    Neither Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.2, 8.3, 8.4, 8.5 and 11.3), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Any such action taken or failure to act pursuant to the foregoing shall be binding on all Lenders. Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to Administrative Agent in writing by a Borrower, a Lender, or the L/C Issuer.
(c)    Neither Administrative Agent nor any of its Related Parties shall be responsible for or have any duty or obligation to any Lender or L/C Issuer or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Section 4.1 or 4.2 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.
Section 9.4.    Reliance by Administrative Agent    . Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, Administrative Agent may presume that such condition is satisfactory to such Lender or L/C Issuer unless Administrative Agent shall have received notice to the contrary from such Lender or L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 9.5.    Delegation of Duties    . Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by Administrative Agent. Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub‑agent and to the Related Parties of Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent. Administrative Agent shall not be responsible for the negligence or misconduct of any sub‑agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub‑agents.
Section 9.6.    Resignation of Administrative Agent    . (a) Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrowers, to appoint a successor, which shall be a bank with an office in the United States of America, or an Affiliate of any such bank with an office in the United States of America. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    With effect from the Resignation Effective Date, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender and L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. If on the Resignation Effective Date no successor has been appointed and accepted such appointment, Administrative Agent’s rights in the Collateral Documents shall be assigned without representation, recourse or warranty to the Lenders and L/C Issuer as their interests may appear. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by any Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between such Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 9 and Section 11.4 shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
Section 9.7.    Non‑Reliance on Administrative Agent and Other Lenders    . Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Upon a Lender’s written request, Administrative Agent agrees to forward to such Lender, when complete, copies of any field audit, examination, or appraisal report prepared by or for Administrative Agent with respect to any Borrower or any Loan Party or the Collateral (herein, “Reports”). Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of Administrative Agent; (b) Administrative Agent (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) shall not be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding Borrowers and the other Loan Parties and will rely significantly upon the books and records of Borrowers and the other Loan Parties, as well as on representations of personnel of Borrowers and the other Loan Parties, and that Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
Section 9.8.    L/C Issuer and Swing Line Lender.     The relevant L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Swing Line Lender shall act on behalf of the Lenders with respect to the Swing Loans made hereunder. Each L/C Issuer and the Swing Line Lender shall each have all of the benefits and immunities (i) provided to Administrative Agent in this Section 9 with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications pertaining to such Letters of Credit or by the Swing Line Lender in connection with Swing Loans made or to be made hereunder as fully as if the term “Administrative Agent”, as used in this Section 9, included such L/C Issuer and the Swingline Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to such L/C Issuer or Swing Line Lender, as applicable. Any resignation by the Person then acting as Administrative Agent pursuant to Section 9.6 shall also constitute its resignation or the resignation of its Affiliate as L/C Issuer and Swing Line Lender except as it may otherwise agree. If such Person then acting as L/C Issuer so resigns, it shall retain all the rights, powers, privileges and duties of a L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Loans or fund risk participations in Reimbursement Obligations pursuant to Section 2.3. If such Person then acting as Swing Line Lender resigns, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Loans or fund risk participations in outstanding Swing Loans pursuant to Section 2.7. Upon the appointment by Borrowers of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable (other than any rights to indemnity payments or other amounts that remain owing to the retiring L/C Issuer or Swing Line Lender), and (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents other than with respect to its outstanding Letters of Credit and Swing Line Loans, and (iii) upon the request of the resigning L/C Issuer, the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the resigning L/C Issuer to effectively assume the obligations of the resigning L/C Issuer with respect to such Letters of Credit.
Section 9.9.    Hedging Liability and Bank Product Obligations    . By virtue of a Lender’s execution of this Agreement or an assignment agreement pursuant to Section 11.2, as the case may be, any Affiliate of such Lender with whom any Borrower or any other Loan Party has entered into an agreement creating Hedging Liability or Bank Product Obligations shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom Administrative Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate’s right to share in payments and collections out of the Collateral and the Guaranty Agreements as more fully set forth in Section 8.5. In connection with any such distribution of payments and collections, or any request for the release of the Guaranty Agreements and Administrative Agent’s Liens in connection with the termination of the Commitments and the payment in full of the Obligations, Administrative Agent shall be entitled to assume no amounts are due to any Lender or its Affiliate with respect to Hedging Liability or Bank Product Obligations unless such Lender has notified Administrative Agent in writing of the amount of any such liability owed to it or its Affiliate prior to such distribution or payment or release of Guaranty Agreements and Liens.
Section 9.10.    Designation of Additional Agents    . Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as “syndication agents,” “documentation agents,” “book runners,” “lead arrangers,” “arrangers,” or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.
Section 9.11.    Authorization to Enter into, and Enforcement of, the Collateral Documents; Possession of Collateral    . Administrative Agent is hereby irrevocably authorized by each of the Lenders and the L/C Issuer to execute and deliver the Collateral Documents on behalf of each of the Lenders, the L/C Issuer, and their Affiliates and to take such action and exercise such powers under the Collateral Documents as Administrative Agent considers appropriate; provided Administrative Agent shall not amend the Collateral Documents unless such amendment is agreed to in writing by the Required Lenders. Upon the occurrence of an Event of Default, Administrative Agent shall take such action to enforce its Lien on the Collateral and to preserve and protect the Collateral as may be directed by the Required Lenders. Unless and until the Required Lenders give such direction, Administrative Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders and L/C Issuer. Each Lender and L/C Issuer acknowledges and agrees that it will be bound by the terms and conditions of the Collateral Documents upon the execution and delivery thereof by Administrative Agent. Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall Administrative Agent be responsible or liable to the Lenders, the L/C Issuer or their Affiliates for any failure to monitor or maintain any portion of the Collateral. The Lenders and L/C Issuer hereby irrevocably authorize (and each of their Affiliates holding any Bank Product Obligations and Hedging Liability entitled to the benefits of the Collateral shall be deemed to authorize) Administrative Agent, based upon the instruction of the Required Lenders, to credit bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted by Administrative Agent (or any security trustee therefore) under the provisions of the Uniform Commercial Code or PPSA, including pursuant to Sections 9‑610 or 9‑620 of the Uniform Commercial Code, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 of the United States Bankruptcy Code, or at any sale or foreclosure conducted by Administrative Agent or any security trustee therefore (whether by judicial action or otherwise) in accordance with applicable Law. Except as otherwise specifically provided for herein, no Lender, L/C Issuer, or their Affiliates, other than Administrative Agent, shall have the right to institute any suit, action or proceeding in equity or at Law for the foreclosure or other realization upon any Collateral or for the execution of any trust or power in respect of the Collateral or for the appointment of a receiver or for the enforcement of any other remedy under the Collateral Documents; it being understood and intended that no one or more of the Lenders or L/C Issuer or their Affiliates shall have any right in any manner whatsoever to affect, disturb or prejudice the Lien of Administrative Agent (or any security trustee therefor) under the Collateral Documents by its or their action or to enforce any right thereunder, and that all proceedings at Law or in equity shall be instituted, had, and maintained by Administrative Agent (or its security trustee) in the manner provided for in the relevant Collateral Documents for the benefit of the Lenders, the L/C Issuer, and their Affiliates. Each Lender and L/C Issuer is hereby appointed agent for the purpose of perfecting Administrative Agent’s security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code or other applicable Law can be perfected only by possession. Should any Lender or L/C Issuer (other than Administrative Agent) obtain possession of any Collateral, such Lender or L/C Issuer shall notify Administrative Agent thereof, and, promptly upon Administrative Agent’s request therefor shall deliver such Collateral to Administrative Agent or in accordance with Administrative Agent’s instructions.
Section 9.12.    Authorization to Release, Limit or Subordinate Liens or to Release Guaranties    . Administrative Agent is hereby irrevocably authorized by each of the Lenders, the L/C Issuer, and their Affiliates to (a) release any Lien covering any Collateral that is sold, transferred, or otherwise disposed of in accordance with the terms and conditions of this Agreement and the relevant Collateral Documents (including a sale, transfer, or disposition permitted by the terms of Section 7.4 or which has otherwise been consented to in accordance with Section 11.3), (b) release or subordinate any Lien on Collateral consisting of goods financed with purchase money indebtedness or under a Capital Lease to the extent such purchase money indebtedness or Capitalized Lease Obligation, and the Lien securing the same, are permitted by Sections 7.1(b) and 7.2(d), (c) reduce or limit the amount of the indebtedness secured by any particular item of Collateral to an amount not less than the estimated value thereof to the extent necessary to reduce mortgage registry, filing and similar tax, (d) release Liens on the Collateral following termination or expiration of the Commitments and payment in full in cash of the Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit that have been Cash Collateralized to the satisfaction of Administrative Agent and relevant L/C Issuer) and, if then due, Hedging Liability and Bank Product Obligations, and (e) release any Subsidiary from its obligations as a Guarantor if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents. Upon Administrative Agent’s request, the Required Lenders will confirm in writing Administrative Agent’s authority to release or subordinate its interest in particular types or items of Property or to release any Person form its obligations as a Guarantor under the Loan Documents.
Section 9.13.    Authorization of Administrative Agent to File Proofs of Claim     In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders, the L/C Issuer and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and Administrative Agent under the Loan Documents including, but not limited to, Sections 2.12, 3.4, 3.5, and 11.4) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and L/C Issuer to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.12 and 11.4. Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or L/C Issuer or to authorize Administrative Agent to vote in respect of the claim of any Lender or L/C Issuer in any such proceeding.

SECTION 10.	THE GUARANTEES.
Section 10.1.    The Guarantees    . (a) To induce the Lenders and L/C Issuer to provide the credits described herein and in consideration of benefits expected to accrue to Borrowers by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Domestic Subsidiary party hereto (including any Domestic Subsidiary executing an Additional Guarantor Supplement in the form attached hereto as Exhibit G or such other form acceptable to Administrative Agent) and U.S. Borrower (as to the Secured Obligations of another Loan Party) hereby unconditionally and irrevocably guarantees jointly and severally the due and punctual payment of all present and future Secured Obligations (including the Secured Obligations of the Canadian Loan Parties in addition to the Secured Obligations of the U.S. Loan Parties), including, but not limited to, the due and punctual payment of principal of and interest on the Loans, the Reimbursement Obligations, and the due and punctual payment of all other Obligations now or hereafter owed by any Borrower under the Loan Documents and the due and punctual payment of all Hedging Liability and Bank Product Obligations, in each case as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including all interest, costs, fees, and charges after the entry of an order for relief against any Borrower or such other obligor in a case under the United States Bankruptcy Code or Canadian Insolvency Legislation or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against such Borrower or any such obligor in any such proceeding); provided, however, that, with respect to any Guarantor, Hedging Liability guaranteed by such Guarantor shall exclude all Excluded Swap Obligations. In case of failure by a Borrower or other obligor punctually to pay any Secured Obligations guaranteed hereby, each Guarantor hereby unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, and as if such payment were made by the relevant Borrower or such obligor.
    (b)    Each Canadian Loan Party shall guarantee the Secured Obligations of the other Canadian Loan Parties pursuant to the Canadian Guarantee Agreement.
Section 10.2.    Guarantee Unconditional    . The obligations of each Guarantor under this Section 10 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:
(a)    any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of any Loan Party or other obligor or of any other guarantor under this Agreement or any other Loan Document or by operation of Law or otherwise;
(b)    any modification or amendment of or supplement to this Agreement or any other Loan Document or any agreement relating to Hedging Liability or Bank Product Obligations;
(c)    any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting, any Loan Party or other obligor, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of any Loan Party or other obligor or of any other guarantor contained in any Loan Document;
(d)    the existence of any claim, set‑off, or other rights which any Loan Party or other obligor or any other guarantor may have at any time against Administrative Agent, any Lender, the L/C Issuer or any other Person, whether or not arising in connection herewith;
(e)    any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against any Loan Party or other obligor, any other guarantor, or any other Person or Property;
(f)    any application of any sums by whomsoever paid or howsoever realized to any obligation of any Loan Party or other obligor, regardless of what obligations of any Loan Party or other obligor remain unpaid;
(g)    any invalidity or unenforceability relating to or against any Loan Party or other obligor or any other guarantor for any reason of this Agreement or of any other Loan Document or any agreement relating to Hedging Liability or Bank Product Obligations or any provision of applicable Law or regulation purporting to prohibit the payment by any Loan Party or other obligor or any other guarantor of the principal of or interest on any Loan or any Reimbursement Obligation or any other amount payable under the Loan Documents or any agreement relating to Hedging Liability or Bank Product Obligations; or
(h)    any other act or omission to act or delay of any kind by Administrative Agent, any Lender, the L/C Issuer, or any other Person or any other circumstance whatsoever that might, but for the provisions of this subsection, constitute a legal or equitable discharge of the obligations of any Guarantor under this Section 10.
Section 10.3.    Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances    . Each Guarantor’s obligations under this Section 10 shall remain in full force and effect until the Commitments are terminated, all Letters of Credit have expired, and the principal of and interest on the Loans and all other amounts payable by Borrowers and the other Loan Parties under this Agreement and all other Loan Documents and, if then outstanding and unpaid, all Hedging Liability and Bank Product Obligations shall have been paid in full. If at any time any payment of the principal of or interest on any Loan or any Reimbursement Obligation or any other amount payable by any Loan Party or other obligor or any guarantor under the Loan Documents or any agreement relating to Hedging Liability or Bank Product Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of such Loan Party or other obligor or of any guarantor, or otherwise, each Guarantor’s obligations under this Section 10 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.
Section 10.4.    Subrogation    . Each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the Secured Obligations shall have been paid in full subsequent to the termination of all the Commitments and expiration of all Letters of Credit. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Secured Obligations and all other amounts payable by the Loan Parties hereunder and the other Loan Documents and (y) the termination of the Commitments and expiration of all Letters of Credit, such amount shall be held in trust for the benefit of Administrative Agent, the Lenders, and the L/C Issuer (and their Affiliates) and shall forthwith be paid to Administrative Agent for the benefit of the Lenders and L/C Issuer (and their Affiliates) or be credited and applied upon the Secured Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.
Section 10.5.    Subordination    . Each Guarantor (each referred to herein as a “Subordinated Creditor”) hereby subordinates the payment of all indebtedness, obligations, and liabilities of Borrower or other Loan Party owing to such Subordinated Creditor, whether now existing or hereafter arising, to the indefeasible payment in full in cash of all Secured Obligations. During the existence of any Event of Default, subject to Section 10.4, any such indebtedness, obligation, or liability of Borrower or other Loan Party owing to such Subordinated Creditor shall be enforced and performance received by such Subordinated Creditor as trustee for the benefit of the holders of the Secured Obligations and the proceeds thereof shall be paid over to Administrative Agent for application to the Secured Obligations (whether or not then due), but without reducing or affecting in any manner the liability of such Guarantor under this Section 10.
Section 10.6.    Waivers    . Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and any notice not provided for herein, as well as any requirement that at any time any action be taken by Administrative Agent, any Lender, the L/C Issuer, or any other Person against any Borrower or any other Loan Party or other obligor, another guarantor, or any other Person.
Section 10.7.    Limit on Recovery    . Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Section 10 shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under this Section 10 void or voidable under applicable Law, including, without limitation, fraudulent conveyance law.
Section 10.8.    Stay of Acceleration    . If acceleration of the time for payment of any amount payable by any Borrower or other Loan Party or other obligor under this Agreement or any other Loan Document, or under any agreement relating to Hedging Liability or Bank Product Obligations, is stayed upon the insolvency, bankruptcy or reorganization of such Borrower or such other Loan Party or obligor, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents, or under any agreement relating to Hedging Liability or Bank Product Obligations, shall nonetheless be payable by the Guarantors hereunder forthwith on demand by Administrative Agent made at the request or otherwise with the consent of the Required Lenders.
Section 10.9.    Benefit to Guarantors    . The Loan Parties are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of Borrower and the other Loan Parties has a direct impact on the success of each other Loan Party. Each Guarantor will derive substantial direct and indirect benefit from the extensions of credit hereunder, and each Guarantor acknowledges that this guarantee is necessary or convenient to the conduct, promotion and attainment of its business.
Section 10.10.    Keepwell    . Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this Guaranty, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until discharged in accordance with Section 10.3. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 11.	MISCELLANEOUS .
Section 11.1.    Notices    .
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:
(i)    if to any Borrower or any other Loan Party, to it at One Westbrook Corporate Center, Suite 920, Westchester, Illinois  60154, Attention of W. Kent Robertson (Facsimile No. n/a; Telephone No. (630) 480‑6413);
(ii)    if to Administrative Agent, to BMO Harris Bank N.A. at 111 West Monroe Street, 5E, Chicago, Illinois  60603, Attention of Ken Kramer and Isabella Battista (Facsimile No. 312‑293‑4044; Telephone No. 312‑461‑6378 (Kramer) and 312‑461‑5583 (Battista));
(iii)    if to BMO Harris Bank N.A. in its capacity as L/C Issuer, to it at 111 West Monroe Street, 5E, Chicago, Illinois  60603, Attention of Ken Kramer and Isabella Battista (Facsimile No. 312‑293‑4044; Telephone No. 312‑461‑6378 (Kramer) and 312‑461‑5583 (Battista)), and if to any other L/C Issuer, to it at the address provided in writing to Administrative Agent and Borrowers at the time of its appointment as an L/C Issuer hereunder;
(iv)    if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in subsection (b) below, shall be effective as provided in said subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Sections 2.1, 2.2, 2.3, 2.6 and 2.7 if such Lender or L/C Issuer, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Sections by electronic communication. Administrative Agent or the relevant Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e‑mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e‑mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e‑mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
(d)    Platform. (i) Each Loan Party agrees that Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the L/C Issuers and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).
(ii)    The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non‑infringement of third‑party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s, any Loan Party’s or Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to Administrative Agent, any Lender or any L/C Issuer by means of electronic communications pursuant to this Section, including through the Platform.
Section 11.2.    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that (in each case with respect to any Credit) any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and the Loans at the time owing to it (in each case with respect to any Credit) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the relevant Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than U.S. $5,000,000 in the case of any assignment in respect of the U.S. Revolving Credit, U.S. $1,000,000 in the case of any assignment in respect of the Canadian Revolving Credit, or U.S. $1,000,000 in the case of any assignment in respect of any Term Loan, unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, the relevant Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Credits on a non‑pro rata basis.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:
(A)    the consent of Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within five (5) Business Days after having received notice thereof;
(B)    the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the U.S. Revolving Credit or the Canadian Revolving Credit if such assignment is to a Person that is not a Lender with a Commitment in respect of such Credit, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (ii) any Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)    the consent of each U.S. L/C Issuer and Swing Line Lender shall be required for any assignment in respect of the U.S. Revolving Credit, and the consent of each Canadian L/C Issuer shall be required for any assignment in respect of the Canadian Revolving Credit.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) any Borrower or any other Loan Party or any Loan Party’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural Person.
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the relevant Borrower and Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent, each L/C Issuer, the Swing Line Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Loans in accordance with its Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 11.4 and 11.6 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
(c)    Register. Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrowers, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or Administrative Agent, sell participations to any Person (other than a natural Person or any Borrower or any other Loan Party or any Loan Party’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) Borrowers, Administrative Agent, the L/C Issuers and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.4(c) with respect to any payments made by such Lender to its Participant(s).
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 11.3 that expressly relate to amendments requiring the unanimous consent of the Lenders in the Facility in which such Participant participates. Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.4, and 3.5 (subject to the requirements and limitations therein, including the requirements under Section 3.1(g) (it being understood that the documentation required under Section 3.1(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 3.7 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 3.1 or 3.4, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the relevant Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 2.18 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 11.6 (Right of Setoff) as though it were a Lender; provided that such Participant agrees to be subject to Section 11.7 (Sharing of Payments by Lenders) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the relevant Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103‑1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Section 11.3.    Amendments.     Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) Borrowers, (b) the Required Lenders, and (c) if the rights or duties of Administrative Agent, the L/C Issuer, or the Swing Line Lender are affected thereby, Administrative Agent, the L/C Issuer, or the Swing Line Lender, as applicable; provided that:
(i)    no amendment or waiver pursuant to this Section 11.3 shall (A) increase any Commitment of any Lender without the consent of such Lender or (B) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or of any Reimbursement Obligation or of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Loan or Letter of Credit (or participate therein) hereunder; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the default rate provided in Section 2.10 or to waive any obligation of any Borrower to pay interest or fees at the default rate as set forth therein or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest or any fee payable hereunder;
(ii)    no amendment or waiver pursuant to this Section 11.3 shall, unless signed by each Lender, change the definition of Required Lenders, change the provisions of this Section 11.3, change Section 11.3 in a manner that would affect the ratable sharing of setoffs required thereby, change the application of payments contained in Section 2.13 or 8.5, release any material Guarantor or all or substantially all of the Collateral (except as otherwise provided for in the Loan Documents), or affect the number of Lenders required to take any action hereunder or under any other Loan Document;
(iii)    no amendment or waiver pursuant to this Section 11.3 shall, unless signed by each Lender affected thereby, extend the Termination Date, or extend the stated expiration date of any Letter of Credit beyond the Termination Date; and
(iv)    no amendment to Section 10 or the Canadian Guarantee Agreement shall be made without the consent of the Guarantor(s) affected thereby.
Notwithstanding anything to the contrary herein, (1) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, (2) if Administrative Agent and Borrowers have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then Administrative Agent and Borrowers shall be permitted to amend such provision, and (3) guarantees, collateral security documents and related documents executed by any Borrower or any other Loan Party in connection with this Agreement may be in a form reasonably determined by Administrative Agent and may be amended, supplemented or waived without the consent of any Lender if such amendment, supplement or waiver is delivered in order to (x) comply with local Law or advice of local counsel, (y) cure ambiguities, omissions, mistakes or defects or (z) cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.
Section 11.4.    Costs and Expenses; Indemnification    .
(a)    Costs and Expenses. Borrowers shall pay (i) all reasonable out‑of‑pocket expenses incurred by Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Administrative Agent), and shall pay all fees and time charges and disbursements for attorneys who may be employees of Administrative Agent, in connection with the syndication of the Credits, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including, without limitation, such fees and expenses incurred in connection with (x) the creation, perfection or protection of the Liens under the Loan Documents (including all search, filing and recording fees) and (y) environmental assessments, insurance reviews, collateral audits and valuations, and field exams as provided herein, (ii) all reasonable out‑of‑pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out‑of‑pocket expenses incurred by Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for Administrative Agent, any Lender or any L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of Administrative Agent, any Lender or any L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code or Canadian Insolvency Law involving any Borrower or any other Loan Party as a debtor thereunder).
(b)    Indemnification by the Loan Parties. Each Loan Party shall indemnify Administrative Agent (and any sub‑agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any third party or any Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub‑agent thereof), any Swing Line Lender and L/C Issuer, and their Related Parties, the administration and enforcement of this Agreement and the other Loan Documents (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code or Canadian Insolvency Law involving any Borrower or any other Loan Party as a debtor thereunder), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any Environmental Claim or Environmental Liability, including with respect to the actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, related in any way to any Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto (including, without limitation, any settlement arrangement arising from or relating to the foregoing); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This subsection (b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non‑Tax claim.
(c)    Reimbursement by Lenders. To the extent that (i) the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by any of them to Administrative Agent (or any sub‑agent thereof), any L/C Issuer, any Swing Line Lender or any Related Party or (ii) any liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever are imposed on, incurred by, or asserted against, Administrative Agent, the L/C Issuer, any Swing Line Lender or a Related Party in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Administrative Agent, the L/C Issuer, any Swing Line Lender or a Related Party in connection therewith, then, in each case, each Lender severally agrees to pay to Administrative Agent (or any such sub‑agent), such L/C Issuer, such Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Percentage share of the aggregate Credits at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to any L/C Issuer or Swing Line Lender solely in its capacity as such, only the Lenders party to the relevant Revolving Credit shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Lenders’ pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each such Lender’s Percentage share of the relevant Revolving Credit at such time); and provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub‑agent), such L/C Issuer or such Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub‑agent), such L/C Issuer or any such Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 11.15.
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Loan Parties shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)    Payments. All amounts due under this Section shall be payable not later than 10 days after demand therefor.
(f)    Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.
Section 11.5.    No Waiver, Cumulative Remedies.     No delay or failure on the part of Administrative Agent, the L/C Issuer, or any Lender, or on the part of the holder or holders of any of the Obligations, in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of Administrative Agent, the L/C Issuer, the Lenders, and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.
Section 11.6.    Right of Setoff    . In addition to any rights now or hereafter granted under the Loan Documents or applicable Law and not by way of limitation of any such rights, if an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, such L/C Issuer or any such Affiliate, to or for the credit or the account of any Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 2.19 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent, the L/C Issuers, and the Lenders, and (y) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and L/C Issuer agrees to notify Borrowers and Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 11.7.    Sharing of Payments by Lenders.     If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:
(a)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(b)    the provisions of this Section shall not be construed to apply to (x) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Obligations to any assignee or participant, other than to any Loan Party or any Subsidiary thereof (as to which the provisions of this Section shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.
Section 11.8.    Survival of Representations.     All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.
Section 11.9.    Survival of Indemnities.     All indemnities and other provisions relative to reimbursement to the Lenders and L/C Issuer of amounts sufficient to protect the yield of the Lenders and L/C Issuer with respect to the Loans and Letters of Credit, including, but not limited to, Sections 3.1, 3.4, 3.5, and 11.4, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.
Section 11.10.    Counterparts; Integration; Effectiveness.
(a)    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. For purposes of determining compliance with the conditions specified in Section 4.1, each Lender and L/C Issuer that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender or L/C Issuer unless Administrative Agent shall have received notice from such Lender or L/C Issuer prior to the Closing Date specifying its objection thereto.
(b)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper‑based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the Illinois State Electronic Commerce Security Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.
Section 11.11.    Headings.     Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.
Section 11.12.    Severability of Provisions.     Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of Law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of Law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.
Section 11.13.    Construction    . The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents. The provisions of this Agreement relating to Subsidiaries of a Loan Party shall only apply during such times as such Loan Party has one or more Subsidiaries. NOTHING CONTAINED HEREIN SHALL BE DEEMED OR CONSTRUED TO PERMIT ANY ACT OR OMISSION WHICH IS PROHIBITED BY THE TERMS OF ANY COLLATERAL DOCUMENT, THE COVENANTS AND AGREEMENTS CONTAINED HEREIN BEING IN ADDITION TO AND NOT IN SUBSTITUTION FOR THE COVENANTS AND AGREEMENTS CONTAINED IN THE COLLATERAL DOCUMENTS.
Section 11.14.    Excess Interest    . Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest (including all amounts comprising “interest” as defined in the Criminal Code (Canada)) in excess of the maximum amount of interest permitted by applicable Law (including, the “criminal rate” as defined in the Criminal Code (Canada)) to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control, (b) no Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that Administrative Agent or any Lender may have received hereunder shall, at the option of Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable Law), (ii) refunded to the relevant Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury Laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) no Borrower nor any guarantor or endorser shall have any action against Administrative Agent or any Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of a Borrower’s Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Borrower’s Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on such Borrower’s Obligations had the rate of interest not been limited to the Maximum Rate during such period.
Section 11.15.    Lender’s and L/C Issuer’s Obligations Several    . The obligations of the Lenders and L/C Issuer hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders or L/C Issuer pursuant hereto shall be deemed to constitute the Lenders and L/C Issuer a partnership, association, joint venture or other entity.
Section 11.16.    No Advisory or Fiduciary Responsibility    . In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between any Loan Party and its Subsidiaries and Administrative Agent, the L/C Issuer, or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether Administrative Agent, the L/C Issuer, or any Lender has advised or is advising any Loan Party or any of its Subsidiaries on other matters, (ii) the arranging and other services regarding this Agreement provided by Administrative Agent, the L/C Issuer, and the Lenders are arm’s‑length commercial transactions between such Loan Parties and their Affiliates, on the one hand, and Administrative Agent, the L/C Issuer, and the Lenders, on the other hand, (iii) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) Administrative Agent, the L/C Issuer, and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its Affiliates, or any other Person; (ii) none of Administrative Agent, the L/C Issuer, and the Lenders has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) Administrative Agent, the L/C Issuer, and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of any Loan Party and its Affiliates, and none of Administrative Agent, the L/C Issuer, and the Lenders has any obligation to disclose any of such interests to any Loan Party or its Affiliates. To the fullest extent permitted by Law, each Loan Party hereby waives and releases any claims that it may have against Administrative Agent, the L/C Issuer, and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 11.17.    Governing Law; Jurisdiction; Consent to Service of Process    . (a) THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS (EXCEPT AS OTHERWISE SPECIFIED THEREIN), AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Illinois State court or, to the extent permitted by applicable Legal Requirements, in such federal court. Each party hereto hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. Nothing in this Agreement or any other Loan Document or otherwise shall affect any right that Administrative Agent, the L/C Issuer or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or any other Loan Party or its respective properties in the courts of any jurisdiction.
(c)    Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirements, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 11.17(b). Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopy or e‑mail) in Section 11.1. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Legal Requirements.
Section 11.18.    Waiver of Jury Trial    . EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 11.19.    USA Patriot Act. Each Lender and L/C Issuer that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107‑56 (signed into law October 26, 2001)) (the “Act”) hereby notifies Borrower that pursuant to the requirements of the Act, it is required to obtain, verify, and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or L/C Issuer to identify each Borrower in accordance with the Act.
Section 11.20.     Confidentiality    . Each of Administrative Agent, the Lenders and the L/C Issuers agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self‑regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating any Loan Party or its Subsidiaries or the Facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credits; (h) with the consent of either Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than a Borrower. For purposes of this Section, “Information” means all information received from a Loan Party or any of its Subsidiaries relating to a Loan Party or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by a Loan Party or any of its Subsidiaries; provided that, in the case of information received from a Loan Party or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section 11.21.    Canadian Anti‑Money Laundering Legislation    . Each Borrower acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable Canadian anti‑money laundering, anti‑terrorist financing, government sanction and “know your client” Laws (collectively, including any regulations, guidelines or orders made thereunder, “Canadian AML Legislation”), Administrative
Agent and each Lender may be required to obtain, verify and record information regarding Borrowers and their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of any Borrower, and the transactions contemplated hereby Each Borrower shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by Administrative Agent and each Lender, or any prospective assignee or participant of any of them, in order to comply with any applicable Canadian AML Legislation, whether now or hereafter in existence.
Section 11.22.     Currency    . Each reference in this Agreement to U.S. Dollars or to Canadian Dollars (the “relevant currency”) is of the essence. To the fullest extent permitted by Law, the obligation of each Loan Party in respect of any amount due in the relevant currency under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Person entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such Person receives such payment. If the amount of the relevant currency so purchased is less than the sum originally due to such Person in the relevant currency, the relevant Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Person against such loss.
Section 11.23.    Amendment and Restatement    . This Agreement shall become effective as of December 31, 2015, and shall supersede all provisions of the Existing Credit Agreement as of such date. From and after December 31, 2015, all references made to the Existing Credit Agreement in any Loan Document or in any other instrument or document shall, without more, be deemed to refer to this Agreement. This Agreement amends and restates the Existing Credit Agreement and is not intended to be or operate as a novation or an accord and satisfaction of the Existing Credit Agreement or the indebtedness, obligations and liabilities of any Borrower or other Loan Party evidenced or provided for thereunder. Each Loan Party hereby acknowledges it heretofore executed and delivered certain Collateral Documents and agree that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Secured Obligations as described therein, including the relevant Obligations arising under this Agreement; and the Collateral Documents and the rights and remedies of the Administrative Agent thereunder, the obligations of the relevant Loan Parties thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Agreement. Without limiting the foregoing, the parties to this Agreement hereby acknowledge and agree that the “Credit Agreement” and any other Loan Document referred to in any of the Collateral Documents shall from and after December 31, 2015, be deemed a reference to this Agreement and the Loan Documents referred to herein.
Section 11.24.    Time is of the Essence    . Time is of the essence of this Agreement and each of the other Loan Documents.
[SIGNATURE PAGES TO FOLLOW]
This Amended and Restated Multicurrency Credit Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.
“BORROWERS”
FENIX PARTS, INC.
By /s/ Kent Robertson_________________
Name Kent Robertson
Title CEO
FENIX PARTS CANADA, INC.
By /s/ Kent Robertson_________________
Name Kent Robertson
Title CEO
“GUARANTORS”
DON’S AUTOMOTIVE MALL, INC.
By /s/ Kent Robertson_________________
Name Kent Robertson
Title CEO
EISS BROTHERS, INC.
By /s/ Kent Robertson_________________
Name Kent Robertson
Title CEO
GARY’S U‑PULL IT, INC.
By /s/ Kent Robertson_________________
Name Kent Robertson
Title CEO

GREEN OAK INVESTMENTS LLC
By /s/ Kent Robertson_________________
Name Kent Robertson
Title CEO
HORSEHEADS AUTOMOTIVE RECYCLING, INC.
By /s/ Kent Robertson_________________
Name Kent Robertson
Title CEO
LEESVILLE AUTO WRECKERS, INC.
By /s/ Kent Robertson_________________
Name Kent Robertson
Title CEO
STANDARD AUTO WRECKERS INC.
By /s/ Kent Robertson_________________
Name Kent Robertson
Title CEO
JERRY BROWN, LTD.
By /s/ Kent Robertson_________________
Name Kent Robertson
Title CEO
OCEAN COUNTY AUTO WRECKERS, INC.
By /s/ Kent Robertson_________________
Name Kent Robertson
Title CEO

BUTLER AUTO SALES AND PARTS, INC.
By /s/ Kent Robertson_________________
Name Kent Robertson
Title CEO
TRI-CITY AUTO SALVAGE, INC.
By /s/ Kent Robertson_________________
Name Kent Robertson
Title CEO
2434861 ONTARIO INC.
By /s/ Kent Robertson_________________
Name Kent Robertson
Title CEO

“ADMINISTRATIVE AGENT AND L/C ISSUER”
BMO HARRIS BANK N.A., as L/C Issuer and as Administrative Agent
By /s/ Kenneth J. Kramer___________
Name Kenneth J. Kramer
Title Director

“LENDERS”
BMO HARRIS BANK N.A.
By /s/ Kenneth J. Kramer___________
Name Kenneth J. Kramer
Title Director

“LENDERS”
BANK OF MONTREAL
By /s/ Helen Alvarez-Hernandez
Name Helen Alvarez-Hernandez

EXHIBIT A
NOTICE OF PAYMENT REQUEST
Date:  __________, 20__

To:	[Name of Lender]
[Address]
Reference is made to the Amended and Restated Multicurrency Credit Agreement, dated effective as of December 31, 2015, by and among Fenix Parts, Inc., a Delaware corporation (the “U.S. Borrower”), Fenix Parts Canada, Inc., a Canadian corporation (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers” and individually a “Borrower”), the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., a national banking association, as Administrative Agent and L/C Issuer (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement.
[[U.S./Canadian] Borrower has failed to pay its [U.S./Canadian] Reimbursement Obligation in the amount of [$/Cdn $]____________. Your [U.S./Canadian] Revolver Percentage of the unpaid Reimbursement Obligation is [$/Cdn $]_____________] or [__________________________ has been required to return a payment by the relevant Borrower of a Reimbursement Obligation in the amount of [$/Cdn $]_______________. Your [U.S./Canadian] Revolver Percentage of the returned Reimbursement Obligation is [$/Cdn $]_______________.]
Very truly yours,
, as L/C Issuer
By
Name
Title

EXHIBIT B
NOTICE OF BORROWING
Date:  __________, 20__

To:	BMO Harris Bank N.A., as Administrative Agent under, and the Lenders party to, the Credit Agreement described below
Ladies and Gentlemen:
Reference is made to the Amended and Restated Multicurrency Credit Agreement, dated effective as of December 31, 2015, by and among Fenix Parts, Inc., a Delaware corporation (the “U.S. Borrower”), Fenix Parts Canada, Inc., a Canadian corporation (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers” and individually a “Borrower”), the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., a national banking association, as Administrative Agent and L/C Issuer (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement. U.S. Borrower, as agent for Borrowers, hereby gives you notice irrevocably, pursuant to Section 2.6 of the Credit Agreement, of the Borrowing specified below:
1.    The Business Day of the proposed Borrowing is ___________, ____.
2.    The aggregate amount of the proposed Borrowing is $______________.
3.    The Borrowing is being requested by U.S. Borrower advanced under the [U.S. Revolving] [Term] Credit. OR The Borrowing is being requested by Canadian Borrower advanced under the Canadian Revolving Credit.
4.    The Borrowing is to be comprised of U.S. $___________ of [Base Rate] [Eurodollar] Loans. OR The Borrowing is to be comprised of [U.S. $___________ of [Base Rate] [Eurodollar] Loans] [Cdn $___________ of Canadian Prime Rate Loans] .
[5.    The duration of the Interest Period for the Eurodollar Loans included in the Borrowing shall be ____________ months.]
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:
(a)    the representations and warranties contained in Section 5 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such earlier date); and
(b)    no Default or Event of Default has occurred and is continuing or would result from such proposed Borrowing.
FENIX PARTS, INC., as agent for Borrowers
By
Name
Title

EXHIBIT C
NOTICE OF CONTINUATION/CONVERSION
Date:  __________, 20__

To:	BMO Harris Bank N.A., as Administrative Agent under, and the Lenders party to, the Credit Agreement described below
Ladies and Gentlemen:
Reference is made to the Amended and Restated Multicurrency Credit Agreement, dated effective as of December 31, 2015, by and among Fenix Parts, Inc., a Delaware corporation (the “U.S. Borrower”), Fenix Parts Canada, Inc., a Canadian corporation (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers” and individually a “Borrower”), the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., a national banking association, as Administrative Agent and L/C Issuer (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement. U.S. Borrower, as agent for Borrowers, hereby gives you notice irrevocably, pursuant to Section 2.6 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:
1.    The conversion/continuation Date is __________, ____.
2.    The aggregate amount of the [U.S. Revolving] [Canadian Revolving] [Term] Loans to be [converted] [continued] is $______________.
3.    The Loans are to be [converted into] [continued as] [Eurodollar] [Base Rate] Loans.
4.    [If applicable:] The duration of the Interest Period for the [U.S. Revolving] [Canadian Revolving] [Term] Loans included in the [conversion] [continuation] shall be _________ months.
FENIX PARTS, INC., as agent for Borrowers
By
Name
Title

EXHIBIT D‑1
TERM NOTE
U.S. $_______________    ____________, _______
FOR VALUE RECEIVED, the undersigned, Fenix Parts, Inc., a Delaware corporation (the “U.S. Borrower”), hereby unconditionally promises to pay to _________________________ (the “Lender”) or its registered assigns at the principal office of BMO Harris Bank N.A., a national banking association, as Administrative Agent, in Chicago, Illinois (or such other location as Administrative Agent may designate to such Borrower), in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of the Term Loans made or maintained by the Lender to U.S. Borrower pursuant to the Credit Agreement, in installments in the amounts called for by Section 2.8(a) of the Credit Agreement, together with interest on the principal amount of such Term Loans from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.
This Term Note (this “Note”) is one of the Term Notes referred to in the Amended and Restated Multicurrency Credit Agreement dated effective as of December 31, 2015, among U.S. Borrower, Fenix Parts Canada, Inc., a Canadian corporation (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers” and individually a “Borrower”), the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., a national banking association, as Administrative Agent and L/C Issuer (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal Laws of the State of Illinois.
[This Note issued on the date hereof is issued in replacement of and substitution for, but not in novation of, the Term Note issued ________, in favor of the Lender (the “Replaced Note”), and the Loans evidenced by the Replaced Note are continuing and are evidenced by this Note.]
Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.
[SIGNATURE PAGE FOLLOWS]
U.S. Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.
FENIX PARTS, INC.
By
Name
Title

EXHIBIT D‑2
U.S. REVOLVING NOTE
U.S. $_______________    ____________, ______
FOR VALUE RECEIVED, the undersigned, Fenix Parts, Inc., a Delaware corporation (the “U.S. Borrower”), hereby unconditionally promises to pay to ____________________________ (the “Lender”) on its registered assigns, on the Termination Date of the hereinafter defined Credit Agreement, at the principal office of BMO Harris Bank N.A., a national banking association, as Administrative Agent, in Chicago, Illinois (or such other location as Administrative Agent may designate to such Borrower), in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of all U.S. Revolving Loans made by the Lender to U.S. Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each U.S. Revolving Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.
This U.S. Revolving Note (this “Note”) is one of the U.S. Revolving Notes referred to in the Amended and Restated Multicurrency Credit Agreement dated effective as of December 31, 2015, among U.S. Borrower, Fenix Parts Canada, Inc., a Canadian corporation (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers” and individually a “Borrower”), the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., a national banking association, as Administrative Agent and L/C Issuer (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal Laws of the State of Illinois.
[This Note issued on the date hereof is issued in replacement of and substitution for, but not in novation of, the Revolving Note issued ________, in favor of the Lender (the “Replaced Note”), and the Loans evidenced by the Replaced Note are continuing and are evidenced by this Note.]
Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.
[SIGNATURE PAGE FOLLOWS]

U.S. Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.
FENIX PARTS, INC.
By
Name
Title

EXHIBIT D‑3
CANADIAN REVOLVING NOTE
____________, ______
FOR VALUE RECEIVED, the undersigned, Fenix Parts Canada, Inc., a Canadian corporation (the “Canadian Borrower”), hereby unconditionally promises to pay to ____________________________ (the “Lender”) on its registered assigns, on the Termination Date of the hereinafter defined Credit Agreement, at such location as Administrative Agent may designate to such Borrower, in immediately available funds, the aggregate unpaid principal amount of all Canadian Revolving Loans made by the Lender to Canadian Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Canadian Revolving Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.
This Canadian Revolving Note (this “Note”) is one of the Canadian Revolving Notes referred to in the Amended and Restated Multicurrency Credit Agreement dated effective as of December 31, 2015, among Canadian Borrower, Fenix Parts, Inc., a Delaware corporation (the “U.S. Borrower” and, together with the Canadian Borrower, the “Borrowers” and individually a “Borrower”), the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., a national banking association, as Administrative Agent and L/C Issuer (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal Laws of the State of Illinois.
[This Note issued on the date hereof is issued in replacement of and substitution for, but not in novation of, the Canadian Revolving Note issued ________, in favor of the Lender (the “Replaced Note”), and the Loans evidenced by the Replaced Note are continuing and are evidenced by this Note.]
Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.
[SIGNATURE PAGE FOLLOWS]
Canadian Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.
FENIX PARTS CANADA, INC.
By
Name
Title

EXHIBIT D‑4
SWING NOTE
U.S. $_____________    ____________, ___
FOR VALUE RECEIVED, the undersigned, Fenix Parts, Inc., a Delaware corporation (the “U.S. Borrower”), hereby unconditionally promises to pay to BMO Harris Bank N.A. (the “Lender”) or its registered assigns, on the Termination Date of the hereinafter defined Credit Agreement, at the principal office of BMO Harris Bank N.A., a national banking association, as Administrative Agent, in Chicago, Illinois (or such other location as Administrative Agent may designate to such Borrower), in immediately available funds, the principal sum of ________________ Dollars ($____________) or, if less, the aggregate unpaid principal amount of all Swing Loans made by the Lender to U.S. Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Swing Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.
This Swing Note (this “Note”) is the Swing Note referred to in the Amended and Restated Multicurrency Credit Agreement dated effective as of December 31, 2015, among U.S. Borrower, Fenix Parts Canada, Inc., a Canadian corporation (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers” and individually a “Borrower”), the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., a national banking association, as Administrative Agent and L/C Issuer (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal Laws of the State of Illinois.
[This Note issued on the date hereof is issued in replacement of and substitution for, but not in novation of, the Swing Note issued ________, in favor of the Lender (the “Replaced Note”), and the Loans evidenced by the Replaced Note are continuing and are evidenced by this Note.]
Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.
[SIGNATURE PAGE FOLLOWS]
U.S. Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.
FENIX PARTS, INC.
By
Name
Title

EXHIBIT E
BORROWING BASE CERTIFICATE
Date:  __________, 20__

To:	BMO Harris Bank N.A., as Administrative Agent under, and the Lenders party to, the Credit Agreement described below
Ladies and Gentlemen:
Reference is made to the Amended and Restated Multicurrency Credit Agreement, dated effective as of December 31, 2015, by and among Fenix Parts, Inc., a Delaware corporation (the “U.S. Borrower”), Fenix Parts Canada, Inc., a Canadian corporation (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers” and individually a “Borrower”), the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., a national banking association, as Administrative Agent and L/C Issuer (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement. This Borrowing Base Certificate is furnished to Administrative Agent and the Lenders pursuant to the Credit Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.    I am the duly elected/appointed ____________ of U.S. Borrower.
2.    Schedule I hereto sets forth financial data and computations evidencing Borrowers’ calculation of the U.S. Borrowing Base and the Canadian Borrowing Base, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.
In the event of a conflict between Schedule I and the related calculations of the U.S. Borrowing Base and the Canadian Borrowing Base and any certifications relating thereto and the Credit Agreement and related definitions used in calculating the U.S. Borrowing Base and the Canadian Borrowing Base, the Credit Agreement and such related definitions shall govern and control. The foregoing certifications, together with the computations set forth in Schedule I hereto, are made and delivered as of the date first above written.
FENIX PARTS, INC., as agent for Borrowers
By
Name
Title

SCHEDULE I
TO
BORROWING BASE CERTIFICATE
FENIX PARTS, INC. AND FENIX PARTS CANADA, INC.
BORROWING BASE CALCULATIONS
FOR AMENDED AND RESTATED MULTICURRENCY CREDIT AGREEMENT
DATED EFFECTIVE AS OF DECEMBER 31, 2015
CALCULATIONS AS OF _____________, _______

PART 1: U.S. BORROWING BASE:

A.	Receivables in U.S. Borrowing Base

1. Gross Receivables owing to U.S. Loan Parties
Less
(a) Ineligible sales
(b) Owed by an account debtor who is an Affiliate
(c) Owed by an account debtor who is in an insolvency or reorganization proceeding
(d) Credits/allowances
(e) Unpaid more than 90 days from invoice date
(f) Unpaid more than 60 days from due date
(g) Government receivables not supported by complying assignment of claims
(h) Otherwise ineligible
2. Total Deductions (sum of lines A1a ‑ A1h)
3. Eligible Receivables (line A1 minus line A2)
4. Eligible Receivables in U.S. Borrowing Base (line A3 x 80%)

B.	Inventory in U.S. Borrowing Base

1. Gross inventory of Finished Goods and Raw Materials held by U.S. Loan Parties, per gross margin retail method of inventory valuation net of amounts for any step‑up
2. Less
(a) Finished Goods and Raw Materials not located at approved locations
(b) Obsolete, slow moving, or not merchantable
(c) Otherwise ineligible
2. Total Deductions (sum of lines B2a ‑ B2c above)
3. Eligible Inventory (line B1 minus line B2)
4. Eligible Inventory in U.S. Borrowing Base (line B3 x 50%)

C.	Total U.S. Borrowing Base

1. Line A4
2. Line B4
3. Priority Payables of U.S. Loan Parties
4. Customer credits
5. Reserves for returns
6. Other reserves (if any)
7. Sum of Lines C1 and C2, minus C3, C4, C5 and C6 (U.S. Borrowing Base)

D.	U.S. Revolving Credit

1. U.S. Revolving Loans
2. U.S. Letters of Credit
3. Total Outstandings (line D1 plus D2)

E.	Available U.S. Borrowing Base Collateral

(line C7 minus line D3)
PART 2: CANADIAN BORROWING BASE:

A.	Receivables in Canadian Borrowing Base

1. Gross Receivables owing to Canadian Loan Parties
Less
(a) Ineligible sales
(b) Owed by an account debtor who is an Affiliate
(c) Owed by an account debtor who is in an insolvency or reorganization proceeding
(d) Credits/allowances
(e) Unpaid more than 90 days from invoice date
(f) Unpaid more than 60 days from due date
(g) Government receivables not supported by complying assignment of claims
(h) Otherwise ineligible
2. Total Deductions (sum of lines A1a ‑ A1h)
3. Eligible Receivables (line A1 minus line A2)
4. Eligible Receivables in Canadian Borrowing Base (line A3 x 80%)

B.	Inventory in Canadian Borrowing Base

1. Gross inventory of Finished Goods and Raw Materials held by Canadian Loan Parties, per gross margin retail method of inventory valuation net of amounts for any step‑up
2. Less
(a) Finished Goods and Raw Materials not located at approved locations
(b) Obsolete, slow moving, or not merchantable
(c) Otherwise ineligible
2. Total Deductions (sum of lines B2a ‑ B2c above)
3. Eligible Inventory (line B1 minus line B2)
4. Eligible Inventory in Canadian Borrowing Base (line B3 x 50%)

C.	Total Canadian Borrowing Base

1. Line A4
2. Line B4
3. Priority Payables of Canadian Loan Parties
4. Customer credits
5. Reserves for returns
6. Other reserves (if any)
7. Sum of Lines C1 and C2, minus C3, C4, C5 and C6 (Canadian Borrowing Base)

D.	Canadian Revolving Credit

1. Canadian Revolving Loans
2. Canadian Letters of Credit
3. Total Outstandings (line D1 plus D2)

E.	Available Canadian Borrowing Base Collateral

(line C7 minus line D3)

EXHIBIT F
FENIX PARTS, INC. AND FENIX PARTS CANADA, INC.
COMPLIANCE CERTIFICATE
Date:  __________, 20__

To:	BMO Harris Bank N.A., as Administrative Agent under, and the Lenders party to, the Credit Agreement described below
Ladies and Gentlemen:
Reference is made to the Amended and Restated Multicurrency Credit Agreement, dated effective as of December 31, 2015, by and among Fenix Parts, Inc., a Delaware corporation (the “U.S. Borrower”), Fenix Parts Canada, Inc., a Canadian corporation (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers” and individually a “Borrower”), the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., a national banking association, as Administrative Agent and L/C Issuer (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement. This Compliance Certificate is furnished to Administrative Agent and the Lenders pursuant to the Credit Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.    I am the duly elected/appointed ____________ of U.S. Borrower.
2.    I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Borrowers and their Subsidiaries during the accounting period covered by the attached financial statements.
3.    The examinations described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below.
4.    The financial statements required by Section 6.5 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete as of the date and for the periods covered thereby.
5.    Schedule I hereto sets forth financial data and computations evidencing Borrowers’ compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement. In the event of a conflict between the attached spreadsheet and any certifications relating thereto and the Credit Agreement and related definitions used in calculating such covenants, the Credit Agreement and such related definitions shall govern and control.
6.    Described below are the exceptions, if any, to paragraph 3 above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrowers have taken, are taking, or propose to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto, are made and delivered as of the date first above written.
FENIX PARTS, INC., as agent for Borrowers
By
Name
Title

SCHEDULE I
TO
COMPLIANCE CERTIFICATE
FENIX PARTS, INC. AND FENIX PARTS CANADA, INC.
COMPLIANCE CALCULATIONS,
FOR AMENDED AND RESTATED MULTICURRENCY CREDIT AGREEMENT
DATED EFFECTIVE AS OF DECEMBER 31, 2015
CALCULATIONS AS OF _____________, _______

A. Net Worth (Section 7.11(a))
1. Net Worth	$___________
2. Line A1 shall not be less than ($102,000,000 plus (ii) 50% of Net Income for each fiscal quarter of Borrower ending after December 31, 2015, and thereafter for which such Net Income is a positive amount):
$___________
3. Borrowers are in compliance (circle yes or no)	yes/no
B. Total Leverage Ratio (Section 7.11(b))
1. Total Funded Debt	$___________
2. Net Income for past 4 quarters	___________
3. Interest Expense for past 4 quarters	___________
4. Income taxes for past 4 quarters	___________
5. Depreciation and Amortization Expense for past 4 quarters	___________
6. Net amortization expense relating to below market real estate leases for past 4 quarters	___________
7. Amortization of inventory fair value adjustment for such period directly attributable to step-up in inventory values required under GAAP’s purchase accounting rules for past 4 quarters	___________
8. Non‑cash stock compensation expense for past 4 quarters	___________
9. For the fiscal quarters ending on or prior to December 31, 2016, the lesser of the cap amount and the agreed upon Inventory Build and Pricing Adjustment for the relevant measurement period	___________
10. For periods ending on or before December 31, 2016, non‑recurring accounting, tax, and legal expenses aggregating not more than $500,000	___________
11. Tax credits for past 4 quarters	___________
12. Cash payments made during past 4 quarters in respect of stock compensation expensed in a prior period
13. Sum of Lines B2, B3, B4, B5, B6, B7, B8, B9, and B10 minus the sum of B11 and B12	___________
14. Pro forma adjustments for Permitted Acquisitions approved by Administrative Agent (plus or minus)	___________
15. Line B13 (plus or minus) Line B14 (“EBITDA”)	___________
16. Ratio of Line B1 to B15	____:1.0
17. Line B16 ratio must not exceed	____:1.0
17. Borrowers are in compliance (circle yes or no)	yes/no
C. Fixed Charge Coverage Ratio (Section 7.11(c))
1. EBITDA for past 4 quarters (Line B15 above)	$___________
2. Unfinanced Capital Expenditures for past 4 quarter	$___________
3. Line C1 minus C2	$___________
4. Principal payments for past 4 quarter, including earnouts	$___________
5. Interest Expense for past 4 quarters	$___________
6. Income taxes for past 4 quarters	$___________
7. Restricted Payments for past 4 quarters	$___________
8. Pro forma adjustments for Permitted Acquisitions approved by Administrative Agent	$___________
9. Sum of Lines C4, C5, C6, C7, and C8	$___________
10. Ratio of Line C3 to Line C9	____:1.0
11. Line C10 ratio must not be less than	1.20:1.0
12. Borrowers are in compliance (circle yes or no)	yes/no

EXHIBIT G
ADDITIONAL GUARANTOR SUPPLEMENT
Date:  __________, 20__
To: BMO Harris Bank N.A., as Administrative Agent for the Lenders and L/C Issuer party to the Amended and Restated Multicurrency Credit Agreement, dated effective as of December 31, 2015, by and among Fenix Parts, Inc., a Delaware corporation (the “U.S. Borrower”), Fenix Parts Canada, Inc., a Canadian corporation (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers” and individually a “Borrower”), the Guarantors party thereto, the Lenders party thereto, and Administrative Agent (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”)
Ladies and Gentlemen:
Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.
The undersigned, [name of Subsidiary Guarantor], a [jurisdiction of incorporation or organization] hereby elects to be a “Guarantor” for all purposes of the Credit Agreement, effective from the date hereof. The undersigned confirms that the representations and warranties set forth in Section 5 of the Credit Agreement are true and correct as to the undersigned as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such earlier date) and the undersigned shall comply with each of the covenants set forth in Sections 6 and 7 of the Credit Agreement applicable to it.
Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 10 thereof, to the same extent and with the same force and effect as if the undersigned were a signatory party thereto.
The undersigned acknowledges that this Additional Guarantor Supplement shall be effective upon its execution and delivery by the undersigned to Administrative Agent, and it shall not be necessary for Administrative Agent, the L/C Issuer, or any Lender, or any of their Affiliates entitled to the benefits hereof, to execute this Additional Guarantor Supplement or any other acceptance hereof. This Additional Guarantor Supplement shall be governed by and construed in accordance with the internal Laws of the State of Illinois.
Very truly yours,
[INSERT NAME OF SUBSIDIARY GUARANTOR]
By
Name
Title

EXHIBIT H
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
1.    Assignor[s]:    ________________________________
________________________________
[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]: ________________________________
________________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.
Borrower(s):    Fenix Parts, Inc., a Delaware corporation (the “U.S. Borrower”), Fenix Parts Canada, Inc., a Canadian corporation (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers” and individually a “Borrower”)

4.	Administrative Agent: BMO Harris Bank N.A., as Administrative Agent under the Credit Agreement

5.
Credit Agreement:    Amended and Restated Multicurrency Credit Agreement, dated effective as of December 31, 2015, by and among Borrowers, the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., a national banking association, as Administrative Agent and L/C Issuer (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”)

6.	Assigned Interest[s]:

ASSIGNOR[S]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	AMOUNT OF COMMITMENT/LOANS ASSIGNED[8]	Percentage Assigned of Commitment/ Loans
			$	$	%
			$	$	%
			$	$	%
[7.    Trade Date:    ______________]
[PAGE BREAK]
Effective Date: ________________, 20___ [To be inserted by Administrative Agent and which shall be the effective date of recordation of transfer in the register therefor.]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR[S]
[NAME OF ASSIGNOR]
By:
Name:
Title:
[NAME OF ASSIGNOR]
By:
Name:
Title:
ASSIGNEE[S]
[NAME OF ASSIGNEE]
By:
Name:
Title:
[NAME OF ASSIGNEE]
By:
Name:
Title:

[Consented to and] Accepted:
BMO HARRIS BANK N.A., as Administrative Agent
By:
Name:
Title:
[Consented to:]
[NAME OF RELEVANT PARTY]
By:
Name:
Title:
[NAME OF RELEVANT PARTY]
By:
Name:
Title:

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

SECTION 1.	REPRESENTATIONS AND WARRANTIES.
Section 1.1.    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
Section 1.2.    Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.2(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.2(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.5 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

SECTION 2.	PAYMENTS.
From and after the Effective Date, Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves. Notwithstanding the foregoing, Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

SECTION 3.	GENERAL PROVISIONS.
This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the Law of the State of Illinois.

EXHIBIT I‑1
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Amended and Restated Multicurrency Credit Agreement, dated effective as of December 31, 2015, by and among Fenix Parts, Inc., a Delaware corporation (the “U.S. Borrower”), Fenix Parts Canada, Inc., a Canadian corporation (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers” and individually a “Borrower”), the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., a national banking association, as Administrative Agent and L/C Issuer (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement.
Pursuant to the provisions of Section 3.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and Borrowers with a certificate of its non‑U.S. Person status on IRS Form W‑8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrowers and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrowers and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF LENDER]
By
Name
Title

Date:	, 20[_]

EXHIBIT I‑2
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Amended and Restated Multicurrency Credit Agreement, dated effective as of December 31, 2015, by and among Fenix Parts, Inc., a Delaware corporation (the “U.S. Borrower”), Fenix Parts Canada, Inc., a Canadian corporation (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers” and individually a “Borrower”), the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., a national banking association, as Administrative Agent and L/C Issuer (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement.
Pursuant to the provisions of Section 3.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non‑U.S. Person status on IRS Form W‑8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF PARTICIPANT]
By
Name
Title

Date:	, 20[_]

EXHIBIT I‑3
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Amended and Restated Multicurrency Credit Agreement, dated effective as of December 31, 2015, by and among Fenix Parts, Inc., a Delaware corporation (the “U.S. Borrower”), Fenix Parts Canada, Inc., a Canadian corporation (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers” and individually a “Borrower”), the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., a national banking association, as Administrative Agent and L/C Issuer (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement.
Pursuant to the provisions of Section 3.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W‑8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W‑8BEN or (ii) an IRS Form W‑8IMY accompanied by an IRS Form W‑8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF PARTICIPANT]
By
Name
Title

Date:	, 20[_]

EXHIBIT I‑4
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Amended and Restated Multicurrency Credit Agreement, dated effective as of December 31, 2015, by and among Fenix Parts, Inc., a Delaware corporation (the “U.S. Borrower”), Fenix Parts Canada, Inc., a Canadian corporation (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers” and individually a “Borrower”), the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., a national banking association, as Administrative Agent and L/C Issuer (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement.
Pursuant to the provisions of Section 3.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished Administrative Agent and Borrowers with IRS Form W‑8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W‑8BEN or (ii) an IRS Form W‑8IMY accompanied by an IRS Form W‑8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrowers and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrowers and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF LENDER]
By:
Name:
Title:

Date:	, 20[_]

EXHIBIT J
INCREASE REQUEST
Dated _____________, _______
To: BMO Harris Bank N.A., as Administrative Agent for the Lenders and L/C Issuer party to the Amended and Restated Multicurrency Credit Agreement, dated effective as of December 31, 2015, by and among Fenix Parts, Inc., a Delaware corporation (the “U.S. Borrower”), Fenix Parts Canada, Inc., a Canadian corporation (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers” and individually a “Borrower”), the Guarantors party thereto, the Lenders party thereto, and Administrative Agent (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”)
Ladies and Gentlemen:
The U.S. Borrower hereby refers to the Credit Agreement and requests that Administrative Agent consent to an increase in the aggregate U.S. Revolving Credit Commitments (the “Revolver Increase”), in accordance with Section 2.21 of the Credit Agreement, to be effected [an increase in the U.S. Revolving Credit Commitment of [name of existing U.S. Lender]] [the addition of [name of new U.S. Lender] (the “New Lender”), as a U.S. Lender under the terms of the Credit Agreement]. Capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.
After giving effect to such Revolver Increase, the U.S. Revolving Credit Commitment of the [Lender] [New Lender] shall be $_____________.
[Include paragraphs 1‑4 for a New Lender]
1.    The New Lender hereby confirms that it has received a copy of the Loan Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans and other extensions of credit thereunder. The New Lender acknowledges and agrees that it has made and will continue to make, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The New Lender further acknowledges and agrees that Administrative Agent has not made any representations or warranties about the credit worthiness of any Loan Party or any of its Subsidiaries or any other party to the Credit Agreement or any other Loan Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Loan Document or the value of any security therefor.
2.    Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by Administrative Agent, the New Lender (i) shall be deemed automatically to have become a party to the Credit Agreement and have all the rights and obligations of a “Lender ” under the Credit Agreement as if it were an original signatory thereto and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto.
3.    The New Lender shall deliver to Administrative Agent a completed Administrative Questionnaire.
4.    The New Lender has delivered to Borrowers and Administrative Agent (or is delivering to Borrower and Administrative Agent concurrently herewith), as required, the Tax forms referred to in Section 3.1 of the Credit Agreement.
THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.
The Revolver Increase shall be effective when the executed consent of Administrative Agent is received or otherwise in accordance with Section 2.21 of the Credit Agreement, but not in any case prior to ___________________, ____. It shall be a condition to the effectiveness of the Revolver Increase that all expenses referred to in Section 2.21 of the Credit Agreement shall have been paid.
U.S. Borrower hereby certifies that (a) no Default or Event of Default has occurred and is continuing and (b) each of the representations and warranties set forth in Section 6 of the Credit Agreement and in the other Loan Documents are and remain true and correct on the effective date of this Revolver Increase, except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date.
[SIGNATURE PAGES TO FOLLOW]

Please indicate your consent to such Revolver Increase by signing the enclosed copy of this letter in the space provided below.
Very truly yours,
FENIX PARTS, INC.
By
Name
Title
[NEW OR EXISTING U.S. LENDER INCREASING REVOLVING CREDIT COMMITMENTS]
By
Name
Title
The undersigned hereby consents on this ____ day of _________, 20___, to the above‑requested Revolver Increase
BMO HARRIS BANK N.A., as Administrative Agent, L/C Issuer, and Swing Line Lender
By
Name
Title

SCHEDULE 1
COMMITMENTS

Name of Lender	Term Loan Commitments	U.S. Revolving Credit Commitments	Canadian Revolving Credit Commitments
BMO Harris Bank N.A.	U.S. $9,625,000.00	U.S. $20,000,000.00	--
Bank of Montreal	--	--	U.S. $5,000,000.00
Total	U.S. 9,625,000.00	U.S. $20,000,000.00	U.S. $5,000,000.00

SCHEDULE 5.2
SUBSIDIARIES

Name	Jurisdiction of Organization	Percentage Ownership	Owner
Don’s Automotive Mall, Inc.	New York	100%	U.S. Borrower
Eiss Brothers, Inc.	New York	100%	U.S. Borrower
Gary’s U‑Pull It, Inc.	New York	100%	U.S. Borrower
Green Oak Investments LLC	Delaware	100%	U.S. Borrower
Horseheads Automotive Recycling, Inc.	New York	100%	U.S. Borrower
Leesville Auto Wreckers, Inc.	New Jersey	100%	U.S. Borrower
Standard Auto Wreckers Inc.	New York	100%	U.S. Borrower
Jerry Brown, Ltd.	New York	100%	U.S. Borrower
Ocean County Auto Wreckers, Inc.	New Jersey	100%	U.S. Borrower
Butler Auto Sales and Parts, Inc.	North Carolina	100%	U.S. Borrower
Tri-City Auto Salvage, Inc.	North Carolina	100%	U.S. Borrower
Fenix Parts Canada, Inc.	Canada	66%, but 100% voting control*	U.S. Borrower*
2434861 Ontario Inc.	Ontario	100%	Canadian Borrower

*U.S. Borrower owns 100% of the common stock of Canadian Borrower and sellers of the initial Loan Parties (excluding Borrowers) hold 1,197,000 exchangeable preferred shares of Canadian Borrower, representing approx. 34% of the total equity of Canadian Borrower.

SCHEDULE 7.1
PERMITTED INDEBTEDNESS
U.S. Borrower’s promissory note in the amount of $200,000 payable to GO Pull‑It, LLC, a Florida limited liability company (the “Company”), in payment of the balance of the purchase price due for the purchase of a five percent (5%) membership interest in the Company, pursuant to that certain GO Pull‑It Purchase and Option Agreement dated May 19, 2015 among U.S. Borrower, Adam Mervis, Michael Mervis, Brian Shell, Jason Finley, Michael Stanley, and the Company

SCHEDULE 7.3
PERMITTED INVESTMENTS
Five percent (5%) membership interest owned by U.S. Borrower in GO Pull‑It, LLC, a Florida limited liability company (the “Company”), and the option to acquire any or all of the remaining membership interests of the Company, pursuant to that certain GO Pull‑It Purchase and Option Agreement dated May 19, 2015 among U.S. Borrower, Adam Mervis, Michael Mervis, Brian Shell, Jason Finley, Michael Stanley, and the Company (it being agreed that any exercise of such option shall be subject to compliance with the Credit Agreement).

‑iii‑